UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒  Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SPECTRUM BRANDS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

3001 Deming Way

Middleton, WI 53562

June 18, 2020

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Spectrum Brands Holdings, Inc., to be held on July 28, 2020, at 10:00 a.m., Eastern Time, at the principal office of Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562.

At the meeting, stockholders will be asked to consider matters contained in the enclosed Notice of Annual Meeting of Stockholders and proxy statement. We will also consider any additional business that may be properly brought before the Annual Meeting.

If you wish to attend the Annual Meeting in person, you must reserve your seat by July 3, 2020 by contacting our Investor Relations Department at investorrelations@spectrumbrands.com. Additional details regarding requirements for admission to the Annual Meeting are described in the proxy statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”

If you have any questions concerning the Annual Meeting and you are the stockholder of record of your shares, please contact our Investor Relations Department at (608) 278-6148 or our proxy solicitor, Okapi Partners LLC, toll-free, at (855) 208-8902. If you are the stockholder of record of your shares and have questions regarding your stock ownership, please contact our transfer agent, American Stock Transfer & Trust, by telephone at (800) 937-5449 (within the U.S.) or (718) 921-8124 (International). If your shares are held by a broker or other nominee (that is, in “street name”), please contact your broker or other nominee for questions concerning the Annual Meeting or your stock ownership.

Stockholders of record can vote their shares by attending the Annual Meeting or by submitting a proxy through the mail, over the Internet, or by using a toll-free telephone number. Instructions for using these convenient services are provided on the proxy card. Please read the enclosed information carefully before voting your shares. You may also vote your shares by marking your votes on the enclosed proxy or following the enclosed voting instruction card. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares in person. If your shares are held in street name, you should vote your shares in accordance with the instructions of your bank or brokerage firm or other nominee.

We appreciate your ongoing support of Spectrum Brands Holdings, Inc.

Sincerely,

David M. Maura

Chief Executive Officer and Chairman of the Board

3001 Deming Way

Middleton, WI 53562

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON July 28, 2020

June 18, 2020

To Our Stockholders:

We will hold the Annual Meeting of Stockholders (“Annual Meeting”) of Spectrum Brands Holdings, Inc., a Delaware corporation (the “Company,” “Spectrum Brands,” “we,” “us” or “our”), on July 28, 2020 at 10:00 a.m., Eastern Time, at our principal office, 3001 Deming Way, Middleton, WI 53562. We may, at any time prior to the Annual Meeting, elect to change the place of the meeting (including holding the meeting through a “virtual” or online method) and/or postpone or cancel the meeting in accordance with applicable law.

We are monitoring the emerging public health impact of the coronavirus (COVID-19). The health and well-being of our employees, stockholders, directors, officers and other stakeholders are paramount. If public health developments warrant, we may change the date or location of the annual meeting, including the possibility that we may hold the annual meeting through a “virtual” or online method. Any such change will be announced as promptly as practicable, through a press release and a filing with the Securities and Exchange Commission, as well as any other notification required by state law.

The purposes of the Annual Meeting are to:

1. elect two Class II directors;

2. ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020;

3. approve, on an advisory basis, the compensation of the Company’s named executive officers; and

4. approve the Spectrum Brands Holdings, Inc. 2020 Omnibus Equity Plan.

Our Board of Directors recommends a vote FOR the nominees in Proposal 1 and FOR Proposals 2, 3, and 4. These proposals are described in the attached proxy statement, which you are encouraged to read fully. Stockholders will also consider any additional business that may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

If you wish to attend the Annual Meeting in person, you must reserve your seat by July 3, 2020 by contacting our Investor Relations Department at investorrelations@spectrumbrands.com. Additional details regarding requirements for admission to the Annual Meeting are described in the attached proxy statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”

Our Board of Directors has set the close of business on June 3, 2020 as the record date for the Annual Meeting (the “Record Date”). The stock transfer books of the Company will not be closed following the Record Date, but only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and will also be available for twenty days prior to the Annual Meeting, during normal business hours, at the principal office of the Company, located at 3001 Deming Way, Middleton, WI 53562.

The vote of each eligible stockholder is important. Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the Annual Meeting.

By Order of the Board of Directors,

Ehsan Zargar

Executive Vice President, General Counsel, and Corporate Secretary

3001 DEMING WAY

MIDDLETON, WI 53562

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

SPECTRUM BRANDS HOLDINGS, INC.

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

2020 ANNUAL MEETING INFORMATION

This summary highlights information you will find in this Proxy Statement. As it is only a summary, please review the complete proxy statement before you vote.

Date and Time: July 28, 2020 at 10:00 a.m., Eastern Time	Location: Principal office of the Company, 3001 Deming Way, Middleton, WI 53562	Record Date: June 3, 2020	Proxy Mail Date: On or about June 18, 2020

How to Vote

By Internet: Visit the website listed on your proxy card	By Phone: Call the telephone number on your proxy card	By Mail: Sign, date, and return your proxy card in the enclosed envelope	In Person: Attend the Annual Meeting in Middleton, WI

Voting:	Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Admission:

Admission to the 2020 Annual Meeting is limited to shareholders as of the Record Date or their duly appointed proxies. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport.

2020 Annual Meeting Agenda and Vote Recommendations:
Matter		Board Vote Recommendation	Page Reference (for more details)

Proposal 1	Election of Directors	FOR	86
Proposal 2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	87
Proposal 3	Advisory Vote on Executive Compensation	FOR	88
Proposal 4	Approval of the Spectrum Brands Holdings, Inc. 2020 Omnibus Equity Plan	FOR	89

We are monitoring the emerging public health impact of the coronavirus (COVID-19). The health and well-being of our employees, stockholders, directors, officers and other stakeholders are paramount. If public health developments warrant, we may change the date or location of the annual meeting, including the possibility that we may hold the annual meeting through a “virtual” or online method. Any such change will be announced as promptly as practicable, through a press release and a filing with the Securities and Exchange Commission (the “SEC”), as well as any other notification required by state law.

GENERAL INFORMATION ABOUT THE PROXY STATEMENT

AND ANNUAL MEETING

Why am I receiving these materials?

This proxy statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card are being furnished to the stockholders of the Company by the Board of Directors (the “Board”) to solicit your proxy to vote at the 2020 Annual Meeting of Stockholders of the Company and any adjournments or postponements thereof (the “Annual Meeting”) to be held on July 28, 2020, at 10:00 a.m., Eastern Time, at the principal office of the Company, 3001 Deming Way, Middleton, WI 53562. The Board may, at any time prior to the Annual Meeting, elect to change the place of the meeting (including holding the meeting through a “virtual” or online method) and/or postpone or cancel the meeting in accordance with applicable law.

This proxy statement summarizes the information that holders of our shares, need to vote at the Annual Meeting. Unless stated otherwise herein or the context requires otherwise, references to “shares” means shares of our Common Stock, and “stockholder” means a holder of our Common Stock.

We will begin mailing this Proxy Statement, along with the proxy card and the other materials listed below, on or about June 18, 2020. To ensure that your proxy is voted at the Annual Meeting, your proxy should be received no later than 5:00 p.m., Eastern Time, on July 23, 2020 if given by mail, or by 11:59 p.m., Eastern Time, on July 27, 2020 if submitted by telephone or over the Internet.

We have requested that banks, brokerage firms and other nominees who hold shares on behalf of the beneficial owners of our shares (such stock is often referred to as being held in “street name”) as of the close of business on June 3, 2020 forward these materials, together with a proxy card or voting instruction card, to those beneficial owners. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

What materials am I receiving?

You are receiving:

1. this Proxy Statement for the Annual Meeting;

2. a proxy card or voting instruction form for the Annual Meeting; and

3. a report containing the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 (“Fiscal 2019”), as filed with the SEC on November 15 2020, and Amendment No. 1 thereto, as filed with the SEC on January 28, 2020 (together, the “2019 Annual Report”).

What is the purpose of the Annual Meeting?

At the Annual Meeting, including any adjournment or postponement thereof, our stockholders will be asked to consider and vote upon four proposals to:

1. Elect Messrs. Ambrecht and Rovit as Class II directors;

2. Ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020 (“Fiscal 2020”);

3. Approve, on an advisory basis, the compensation of the Company’s named executive officers; and

4. Approve the Spectrum Brands Holdings, Inc. 2020 Omnibus Equity Plan (the “New 2020 Equity Plan”).

You may also be asked to consider and vote to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Other than matters incident to the conduct of the Annual Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on the matter at their discretion.

Who are the nominees for election and what would be the size and composition of the Board and its standing committees following their election?

The nominees for election as Class II directors at the Annual Meeting are Messrs. Ambrecht and Rovit. See “Directors, Executive Officers and Corporate Governance – Class II Director Nominees” for our nominees’ biographical information. Ms. James and Mr. Matthews will continue as Class I directors and Messrs. Maura and Polistina will continue as Class III directors.

As of the date hereof, Messrs. Ambrecht, Matthews, Polistina and Rovit, and Ms. James are “independent” directors under the applicable SEC rules, the New York Stock Exchange (the “NYSE”) Listed Company Manual and other rules (“NYSE Rules”) and the Company’s Corporate Governance Guidelines. As of the date hereof, our Audit Committee is comprised of Messrs. Polistina (Chairman), Ambrecht and Rovit. Each of Messrs. Polistina, Ambrecht, and Rovit qualifies as an “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K. As of the date hereof, our Compensation Committee is comprised of Messrs. Ambrecht (Chairman), Matthews, and Polistina. As of the date hereof, our Nominating and Corporate Governance Committee (our “NCG Committee”) is comprised of Messrs. Matthews (Chairman) and Ambrecht and Ms. James.

What does our Board recommend?

Our Board recommends that you vote FOR the nominees in Proposal 1 and FOR Proposals 2, 3, and 4.

Who can vote?

Our Board has fixed the close of business on June 3, 2020 as the date to determine the stockholders who are entitled to attend and vote at the Annual Meeting (the “Record Date”). On the Record Date, our outstanding capital stock consisted of 43,056,296 shares of Common Stock, which was held by approximately 1,280 holders of record including persons who hold shares for an indeterminate number of beneficial owners. Each share of Common Stock is entitled to one vote in the election of directors and on each matter submitted for stockholder approval.

Can I obtain a list of stockholders entitled to vote at the Annual Meeting?

At the Annual Meeting, and at least twenty days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available at our principal office, 3001 Deming Way, Middleton, WI 53562, during regular business hours. Stockholders of record may inspect the list for proper purposes during normal business hours.

What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?

Stockholder of record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust. Our proxy materials were sent directly to you by the Company and you can vote your shares as instructed on the accompanying proxy card.

Beneficial owner of shares held in “street name.” You are a beneficial owner if at the close of business on the Record Date your shares were held in the name of your bank, brokerage firm or other nominee. Being a beneficial owner means that your shares are held in “street name.” Our proxy materials were forwarded to you by that organization, and their instructions for voting your shares should accompany this Proxy Statement.

How do I attend the Annual Meeting, and do I need to do anything in advance to attend?

All stockholders at the close of business on the Record Date are invited to attend the Annual Meeting. All stockholders planning to attend the Annual Meeting in person must contact our Investor Relations Department at investorrelations@spectrumbrands.com by no later than July 3, 2020 to reserve a seat at the Annual Meeting. For admission, stockholders should come to the Annual Meeting check-in area no less than 15 minutes before the Annual Meeting is scheduled to begin. Stockholders of record should bring a form of photo identification so their share ownership can be verified. A beneficial owner holding shares in “street name” must also bring an account statement or letter from his or her bank or brokerage firm showing that he or she beneficially owns shares as of the close of business on the Record Date, along with a form of photo identification. Registration will begin at 9:30 a.m., Eastern Time and the Annual Meeting will begin at 10:00 a.m., Eastern Time. Please note that the use of cameras and other recording devices will not be allowed at the Annual Meeting.

If I am a stockholder of record, how do I vote and what are the voting deadlines?

Stockholders of record. If you are a stockholder of record, there are several ways for you to vote your shares:

•

By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating the proxy card received and returning it in the prepaid envelope by following the instructions that appear on the proxy card. Proxy cards submitted by mail must be received no later than 5:00 p.m., Eastern Time, on July 23, 2020 to be voted at the Annual Meeting.

•

By telephone or over the Internet. You may vote your shares by telephone or via the Internet by following the instructions provided in the proxy card. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day, 7 days a week. Votes submitted by telephone or through the Internet must be received by 11:59 p.m., Eastern Time, on July 27, 2020 to be voted at the Annual Meeting.

•

In person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

Details regarding requirements for admission to the Annual Meeting are described in this Proxy Statement under the heading “How do I attend the Annual Meeting, and do I need to do anything in advance to attend?”

I hold my shares in “street name,” how do I vote and what are the voting deadlines?

If you are a beneficial owner of your shares, you should have received voting instructions from the bank, brokerage firm or other nominee holding your shares. You should follow such instructions in order to instruct your bank, brokerage firm or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the bank, brokerage firm or other nominee holding your shares. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares. Details regarding requirements for admission to the Annual Meeting are described in this Proxy Statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”

Can I revoke or change my vote after I submit my proxy?

Stockholders of record. If you are a stockholder of record, you may revoke your vote at any time before the final vote at the Annual Meeting by:

•	signing and returning a new proxy card with a later date, since only your latest proxy card received no later than 5:00 p.m., Eastern Time, on July 23, 2020 will be counted;

•	submitting a later-dated vote by telephone or via the Internet, since only your latest Internet or telephone vote received by 11:59 p.m., on July 27, 2020 will be counted;

•	attending the Annual Meeting in person and voting again; or

•

delivering a written revocation to Ehsan Zargar, Executive Vice President, General Counsel, and Corporate Secretary at Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562, no later than 5:00 p.m., Eastern Time, on July 27, 2020.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow its instructions for changing your vote.

What is a “quorum”?

We may hold the Annual Meeting only if a “quorum” is present, either in person or by proxy. A “quorum” is a majority of our outstanding shares entitled to vote on the Record Date. Your shares will be counted towards establishing a quorum if you vote by mail, telephone, or over the Internet or if you vote in person at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists. If a quorum is not present at the Annual Meeting, we may adjourn the meeting from time to time until we have established a quorum.

What if I do not give specific instructions?

Stockholder of record. If you are a record holder of shares and you do not give specific voting instructions, the proxy holders will vote your shares as recommended by our Board on all matters presented in this Proxy Statement, and as the proxy holders determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owner of shares held in “street name.” If your shares are held in “street name” and you do not give specific voting instructions to your nominee, then, under the NYSE Rules, your nominee generally may vote on routine matters but cannot vote on non-routine matters. If you do not give instructions on how to vote your shares on a non-routine matter, your nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares; this is referred to as a “broker non-vote.”

Which ballot measures are “routine” or “non-routine”?

Proposal 1 (election of directors), Proposal 3 (the approval, on an advisory basis, of the compensation of the Company’s named executive officers), and Proposal 4 (approval of the New 2020 Equity Plan) are considered non-routine matters under applicable rules. A brokerage firm or other nominee cannot vote without instructions on a non-routine matter. Therefore, if you hold your shares in street name, it is critical that you give instructions on how to cast your vote with respect to these matters if you want your votes to count. If you do not instruct your bank, brokerage firm or other nominee how to vote on these matters, no votes will be cast on your behalf.

Proposal 2 (the ratification of the appointment of KPMG as our independent registered public accounting firm for Fiscal 2020) is considered routine under applicable rules. A broker or other nominee generally may vote on routine matters, and therefore no broker non-votes are expected in connection with this matter.

What vote is required to approve the proposals?

Director nominees up for election in Proposal 1 will each be elected by a majority of the votes cast in person or by proxy.

We have adopted a majority voting policy for the election of directors, which is in line with current corporate governance best practices. Pursuant to this voting policy, which applies in the case of uncontested director elections, a director must be elected by a majority of the votes cast with respect to the election of such director. For purposes of this policy, a “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director and abstentions and broker non-votes are not counted as “votes cast.” This voting policy provides that in the event that an incumbent director nominee receives a greater number of votes “against” than votes “for” his or her election, he or she must (within five business days following the final certification of the related election results) offer to tender his or her written resignation from our Board to our NCG Committee. Our NCG Committee will review such offer of resignation and will consider such factors and circumstances as it may deem relevant, and, within 90 days following the final certification of the election results, will make a recommendation to our Board concerning the acceptance or rejection of such tendered offer of resignation. The decision of our Board will be promptly publicly disclosed.

In the case of contested elections, the required voting standard to be elected as a director will be a plurality voting standard. Under such plurality voting standard, the nominees receiving the most votes “for” their election at a meeting of stockholders at which a quorum is present would be elected to our Board (despite the amount of “against” or “withhold” votes, abstentions or broker non-votes with respect to any nominee).

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify the appointment of KPMG as our independent registered public accounting firm for Fiscal 2020 (Proposal 2), to approve, on an advisory basis, the compensation of our named executive officers (Proposal 3), and to approve the New 2020 Equity Plan (Proposal 4). With regards to Proposal 1 (election of directors), abstentions are not counted as either a vote cast “for” or “against” such director. With regards to Proposal 2 (ratification of KPMG’s appointment as auditor), Proposal 3 (advisory vote on executive compensation) and Proposal 4 (approval of the New 2020 Equity Plan), abstentions will be considered present in person or represented by proxy at the Annual Meeting and will have the effect of a vote against each of these proposals because approval of each of these proposals requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

How are broker “non-votes” and abstentions treated?

Broker “non-votes” and shares held as of the Record Date by holders who are present in person or represented by proxy at the Annual Meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.

Broker “non-votes” and abstentions will: (i) have no effect on the outcome of the votes on Proposal 1 (election of directors) and (ii) have the effect of a vote against each of Proposal 2 (ratification of KPMG’s appointment as auditor), Proposal 3 (advisory vote on executive compensation) and Proposal 4 (approval of the New 2020 Equity Plan) because approval of each of these proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote.

Who will count the votes and serve as the inspector of election?

The Company expects to engage Broadridge Financial Solutions, Inc. as the independent inspector of election to tabulate stockholder votes at the Annual Meeting. In the event Broadridge Financial Solutions, Inc. is not engaged, one or more persons appointed by the Company will serve as the inspector of election.

Who is making and paying for this proxy solicitation?

This proxy is solicited on behalf of our Board. Certain officers, directors and other employees may also solicit proxies on our behalf by mail, telephone, fax, Internet or in person. The Company is paying for the cost of preparing, assembling and mailing this proxy soliciting material. We have engaged Okapi Partners LLC (“Okapi Partners”) to assist us in the distribution of proxy materials and the solicitation of votes described above. We will bear the costs of the fees for the solicitation agent, which are not expected to exceed $20,000.00, excluding out-of-pocket expenses. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of common shares held of record by them, and these custodians will be reimbursed for their reasonable charges and expenses to forward our proxy materials to their customers or principals.

What is the deadline to propose actions for consideration at the 2021 Annual Meeting of Stockholders?

We currently expect to hold our 2021 Annual Meeting of Stockholders in July 2021. Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a stockholder’s proposal to be considered timely for inclusion in our proxy statement and form of proxy relating to the 2021 Annual Meeting of Stockholders, generally we must receive such proposal by the close of business on the 120th day prior to the first anniversary of the date of this Proxy Statement. However, if the date of the 2021 Annual Meeting of Stockholders is more than 30 days before or after the first anniversary of this year’s Annual Meeting, we must receive such proposal within a reasonable time prior to the Company beginning to print and distribute proxy materials for such meeting.

For a stockholder’s proposal to be considered timely under our Bylaws (and subject to all of the provisions fully set forth therein) for consideration at our 2021 Annual Meeting of Stockholders (without inclusion in the proxy statement for such meeting pursuant to Rule 14a-8), it generally must be received no later than the close of business on the 90th day (and no earlier than the close of business on the 120th day) prior to the first anniversary of this year’s Annual Meeting. However, if the date of the 2021 Annual Meeting of Stockholders is more than 30 days before (or more than 60 days after) the first anniversary of this year’s Annual Meeting, then notice by the stockholder must be received: (i) no earlier than the close of business on the 120th day prior to the 2021 Annual Meeting of Stockholders; and (ii) no later than the close of business on the later of: (a) the 90th day prior to such meeting and (b) the 10th day following the day on which we publicly announce the meeting date.

Where can I find voting results?

We will announce preliminary voting results at the Annual Meeting. We will publish the final voting results from the Annual Meeting in a Current Report on Form 8-K within four business days of the date of the Annual Meeting. You will also be able to find the results on our website at www.spectrumbrands.com.

What is our policy with respect to the attendance of our directors at Board and standing committee meetings and annual meetings of stockholders?

The Board held a total of 11 meetings during Fiscal 2019. Other standing committees of the Board, consisting of the Audit Committee, the Compensation Committee, and the NCG Committee, held an additional seven, eight, and three meetings, respectively, during Fiscal 2019. The Board and the directors recognize the importance of director attendance at Board and committee meetings. Attendance at Board and committee meetings was at least 75% for each director. The Company does not have a formal policy regarding the attendance of directors at annual meetings of stockholders, but we encourage all of our directors to attend. All of our directors attended the 2019 Annual Meeting of Stockholders.

How can stockholders communicate with our Board?

Stockholders may communicate with our Board by writing to the Board of Directors, Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562. Please see the additional information in the section captioned “Communications with our Board.”

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?

The SEC allows us to deliver a single copy of proxy materials to an address shared by two or more stockholders, unless the stockholders instruct us to the contrary. This delivery method, referred to as “householding,” can result in significant cost savings for us. We will promptly provide you another copy of these materials, without charge, if you contact our proxy solicitor using the following contact information:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Banks and Brokers Call Collect: (212) 297-0720

All Others Call Toll Free: (855) 208-8902

Email: info@okapipartners.com

In addition, a copy of proxy materials, as well as the documents we file with the SEC, are available on our website at www.spectrumbrands.com; the materials furnished with this Proxy Statement include a copy of the Company’s 2019 Annual Report (but such material is not incorporated by reference into our proxy materials).

Stockholders of record sharing an address who receive multiple copies of proxy materials and wish to receive a single copy of such materials in the future should submit their request to us in the same manner. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the proxy statement related materials in the future, you need to contact your bank, brokerage firm or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address.

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

Our principal executive offices are located at 3001 Deming Way, Middleton, WI 53562. You may contact our Investor Relations Department by phone at (608) 278-6148 or by email at investorrelations@spectrumbrands.com.

Who can help answer my questions?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact our proxy solicitor:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Banks and Brokers Call Collect: (212) 297-0720

All Others Call Toll Free: (855) 208-8902

Email: info@okapipartners.com

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our Board of Directors

Our directors are elected at each annual meeting of shareholders and hold office for staggered three-year terms. Our NCG Committee considers and chooses nominees for our Board with the primary goal of presenting a well-qualified slate of candidates who will serve the interests of our Company and our shareholders, taking into account the attributes of each candidate’s professional skillset and credentials, as well as gender, age, ethnicity, and personal background. In evaluating nominees, our NCG Committee reviews each candidate’s background and assesses each candidate’s independence, skills, experience and expertise based upon a number of factors. We seek directors with the highest professional and personal ethics, integrity, and character that have experience at the governance and policy-making level in their respective fields. Our NCG Committee reviews the professional background of each candidate to determine whether each candidate has the appropriate experience and the ability to effectively make important decisions as a member on our Board. Our NCG Committee also determines whether a candidate’s skills and experience complement and enhance the collective skills and experience of our existing Board members.

We are committed to ensuring that female and minority candidates are among the pool of individuals from which new Board nominees are selected. During Fiscal 2019, we made progress in advancing this objective by appointing to our Board a female candidate from a diverse background. We are committed to further progressing this objective in Fiscal 2020.

Our directors collectively represent a robust and diverse set of skills and experience, which we believe positions our Board and its committees well to effectively oversee the execution of our business strategy and to advance the interests of the Company and its stakeholders. The following table summarizes some of the key categories of skills and experience of our current directors:

Director Skills and Experience
✓100%: Risk Management	✓100%: Business Operations

✓100%: Corporate Strategy & Business Development	✓100%: Corporate Governance

✓83%: Mergers & Acquisitions	✓100%: Ethics/Corporate Social Responsibility

✓83%: Executive Leadership & Management	✓83%: Public Company Board Experience

✓83%: Finance/Capital Management & Allocation	✓83%: Human Resources & Compensation

✓67%: International Business Experience	✓83%: Marketing/Sales & Brand Management

✓67%: Accounting/Auditing	✓67%: Public Company Executive Experience

✓67%: Consumer Products

In accordance with our Third Restated Bylaws, our Board currently consists of eight members. In accordance with our Amended and Restated Certificate of Incorporation (our “Charter”), our Board is divided into three classes (designated as Class I, Class II, and Class III, respectively). Two of the eight seats on the Board are currently vacant as we search for appropriate candidates to fill the recently created vacancies. Our Class II directors are nominated for re-election at the Annual Meeting. The names of our six current directors and their respective classes, ages, Board tenures and committee memberships are each set forth in the following table:

				Committee Membership***
Name	Class*	Age	Tenure**	A	C	NCG
Sherianne James Independent Director	I	51	2018			●
Norman S. Matthews Independent Director	I	87	2018		○	○
Kenneth C. Ambrecht Independent Director	II	74	2018	○	●	○
Hugh R. Rovit Independent Director	II	59	2018	○
David M. Maura Executive Chairman	III	47	2018
Terry L. Polistina Lead Independent Director	III	56	2018	●	○
*

The term of our Class I directors expires at our 2022 annual stockholders meeting, our Class II directors elected at our upcoming Annual Meeting expires at our 2023 annual stockholders meeting, and our Class III directors expires at our 2021 annual stockholders meeting.

**	Tenure represents service on the Board of the Company following the Merger (as defined below).
***	Committee membership: A = Audit Committee, C = Compensation Committee, NCG = NCG Committee;
●	indicates committee Chair, ○ indicates committee member.

Director Biographies

Set forth below are biographies for each of our directors, accompanied by descriptions of some of their key skills and experiences. The absence of any given category of key skills or experiences from the list preceding a director’s biography does not necessarily signify a lack of qualification in any such category.

Class II Director Nominees

Kenneth C. Ambrecht Independent Director since July 2018 Age: 74 Race/Ethnicity: Caucasian Gender: Male
Independence & Committees: ● Independent Director ● Chair of our Compensation Committee ● Audit Committee ● NCG Committee

Key Skills/Experience:

●   Accounting/Auditing

●   Business Operations

●   Corporate Governance

●   Corporate Strategy & Business Development

●   Ethics/Corporate Social Responsibility

●   Public Company Board Experience

●   Finance/Capital Management & Allocation

●   Human Resources & Compensation

●   International Business Experience

●   Marketing/Sales & Brand Management

●   Mergers & Acquisitions

●   Risk Management

Kenneth C. Ambrecht was appointed to our Board in July 2018. From June 2010 until July 2018, Mr. Ambrecht served as one of the directors of Spectrum Brands Legacy, Inc. (formerly known as Spectrum Brands Holdings, Inc.) (“SPB Legacy”). Prior to that time, he had served as a director of Spectrum Brands, Inc. (“SBI”) from August 2009 to June 2010. Since December 2005, Mr. Ambrecht has served as a principal of KCA Associates LLC, through which he provides advice on financial transactions. From July 2004 to December 2005, Mr. Ambrecht served as a Managing Director with the investment banking firm First Albany Capital, Inc. Prior to that, Mr. Ambrecht was a Managing Director with Royal Bank Canada Capital Markets. Prior to that post, Mr. Ambrecht worked with the investment bank Lehman Brothers as Managing Director with its capital market division. Mr. Ambrecht is also a member of the board of directors of American Financial Group, Inc. Mr. Ambrecht has also served as a director of Dominion Petroleum Ltd. and Fortescue Metals Group Limited. Mr. Ambrecht serves as the Chair of our Compensation Committee and is a member of our Audit and our NCG Committees.

Hugh R. Rovit Independent Director since July 2018 Age: 59 Race/Ethnicity: Caucasian Gender: Male
Independence & Committees: ● Independent Director ● Audit Committee

Key Skills/Experience:

●   Accounting/Auditing

●   Business Operations

●   Consumer Products

●   Corporate Governance

●   Corporate Strategy & Business Development

●   Ethics/Corporate Social Responsibility

●   Executive Leadership & Management

●   Public Company Board Experience

●   Supply Chain/Logistics

●   Finance/Capital Management & Allocation

●   Human Resources & Compensation

●   Marketing/Sales & Brand Management

●   Mergers & Acquisitions

●   Risk Management

Hugh R. Rovit was appointed to our Board on July 2018. From June 2010 until July 2018, Mr. Rovit served as one of the directors of SPB Legacy. Prior to that time, he had served as a director of SBI from August 2009 to June 2010. Mr. Rovit is currently Chief Executive Officer of S’well, Inc., a global manufacturer and marketer of reusable stainless-steel bottles and accessories. He previously served as Chief Executive Officer of Ellery Homestyles, a leading supplier of branded and private label home fashion products to major retailers, offering curtains, bedding, throws and specialty products, from May 2013 until its sale in September 2018 to a strategic competitor. Previously, Mr. Rovit served as Chief Executive Officer of Sure Fit Inc., a marketer and distributor of home furnishing products from 2006 through 2012 and was a Principal at turnaround management firm Masson & Company from 2001 through 2005. Previously, Mr. Rovit held the positions of Chief Financial Officer of Best Manufacturing, Inc., a manufacturer and distributor of institutional service apparel and textiles, from 1998 through 2001 and Chief Financial Officer of Royce Hosiery Mills, Inc., a manufacturer and distributor of men’s and women’s hosiery, from 1991 through 1998. Mr. Rovit is also a director of PlayPower, Inc., Laces Group Inc. and Xpress Retail and previously served as a director of Nellson Nutraceuticals, Inc., Kid Brands Inc., Atkins Nutritional, Inc., Oneida, Ltd., Cosmetic Essence, Inc. and Twin Star International. Mr. Rovit received his B.A. degree from Dartmouth College and has an MBA from Harvard Business School. Mr. Rovit is a member of our Audit Committee.

Directors Continuing in Office:

Class I Directors

Sherianne James Independent Director since October 2018 Age: 51 Race/Ethnicity: African American Gender: Female
Independence & Committees: ● Independent Director ● Chair of our NCG Committee

Key Skills/Experience:

●   Business Operations

●   Consumer Products

●   Corporate Governance

●   Corporate Strategy & Business Development

●   Executive Leadership & Management

●   Ethics/Corporate Social Responsibility

●   International Business Experience

●   Marketing/Sales & Brand Management

●   Public Company Executive Experience

●   Risk Management

Sherianne James was appointed to our Board in October 2018. Ms. James has served as Chief Marketing Officer of Essilor of America since August 2017 and previously was Vice President, Consumer Marketing for the company since July 2016. From February 2011 to July 2016, she held positions of increasing responsibility in marketing and operations for Transitions Optical, a division of Essilor of America, culminating in her role as Vice President of Transitions Optical from April 2014 to July 2016. From July 2005 through December 2010, Ms. James was Senior Marketing Manager for Russell Hobbs/Applica. She previously held a number of key project manager, research manager and brand manager positions with Kraft Foods, Inc. and, later, Kraft/Nabisco Foods from June 1995 to June 2005. Ms. James earned a B.S. degree in chemical engineering from the University of Florida in 1994 and an MBA from Northwestern University’s Kellogg Graduate School of Management in 2002. Ms. James currently serves as the Chair of our NCG Committee.

Norman S. Matthews Independent Director since July 2018 Age: 87 Race/Ethnicity: Caucasian Gender: Male
Independence & Committees: ● Independent Director ● NCG Committee ● Compensation Committee

Key Skills/Experience:

●   Business Operations

●   Corporate Governance

●   Corporate Strategy & Business Development

●   Ethics/Corporate Social Responsibility

●   Executive Leadership & Management

●   Public Company Board Experience

●   Finance/Capital Management & Allocation

●   Human Resources & Compensation

●   International Business Experience

●   Marketing/Sales & Brand Management

●   Mergers & Acquisitions

●   Public Company Executive Experience

●   Risk Management

Norman S. Matthews was appointed to our Board on July 2018. From June 2010 to July 2018, Mr. Matthews served as one of the directors of SPB Legacy. Prior to that time, he had served as a director of Spectrum Brands, Inc., one of our subsidiaries (“SBI”), since August 2009. Mr. Matthews has over three decades of experience as a business leader in marketing and merchandising and is currently an independent business consultant. As former President of Federated Department Stores, he led the operations of one of the nation’s leading department store retailers with over 850 department stores, including those under the names of Bloomingdales, Burdines, Foley’s, Lazarus, and Rich’s, as well as various specialty store chains, discount chains and Ralph’s Grocery. In addition to his senior management roles at Federated Department Stores, Mr. Matthews also served as Senior Vice President and General Merchandise Manager at E.J. Korvette and Senior Vice President of Marketing and Corporate Development at Broyhill Furniture Industries. Mr. Matthews is a Princeton University graduate and earned his MBA from Harvard Business School. He also currently serves on the Boards of Directors of Grocery Outlet Holding Corp., Party City Holdco, Inc., and The Children’s Place Retail Stores, Inc., and previously served as a director of Henry Schein, Inc., Sunoco, The Progressive Corporation, Toys “R” Us, Duff & Phelps Corporation, and Federated Department Stores. He is a trustee emeritus at the American Museum of Natural History. Mr. Matthews is a member of our NCG Committee and is a member of our Compensation Committee.

Class III Directors

David M. Maura Director since July 2018 Age: 47 Race/Ethnicity: Caucasian Gender: Male
Independence & Committees: ● None

Key Skills/Experience:

●   Accounting/Auditing

●   Business Operations

●   Consumer Products

●   Corporate Governance

●   Corporate Strategy & Business Development

●   Ethics/Corporate Social Responsibility

●   Executive Leadership & Management

●   Public Company Board Experience

●   Finance/Capital Management & Allocation

●   Human Resources & Compensation

●   Mergers & Acquisitions

●   Public Company Executive Experience

●   Risk Management

David M. Maura was appointed our Executive Chairman and our Chief Executive Officer on July 2018. Previously, he had served as the Executive Chairman, effective as of January 2016, and as Chief Executive Officer, effective as of April 2018, of SPB Legacy. Prior to such appointment, Mr. Maura served as non-executive Chairman of the board of directors of SPB Legacy since July 2011 and served as interim Chairman and as one of the directors of SPB Legacy since June 2010. Mr. Maura was a Managing Director and the Executive Vice President of Investments at HRG Group, Inc. (“HRG Legacy”) from October 2011 until November 2016 and had been a member of HRG Legacy’s board of directors from May 2011 until December 2017. Mr. Maura previously served as a Vice President and Director of Investments of Harbinger Capital Partners LLC (“Harbinger Capital”) from 2006 until 2012. Prior to joining Harbinger Capital in 2006, Mr. Maura was a Managing Director and Senior Research Analyst at First Albany Capital, Inc., where he focused on distressed debt and special situations, primarily in the consumer products and retail sectors. Prior to First Albany, Mr. Maura was a Director and Senior High Yield Research Analyst in Global High Yield Research at Merrill Lynch & Co. Previously, Mr. Maura was a Vice President and Senior Analyst in the High Yield Group at Wachovia Securities, where he covered various consumer product, service, and retail companies. Mr. Maura began his career at ZPR Investment Management as a Financial Analyst.

Mr. Maura served as Chairman, President and Chief Executive Officer of Mosaic Acquisition Corp., a special purpose acquisition company, from October 2017 to January 2020, when the company merged with Vivint Smart Home, Inc. (“Vivint”). Mr. Maura served as an outside director on Vivint’s board until March 2020 when he resigned from Vivint. He previously served on the boards of directors of Ferrous Resources, Ltd., Russell Hobbs and Applica. Mr. Maura received a B.S. degree in Business Administration from Stetson University and is a CFA charterholder.

Terry L. Polistina Lead Independent Director since July 2018 Age: 56 Race/Ethnicity: Caucasian Gender: Male
Independence & Committees: ● Independent Director ● Chair of our Audit Committee ● Compensation Committee

Key Skills/Experience:

●   Accounting/Auditing

●   Business Operations

●   Consumer Products

●   Corporate Governance

●   Corporate Strategy & Business Development

●   Ethics/Corporate Social Responsibility

●   Executive Leadership & Management

●   Public Company Board Experience

●   Finance/Capital Management & Allocation

●   Human Resources & Compensation

●   International Business Experience

●   Marketing/Sales & Brand Management

●   Mergers & Acquisitions

●   Public Company Executive Experience

●   Risk Management

Terry L. Polistina was appointed to our Board on July 2018. From June 2010 until July 2018, Mr. Polistina served as one of the directors of SPB Legacy. Since July 2018, Mr. Polistina has also served as the Lead Independent Director of the Board. Prior to that, he served as a director of SBI from August 2009 to June 2010. Mr. Polistina served as the President, Small Appliances of SPB Legacy beginning in June 2010 and became President - Global Appliances of SPB Legacy in October 2010 until September 2013. Prior to that, Mr. Polistina served as the Chief Executive Officer and President of Russell Hobbs from 2007 until 2010. Mr. Polistina served as Chief Operating Officer at Applica from 2006 to 2007 and Chief Financial Officer from 2001 to 2007, at which time Applica combined with Russell Hobbs. Mr. Polistina is a director of privately held Entic, Inc. Mr. Polistina received an undergraduate degree in finance from the University of Florida and holds an MBA from the University of Miami. Mr. Polistina is the Chair of our Audit Committee, a member of our Compensation Committee and serves as the Lead Independent Director of the Board.

Our Executive Officers

Our executive officers serve at the discretion of our Board. Our Board selected each of our executive officers because his or her background provides each executive with the experience and skillset geared toward helping us succeed in our business strategy. Our management team is comprised of seasoned executives who all focus on the performance of our Company to drive long-term outcomes for us. We are committed to ensuring that female and minority candidates are among the pool of individuals from which new executive officers are selected. During Fiscal 2019, we made progress in advancing this objective by appointing to our executive team a woman and a candidate from a diverse background. We are committed to further progressing this objective in the future.

Included in the discussion below is information regarding our executive officers who do not serve as directors of our Company. See “Our Board of Directors” above for certain information regarding David Maura, our only director-employee.

Randal Lewis Executive Vice President, Chief Operating Officer since October 2018 Age: 53 Race/Ethnicity: Caucasian Gender: Male

Randal Lewis was appointed our Chief Operating Officer in October 2018 and Executive Vice President in September 2019. He has direct responsibility for all operating divisions. Mr. Lewis previously led our former Pet, Home & Garden Division since November 2014. Prior to that, he was Senior Vice President and General Manager of our Home & Garden business since January 2011, where he led the restructuring of that business. From April 2005 to January 2011, Mr. Lewis served as our Home & Garden business’s Vice President, Manufacturing and Vice President, Operations. Prior to that, Mr. Lewis held various leadership roles from October 1997 to April 2005 with the former owners of United Industries Corporation, which is now owned by the Company, and from January 1989 to October 1997 Mr. Lewis worked at Unilever. Mr. Lewis earned a B.S. degree in mechanical engineering from the University of Illinois, Urbana-Champaign.

Rebeckah Long Senior Vice President, Global Human Resources since September 2019 Age: 45 Race/Ethnicity: Caucasian Gender: Female

Rebeckah Long was appointed our Senior Vice President, Global Human Resources in September 2019 and has direct responsibility for consistent delivery and execution of the Human Resource function globally. Ms. Long previously served as Vice President of Global Human Resources of Spectrum Brands since April 2019. Prior to that, she was Human Resource Business Partner for several business divisions within Spectrum Brands since March 2008, with a focus on talent strategy and organizational effectiveness. Prior to joining Spectrum Brands, she was the Regional Human Resources Manager for United Rentals, lnc. from June 2000 to February 2008 and was responsible for the integration of over 25 businesses into the United Rentals portfolio. Rebeckah holds a B.S. degree in Economics from Illinois State University.

Jeremy W. Smeltser Executive Vice President, Chief Financial Officer since November 2019 Age: 45 Race/Ethnicity: Caucasian Gender: Male

Jeremy W. Smeltser was appointed our Executive Vice President on October 1, 2019 and was appointed our Chief Financial Officer on November 17, 2019. He previously served as Vice President and Chief Financial Officer of SPX Flow, Inc. (“SPX Flow”). Prior to his role at SPX Flow, he served as Vice President and Chief Financial Officer of SPX Corporation, where he served in various roles, including as Vice President and Chief Financial Officer, Flow Technology, and became an officer of SPX Corporation in April 2009. Mr. Smeltser joined SPX Corporation in 2002 from Ernst & Young LLP, where he was an audit manager in Tampa, Florida. Prior to that, he held various positions with Arthur Andersen LLP, in Tampa, Florida, and Chicago, Illinois, focused primarily on assurance services for global manufacturing clients. Mr. Smeltser earned a B.S. degree in Accounting from Northern Illinois University.

Ehsan Zargar Executive Vice President, General Counsel and Corporate Secretary since October 2018 Age: 43 Race/Ethnicity: Asian (Middle East) Gender: Male

Ehsan Zargar was appointed our Executive Vice President, General Counsel and Corporate Secretary on October 1, 2018. Mr Zargar is responsible for the Company’s legal, insurance, and real estate functions. From June 2011 until July 2018, Mr. Zargar held a number of increasingly senior positions with HRG Legacy, including serving as its Executive Vice President and Chief Operating Officer from January 2017 until July 2018, as its General Counsel since April 2015, and as Corporate Secretary since February 2012. From August 2017 until July 2018, Mr. Zargar served as a director of SPB Legacy. From November 2006 to June 2011, Mr. Zargar worked in the New York office of Paul, Weiss, Rifkind, Wharton & Garrison LLP. Previously, Mr. Zargar practiced law at another major law firm focusing on general corporate matters. Mr. Zargar received a law degree from Faculty of Law at the University of Toronto and a B.A. from the University of Toronto.

Corporate Governance

The following table provides an overview of our corporate governance, including recent enhancements and existing practices.

Recent Enhancements	Existing Practices

✓  Increased diversity among Board and executive team

✓  Adopted majority voting and a director resignation policy

✓  Strengthened our stock ownership guidelines

✓  Strengthened our anti-hedging policy

✓  Adopted an anti-pledging policy

✓  Hired a new independent compensation consultant

✓  Completed our transition to a stand-alone independent company

✓  Independent lead director

✓  Majority of the Board comprised of independent directors

✓  All committees comprised entirely of independent directors

✓  Anti-hedging policy

✓  Robust clawback policy

✓  Independent compensation consultant

✓  All three members of our Audit Committee are financial experts

Board Structure

Lead Independent Director

Mr. Polistina was appointed to our Board, and as our Lead Independent Director in July 2018. In his capacity as our Lead Independent Director, Mr. Polistina:

•	presides at all meetings of the Board at which the Chairman of the Board is not present;

•	presides at all executive sessions of the independent members of the Board, and has the authority to call meetings of the independent members of the Board;

•

serves as liaison between the management and the independent members of the Board, and provides our Chief Executive Officer (“CEO”) and other members of management with feedback from executive sessions of the independent members of the Board;

•	reviews and approves the information to be provided to the Board;

•	reviews and approves meeting agendas and coordinates with management to develop such agendas;

•	approves meeting schedules to assure there is sufficient time for discussion of all agenda items;

•	if requested by major shareholders, ensures that he is available for consultation and direct communication;

•	interviews, along with the Chair of our NGC Committee, Board and senior management candidates and makes recommendations with respect to Board candidates and hiring of senior management;

•	consults with the Chair and other members of our Compensation Committee with respect to the performance review of our CEO and other member of our senior management team; and

•	performs such other functions and responsibilities as requested by the Board from time to time.

Mr. Maura serves as our Executive Chairman and our CEO. Given Mr. Maura’s broad experience in mergers and acquisitions, the consumer products and retail sectors, and finance and investments, as well as his role in SPB Legacy’s strategy and growth since 2010, our Board believes that it is in the best interest of the Company for Mr. Maura to concurrently serve as our Executive Chairman and CEO.

Director Independence

In accordance with the NYSE Rules and our Corporate Governance Guidelines, a majority of our Board is required to be comprised of independent directors. All of our directors, except for David Maura (our Chairman and CEO), qualify as independent directors. More specifically, our Board has affirmatively determined that none of the following directors has a material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company): Kenneth C. Ambrecht, Sherianne James, Norman S. Matthews, Terry L. Polistina, and Hugh R. Rovit. Our Board has adopted the definition of “independent director” set forth under Section 303A.02 of the NYSE Rules to assist it in making determinations of independence. Our Board has determined that the directors referred to above currently meet these standards and qualify as independent.

Meetings of Independent Directors

The Company generally holds executive sessions at each Board and committee meeting. In his capacity as our Lead Independent Director, Mr. Polistina presides over executive sessions of the entire Board and the Chair of each committee presides over the executive sessions of that committee.

Committees Established by Our Board of Directors

Our Board has designated three principal standing committees: our Audit Committee, our Compensation Committee, and our NCG Committee, each of which has a written charter addressing each such committee’s purpose and responsibilities. Each such committee is comprised entirely of independent directors.

Audit Committee

Our Audit Committee has been established in accordance with Section 303A.06 of the NYSE Rules and Rule 10A-3 of the Exchange Act, for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of our financial statements. Our Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our independent registered public accounting firm’s qualifications and independence, (iii) the performance of our internal audit function and independent auditors, and (iv) our compliance with legal and regulatory requirements. The responsibilities and authority of our Audit Committee are described in further detail in the Charter of the Audit Committee, as adopted by our Board in July 2018, a copy of which is available at our website www.spectrumbrands.com under “Investor Relations-Corporate Governance Documents”.

The current members of our Audit Committee are Terry L. Polistina (Chair), Kenneth C. Ambrecht, and Hugh R. Rovit. Our Board has determined that each member of our Audit Committee qualifies as an “audit committee financial expert” as defined in the rules promulgated by the SEC in furtherance of Section 407 of the Sarbanes-Oxley Act of 2002. Our Board has determined that all of the members of our Audit Committee qualify as independent, as such term is defined in Section 303A.02 of the NYSE Rules, Section 10A(m)(3)(B) of the Exchange Act, and Exchange Act Rule 10A-3(b).

Compensation Committee

Our Compensation Committee is responsible for (i) overseeing our compensation and employee benefits plans and practices, including our executive compensation plans and our incentive-compensation and equity-based plans, (ii) evaluating and approving the performance of our Executive Chairman and CEO and other executive officers in light of those goals and objectives, and (iii) reviewing and discussing with management our compensation discussion and analysis disclosure and compensation committee reports in order to comply with our public reporting requirements. The responsibilities and authority of our Compensation Committee are described in further detail in the Charter of the Compensation Committee, as adopted by our Board in July 2018, a copy of which is available at our website www.spectrumbrands.com under “Investor Relations-Corporate Governance Documents”.

The current members of our Compensation Committee are Kenneth C. Ambrecht (Chair), Norman S. Matthews, and Terry L. Polistina. Our Board has determined that all of the members of our Compensation Committee qualify as independent, as such term is defined in Section 303A.02 of the NYSE Rules.

NCG Committee

Our NCG Committee is responsible for (i) identifying and recommending to our Board individuals qualified to serve as our directors and on our committees of our Board, (ii) advising our Board with respect to board composition, procedures and committees, (iii) developing and recommending to our Board a set of corporate governance principles applicable to the Company, and (iv) overseeing the evaluation process of our Board, the committees of the Board, the individual directors and our Executive Chairman and CEO. The responsibilities and authority of our NCG Committee are described in further detail in the Charter of the NCG Committee, as adopted by our Board in July 2018, a copy of which is available at our website www.spectrumbrands.com under “Investor Relations-Corporate Governance Documents”.

The current members of our NCG Committee are Sherianne James (Chair), Kenneth C. Ambrecht, and Norman S. Matthews. Ms. James was appointed as a member of the NCG Committee on January 28, 2020 and was appointed Chair of the NCG Committee on June 18, 2020. Our Board has determined that all of the members of our NCG Committee qualify as independent, as such term is defined in Section 303A.02 of the NYSE Rules.

Board and Committee Activities

During Fiscal 2019, our Board held a total of 11 meetings, and acted by unanimous written consent on a total of 6 occasions. Our Audit Committee held a total of 7 meetings during Fiscal 2019. Our Compensation Committee held 8 meetings and acted by unanimous written consent on 2 occasions during Fiscal 2019. Our NCG Committee held 3 meetings during Fiscal 2019. During Fiscal 2019, all of our directors attended at least 75% of the meetings of the Board and committees on which they served.

Our Practices and Policies

Corporate Governance Guidelines and Code of Ethics and Business Conduct

Our Board has adopted our Corporate Governance Guidelines to assist it in the exercise of its responsibilities. These guidelines reflect our Board’s commitment to monitor the effectiveness of policy and decision-making both at our Board and management level, with a view to enhancing stockholder value over the long-term. Our Corporate Governance Guidelines address, among other things, our Board and Board committee composition and responsibilities, director qualifications standards and selection, and evaluation of our CEO. In addition, pursuant to these guidelines, our Board has a formalized a process by which our directors are assessed annually by our NCG Committee. The assessment includes a peer review process and evaluates the Board as a whole, the committees of the Board and the individual directors. In carrying out this assessment, we may retain an external evaluator to assist our Board and NCG Committee at least every three years. Our Board has adopted a Code of Business Conduct and Ethics Policy for directors, officers and employees and a Code of Ethics for the Principal Executive and Senior Financial Officers to provide guidance to our CEO, chief financial officer (“CFO”), principal accounting officer or controller, and our business segment chief financial officers or persons performing similar functions.

Majority Voting and Director Resignation Policy

During Fiscal 2019, our Board adopted a majority voting policy for the election of directors. Pursuant to this policy, which applies in the case of uncontested director elections, a director must be elected by a majority of the votes cast with respect to the election of such director. For purposes of this policy, a “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director and abstentions and broker non-votes are not counted as “votes cast.” The policy also provides that in the event that an incumbent director nominee receives a greater number of votes “against” than votes “for” his or her election, he or she must (within five business days following the final certification of the related election results) offer to tender his or her written resignation from the Board to the NCG Committee. The NCG Committee will review such offer of resignation and will consider such factors and circumstances as it may deem relevant, and, within 90 days following the final certification of the election results, will make a recommendation to the Board concerning the acceptance or rejection of such tendered offer of resignation. The policy requires the decision of the Board to be promptly publicly disclosed.

Anti-Hedging Policy

The Company believes it is improper and inappropriate for our directors, officers and employees and certain of their family members (each, a “Subject Person”) to engage in hedging, short-term or speculative transactions involving the Company’s securities. Our anti-hedging policy, which we further strengthened during Fiscal 2019, applies to all Subject Persons. The Company prohibits Subject Persons from engaging in (i) derivative, speculative, hedging, or monetization transactions in Company securities (including, but not limited to, any trading on derivatives (such as swaps, forwards, and/or futures) of Company securities that allow a stockholder to lock in the value of Company securities in exchange for all or part of the potential upside appreciation in the value of such stock), (ii) short sales (i.e., selling stock the Subject Person does not own and borrowing shares to make delivery), and (iii) buying or selling puts, calls, options or other derivatives in respect of Company securities.

Anti-Pledging Policy

In addition, the Company believes it is improper and inappropriate for any Subject Person to engage in pledging transactions involving the Company’s securities. During Fiscal 2019, we adopted a robust anti-pledging policy, which prohibits Subject Persons from pledging or encumbering Company securities as collateral for a loan or other indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account as collateral for a margin loan or borrowing against Company securities on margin. Any pledges (and any modifications or replacements of such pledges) that existed prior to the adoption of our policy are grandfathered unless otherwise prohibited by applicable law or Company policy and so long as any modification or replacement of any pre-existing pledge does not result in additional shares being pledged.

Securities Trading Policy

Our Company believes that it is appropriate to monitor and prohibit certain trading in the securities of our Company. Accordingly, trading of the Company’s securities by directors, executive officers and certain other employees who are so designated by the office of the Company’s General Counsel is subject to trading period limitations or must be conducted in accordance with a previously established trading plan that meets SEC requirements. At all times, including during approved trading periods, directors, executive officers and certain other employees notified by the office of the Company’s General Counsel are required to obtain preclearance from the Company’s General Counsel or his designee prior to entering into any transactions in Company securities, unless those transactions occur in accordance with a previously established trading plan that meets SEC requirements.

Transactions subject to our securities trading policy include, among others, purchases and sales of Company stock, bonds, options, puts and calls, derivative securities based on securities of the Company, gifts of Company securities, contributions of Company securities to a trust, sales of Company stock acquired upon the exercise of stock options, broker-assisted cashless exercises of stock options, market sales to raise cash to fund the exercise of stock options, and trades in Company’s stock made under an employee benefit plan.

Stock Ownership Guidelines

Our Board believes that our directors, named executive officers (“NEOs”) and certain of the Company’s other officers and employees should own and hold Company common stock to further align their interests with the interests of stockholders and to further promote the Company’s commitment to sound corporate governance.

To memorialize this commitment, effective January 29, 2013, our Board, upon the recommendation of our Compensation Committee, established stock ownership and retention guidelines (the “SOG”) applicable to the Company’s directors, NEOs and all other officers of the Company and its subsidiaries with a level of Vice President or above (such officers and our NEOs, our “Covered Officers”). Effective January 1, 2020, the Company improved and enhanced the SOG to further align it with best practices by: (i) increasing our directors’ and Covered Officers’ retention requirement from 25% to 50% of their net after-tax shares received under awards granted (other than equity awards granted pursuant to the annual cash bonus plan) until they reach their required stock ownership under the SOG; and (ii) extending the applicable time period for our directors and Covered Officers to achieve the minimum ownership requirements to five (5) years from the date of eligibility or promotion. Even when the required stock ownership is obtained, all employee incentive plan participants, including NEOs, are subject to an additional stock retention requirement requiring them to retain at least 25% of their net after-tax shares of Company stock received under awards for one year after date of vesting.

Under the updated SOG, our directors are expected to achieve stock ownership with a value of at least five times their annual cash retainer. In addition, our Covered Officers are expected to achieve the levels of stock ownership indicated below (which equal a dollar value of stock based on a multiple of the Covered Officer’s base salary).

Position	$ Value of Stock to be Retained (Multiple of Base Salary or Cash Retainer)	Years to Achieve
Board Members	5x Cash Retainer	5 years
Executive Chairman and CEO	5x Base Salary	5 years
Chief Operating Officer (“COO”), CFO, General Counsel, and Presidents of business units	3x Base Salary	5 years
Senior Vice Presidents	2x Base Salary	5 years
Vice Presidents	1x Base Salary	5 years

The stock ownership levels attained by a director or a Covered Officer are based on shares directly owned by the director or Covered Officer, whether through earned and vested restricted stock units (“RSU”) or performance stock units (“PSU”) or restricted stock grants or open market purchases. Unvested restricted shares, unvested RSUs and PSUs, and stock options do not count toward the ownership goals; provided, that, effective January 1, 2020, unvested time-based restricted stock and unvested time-based RSUs count toward the ownership goals. On an annual basis, our Compensation Committee reviews the progress of our directors and Covered Officers in meeting these guidelines. In some circumstances, failure to meet the guidelines by a director or a Covered Officer could result in additional retention requirements or other actions by our Compensation Committee.

Compensation Clawback Policy

We have adopted a Compensation Clawback Policy setting forth the conditions under which applicable incentive compensation provided to our executive officers may be subject to forfeiture, disgorgement, recoupment, or diminution (“clawback”). This policy provides that our Board or our Compensation Committee shall require the clawback or adjustment of incentive-based compensation to the Company in the following circumstances:

•

As required by Section 304 of the Sarbanes Oxley Act of 2002, which generally provides that if the Company is required to prepare an accounting restatement due to material noncompliance as a result of misconduct with financial reporting requirements under the securities laws, then the CEO and CFO must reimburse the Company for any incentive-based compensation or equity compensation and profits from the sale of the Company’s securities during the 12-month period following initial publication of the financial statements that had been restated;

•

As required by Section 954 of the Dodd-Frank Act and Rule 10D-1of the Exchange Act, which generally require that, in the event the Company is required to prepare an accounting restatement due to its material noncompliance with financial reporting requirements under the securities laws, the Company may recover from any of its current or former executive officers who received incentive compensation, including stock options, during the three-year period preceding the date on which the Company is required to prepare a restatement based on the erroneous financial reporting, any amount that exceeds what would have been paid to the executive officer after giving effect to the restatement; and

•	As required by any other applicable law, regulation, or regulatory requirement.

Additionally, our Board or Compensation Committee in their discretion may require that any executive officer who has been awarded incentive-based compensation shall forfeit, disgorge, return, or adjust such compensation in the following circumstances:

•

If the Company suffers significant financial loss, reputational damage, or similar adverse impact as a result of actions taken or decisions made by the executive officer in circumstances constituting illegal or intentionally wrongful conduct or gross negligence; or

•

If the executive officer is awarded or is paid out under any incentive compensation plan of the Company on the basis of a material misstatement of financial calculations or information, or if events coming to light after the award disclose a material misstatement which would have significantly reduced the amount of the award or payout if known at the time of the award or payout.

The awards and incentive compensation subject to clawback under this policy include vested and unvested equity awards, shares acquired upon vesting or lapse of restrictions, short- and long-term incentive bonuses and similar compensation, discretionary bonuses, and any other awards or compensation under the Company’s equity plans, and any other incentive compensation plan of the Company. Any clawback under this policy may, in the discretion of our Board or Compensation Committee, be effectuated through the reduction, forfeiture, or cancellation of awards, the return of paid-out cash or exercised or released shares, adjustments to future incentive compensation opportunities, or in such other manner as our Board and Compensation Committee determine to be appropriate, except as otherwise required by law.

In addition, under the Company’s equity plans, any equity award granted may be cancelled by our Compensation Committee in its sole discretion, except as prohibited by applicable law, if the participant, without the consent of the Company, while employed by or providing services to the Company or any affiliate or after termination of such employment or service, violates a non-competition, non-solicitation, or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or is adverse to the interests of the Company or any affiliate, including fraud or conduct contributing to any financial restatements or irregularities engaged in, as determined by our Compensation Committee in its sole discretion. Our Compensation Committee may also provide in any award agreement that the participant will forfeit any gain realized on the vesting or exercise of such award, and must repay the gain to the Company, in each case except as prohibited by applicable law, if (i) the participant engages in any activity referred to in the preceding sentence, or (ii) the amount of any such gain is in excess of what the participant should have received under the terms of the award for any reason (including without limitation by reason of a financial restatement, mistake in calculations, or other administrative error). Additionally, awards are subject to claw-back, forfeiture, or similar requirements to the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Act). Equity awards issued have included these provisions.

Risk Oversight

The Company’s risk assessment and management function is led by the Company’s senior management, which is responsible for day-to-day management of the Company’s risk profile, with oversight from our Board and its committees. Central to our Board’s oversight function is our Audit Committee. In accordance with our Audit Committee Charter, our Audit Committee is responsible for the oversight of the financial reporting process and internal controls. In this capacity, our Audit Committee is responsible for reviewing and evaluating guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal audit department, assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Company has implemented an annual formalized risk assessment process. In accordance with this process, a governance risk and compliance committee of certain members of senior management has the responsibility to identify, assess and oversee the management of risk for the Company. This committee obtains input from other members of management and subject matter experts as needed. Management uses the collective input received to measure the potential likelihood and impact of key risks and to determine the adequacy of the Company’s risk management strategy. Periodically, representatives of this committee report to our Audit Committee on its activities and the Company’s risk exposure.

In Fiscal 2019, our management and our Audit Committee reviewed our reporting processes and took a number of actions to further enhance such processes. In connection with such efforts, we made changes to our internal control over financial reporting and successfully remediated the material weakness that we disclosed in our Annual Report on Form 10-K for Fiscal 2018. See Item 9A of our Annual Report Form 10-K for Fiscal 2019 for a detailed discussion of this remediation process.

Environmental, Social and Governance Matters

We are committed to sustainability and recognize the impact our business has on the world. We believe in making a positive difference in the communities in which we live and work and strive to discharge our corporate social responsibilities from a global perspective and throughout every aspect of our operations. Our Board recognizes the negative effect poor environmental practices and human capital management may have on us and our returns. Our Board carefully considers and balances the impact on the environment, people and the communities of which we are a part in deciding how to operate our business. Our Board receives periodic reports regarding our risk exposure and risk mitigation efforts in these areas.

While our corporate social responsibility commitments address many areas, we focus on four key priorities: product and content safety, environmental sustainability, human rights and ethical sourcing, and diversity and inclusion.

•

Product & Content Safety – Product safety is essential to upholding our consumers’ trust and expectations, and we embed quality and safety processes into every product we deliver. This includes embracing our responsibility to create safe, high quality products and marketing them responsibly. It’s an important part of how we uphold our commitments to all our consumers.

•

Environmental Sustainability – We are passionate about protecting our planet and conserving natural resources for future generations, including pursuing innovative ways to reduce our environmental impacts across business. We drive our strategic environmental blueprint across our organization with the intention of reducing the environmental impacts of our products, minimizing the environmental footprint of our operations and processes, and encouraging our employees and partners to embrace and promote environmental responsibility.

•

Human Rights & Ethical Sourcing – Treating people with fairness, dignity and respect and operating ethically in our supply chain are our core values. We demonstrate these deep beliefs in the way we treat our employees and, in the expectations, and requirements we have of those with whom we do business. We work with our third-party factories and licensees to ensure all products are manufactured in safe and healthy environments and the human rights of workers in our supply chain are being upheld.

•

Diversity & Inclusion – We believe that supporting gender equality and promoting inclusion across our business and society makes the world a better place for all. We know that the more inclusive we are as a company, the stronger our business will be. We support the personal and professional growth of our diverse worker base, with a goal of positively impacting their lives and well-being.

Related Person Transactions Policy

Our Board has adopted a written policy for the review, approval and ratification of transactions that involve related persons and potential conflicts of interest. See “Certain Relationships and Related Transactions” for discussion of this policy and disclosure of our related person transactions.

Transfer of Our Shares of Common Stock

Our Company has substantial deferred tax assets related to net operating losses and tax credits (together, “Tax Attributes”) for U.S. federal and state income tax purposes. These Tax Attributes are an important asset of the Company because we expect to use these Tax Attributes to offset future taxable income. The Company’s ability to utilize or realize the carrying value of such Tax Attributes may be impacted if the Company experiences an “ownership change” or certain other events under applicable tax rules. If an “ownership change” were to occur, we could lose the ability to use a significant portion of its Tax Attributes, which could have a material adverse effect on the Company’s results of operations and financial condition.

Accordingly, we have adopted certain transfer restrictions designed to limit an “ownership change.” These transfer restrictions are subject to certain exceptions, including, among others, prior approval of a Prohibited Transfer by our Board. As previously disclosed, our Board has granted pre-approvals to certain large institutional investors and their affiliates. The foregoing description of the transfer restrictions contained within our Charter is not complete and is qualified in its entirety by reference to the full text of the Charter, which is incorporated by reference into this Proxy Statement.

Governance Documents Availability

We have posted our Corporate Governance Guidelines, Code of Business Conduct and Ethics for directors, officers and employees, Code of Ethics for the Principal Executive and Senior Financial Officers, Audit Committee Charter, Compensation Committee Charter, and NCG Committee Charter on our website www.spectrumbrands.com under “Investor Relations-Corporate Governance Documents”. We intend to disclose any amendments to, and, if applicable, any waivers of, these governance documents on that section of our website. These governance documents are also available in print without charge to any stockholder of record that makes a written request to the Company. Inquiries must be directed to the Investor Relations Department at Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562.

Director Compensation

Our Compensation Committee is responsible for approving, subject to review by our Board as a whole, compensation programs for our non-employee directors. In that function, our Compensation Committee considers market and peer company data regarding director compensation and annually evaluates the Company’s director compensation practices in light of that data and the characteristics of the Company as a whole, with the assistance of its independent compensation advisors. Under our director compensation program, at the beginning of each fiscal year, each non-employee director receives an annual grant of RSUs equal to that number of shares of the Company’s common stock with a value on the date of grant of $125,000. Additionally, each director is eligible to receive an annual cash retainer of $105,000 which is paid quarterly. In addition, the Lead Independent Director receives an additional annual cash retainer of $40,000 and an additional annual equity retainer amount of $20,000.

For Fiscal 2019, compensation for service on the standing committees of our Board, was paid in an annual amount as follows below. Mr. Maura, our only director who is an employee of the Company, does not receive compensation for his service as a director.

Committee	Chair Annual Retainer	Member Annual Retainer
Audit	$ 20,000	N/A
Compensation	$ 15,000	N/A
NCG	$ 15,000	N/A

Director Compensation Table for Fiscal 2019

The table set forth below, together with its footnotes, provides information regarding compensation paid to our directors in Fiscal 2019. In Fiscal 2019, Mr. Polistina (who was appointed Lead Independent Director in July 2018) received the $60,000 paid in cash for his service as Lead Independent Director in Fiscal 2019. Mr. Polistina also received an additional $11,500 representing the pro rata portion of these fees for his service in Fiscal 2018, which was not paid in Fiscal 2018. Directors are permitted to make an annual election to receive all of their director compensation (including for service on committees of our Board) in the form of Company stock in lieu of cash. For Fiscal 2019, the grants of RSUs were made on October 1, 2018 (except for Ms. James who became a director on October 23, 2018 and received a grant of RSUs on November 1, 2018). All such RSUs (including those awarded to Ms. James) vested on October 1, 2019.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)(4)	All Other Compensation(5)	Total
Kenneth C. Ambrecht	$-	$244,122	$9,071	$253,193
David S. Harris(6)	$-	$229,157	$5,171	$234.328
Sherianne James	$100,042	$121,334	$3,081	$224,457
Norman S. Matthews	$-	$244,122	$6,383	$250,505
Terry L. Polistina	$71,500	$249,110	$5,621	$326,231
Hugh R. Rovit	$-	$229,157	$5,705	$234,862
Joseph S. Steinberg(2)(6)	$-	$229,157	$5,171	$234,328

(1)	This table includes only directors who received compensation during Fiscal 2019.
(2)	Amounts reflected in this column include the annual retainer fees and committee Chair fees paid in cash to the applicable director during Fiscal 2019.
(3)

Amounts in this column represent the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718. The value was computed by multiplying the number of shares underlying the stock award by the closing price per share of the Company’s common stock on each grant date (or, as applicable, the last trading date immediately prior to the grant date if the grant date fell on a date when the NYSE was closed), which was $74.45 on October 1, 2018, and was $66.17 on November 1, 2018. The directors received RSUs on October 1, 2018, which vested on October 1, 2019 as follows: Mr. Ambrecht, 3,279; Mr. Harris, 3,078; Mr. Matthews, 3,279; Mr. Polistina, 3,346; Mr. Rovit, 3,079; and Mr. Steinberg, 3,078. In connection with her appointment to our Board on October 23, 2018, Ms. James received 1,834 RSUs on November 1, 2018, which vested on October 1, 2019.

(4)

As of September 30, 2019, Messrs. Ambrecht, Harris, Matthews, Polistina, Rovit and Steinberg held 3,279, 3,078, 4,103, 3,346, 3,078 and 3,078 outstanding unvested RSUs respectively, and Ms. James held 1,834 outstanding unvested RSUs.

(5)

Includes dividends paid on RSUs which were not factored into the grant date fair value of the RSUs. The amount of the dividends for Messrs. Ambrecht, Harris, Matthews, Polistina, Rovit and Steinberg was $5,509, $5,171, $5,509, $5,621, $5,171, $5,171, respectively and $3,081 for Ms. James.

(6)

In connection with the termination of the Company’s shareholder agreement with Jefferies Financial Group, Inc. (“Jefferies Financial”), Messrs. Joseph S. Steinberg and David S. Harris (each of whom had been appointed as Board designees of Jefferies Financial pursuant to such agreement) resigned from our Board.

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee are Kenneth C. Ambrecht (Chair), Norman S. Matthews, and Terry L. Polistina. During Fiscal 2019, none of the members of our Compensation Committee was one of our officers or employees. In addition, during Fiscal 2019, none of our executive officers served as a member of the compensation committee of any other entity that has one or more executive officers serving on our Board or our Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based solely upon review of Forms 3, 4, and 5 (and amendments thereto) furnished to us during or in respect of Fiscal 2019 and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers, and 10% stockholders were satisfied in a timely manner during Fiscal 2019 with respect to the Company.

AUDIT COMMITTEE REPORT

Our Audit Committee consists of Terry L. Polistina, Kenneth C. Ambrecht, and Hugh R. Rovit. The Audit Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by the Board, which can be viewed on our website, www.spectrumbrands.com, under “Investor Relations – Corporate Governance.”

The Audit Committee Charter adopted by the Board incorporates requirements mandated by the Sarbanes-Oxley Act of 2002 and the NYSE listing standards. All members of the Audit Committee are independent as defined by SEC rules and NYSE listing standards. At least one member of the Audit Committee is an “audit committee financial expert” as defined by SEC rules.

Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and auditing the Company’s internal control over financial reporting and issuing their reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed with management and KPMG LLP the audited financial statements for the fiscal year ended September 30, 2019, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and KPMG LLP’s audit of the Company’s internal control over financial reporting. The Audit Committee also adopted a resolution stating that the Audit Committee must approve on an engagement by engagement basis any individual non-audit or tax engagement in any 12-month period. The Audit Committee has pre-approved other specified audit, or audit related services, provided that the fees incurred by KPMG LLP in connection with any individual engagement do not exceed $200,000 in any 12-month period. The Audit Committee has discussed with KPMG LLP the matters that are required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees). In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG LLP their firm’s independence. The Audit Committee concluded that the provision of services by the independent auditors did not impair their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended September 30, 2019 be included in our Annual Report on Form 10-K filed with the SEC for that year. The Audit Committee also recommended to the Board that KPMG LLP be appointed as our independent registered public accounting firm for Fiscal 2020.

The foregoing report is furnished by the Audit Committee of the Board.

AUDIT COMMITTEE

Terry L. Polistina, Chairman

Kenneth C. Ambrecht

Hugh R. Rovit

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview and analysis of our compensation programs and policies, the material compensation decisions made under those programs and policies, and the material factors considered in making those decisions. The discussion below is intended to help you understand the detailed information provided in our executive compensation tables and put that information into context within our overall compensation philosophy.

The Transformation of Our Company:

In the past short while, we commenced or completed substantial and transformative changes at our Company and delivered on a number of important accomplishments. Some of these transformative changes and important accomplishments are summarized below under four broad categories: strategic and operational accomplishments; corporate governance and compensation practice changes; management team and Board member changes; and accomplishment of positive economic and financial Fiscal 2019 results. These transformative changes and initiatives are designed to provide significant and positive outcomes for the Company and our shareholders in the future.

Strategic & Operational Accomplishments

We began Fiscal 2019 by building on the completion of our merger with our previous majority stockholder, HRG Legacy (the “Merger”). The Merger was a significant achievement for the Company and its stockholders and was negotiated and completed over a significant period of time and consumed a substantial amount of our management’s and directors’ time and efforts. Among other things, the Merger enabled us to acquire certain Tax Attributes of HRG Legacy at a meaningful discount. In addition, the completion of the Merger allowed us to start the transformation of the corporate governance and compensation practices of the Company from those designed for a “controlled company” and a portfolio company of HRG Group to those designed for a widely-held public company and in-line with best practices. The Merger also increased the float and reduce the volatility in the trading of our common stock.

During and following the time that we were completing the Merger with HRG Legacy, we also sought and ran a process to dispose of three of our business segments: our global battery and lighting (“GBL”) business, our global auto care (“GAC”) business and our appliances business. On January 15, 2018, we announced the sale of the GBL business (the “GBL Sale”), which took over 12 months to consummate, to Energizer Holdings, Inc. (“Energizer”) and on November 5, 2018, we announced the sale of the GAC business (the “GAC Sale”), also to Energizer. Both sales were completed in January 2019, resulting in aggregate net proceeds of $2.9 billion to the Company, prior to purchase price adjustments. We ultimately retained our appliances business as part of our continuing operations. The sales process and related negotiation and completion (as applicable) of these three businesses was the source of a significant amount of time and effort for the Company, its management and employees, both domestically and abroad. In particular, the sale of our GBL business was completed only after a protracted and extended regulatory approval process, particularly in Europe.

Through the completion of the sales of our GBL and GAC businesses we streamlined our Company and our operational focus. We were able to effectively realize the benefits of having acquired HRG Legacy’s Tax Attributes in the Merger, sheltering the gains we realized on the completion of the GBL Sale and substantially reducing the taxes that would otherwise have been payable. The $2.9 billion in proceeds, prior to purchase price adjustments, that we received from the GBL Sale and GAC Sale has enabled us to aggressively pay down debt, materially reduce our leverage and strengthen our balance sheet. Our net leverage ratio was 5.2x at the end of Fiscal 2018 and was reduced to 3.1x at the end of Fiscal 2019. Our improved balance sheet will allow us to be more nimble and act strategically as opportunities arise, and also to better withstand any future downturns in the economy. In addition, as part of the respective asset sales, we acquired shares in Energizer so that we have indirectly retained potential upside in the value of our sold businesses.

Following the completion of the asset sales, we commenced a thorough review of the Company’s operations with a view towards resetting our operating model and business strategies to lower costs, improve efficiencies and enable greater organic growth for each of our divisions. This assessment yielded key findings that we are using to overhaul our operating and strategy model, our commercial go-to-market plans, our sourcing and procurement processes, and our use of technology and automation to operate our business more efficiently. We are referring to this project as our Global Productivity Improvement Program and anticipate it will reduce our overall annualized operating costs by at least $100 million and that these savings will be at full run rate within the next twelve to fifteen months. These savings will place the Company on a positive trajectory in the future because we expect that a substantial portion of the savings will be reinvested in growth-enabling activities, including improved consumer insights and additional research and development and marketing.

We also undertook and completed a number of a complex and comprehensive operational projects, including consolidating certain of our distribution centers, which required a significant amount of time and resources. While we experienced some operational challenges with respect to certain of these projects, we took positive steps to address those challenges and, ultimately, were successful in reaching these milestones, which positions the Company well to achieve its goals for Fiscal 2020 and beyond.

The amount of time and effort required to operate our business (including achieving positive economic and financial results) alongside with pursuing these transformational strategic and operational initiatives (including the asset sales and the distribution center consolidation) created disruption and distraction for our employees and presented us with significant challenges in Fiscal 2019. Our management and employees devoted substantial additional time and effort to pursue or complete these initiatives, which were quite difficult to achieve particularly during the period of transformational challenges and uncertainty facing our Company.

As Fiscal 2019 ended, Jefferies Financial announced, and shortly thereafter completed, the distribution of its 14% stake in the Company to its stockholders. Following the distribution, the representative of Jefferies Financial left our Board, completing our Company’s transition from being a controlled company to a widely-held public stockholder constituency.

Management and Board Member Changes

We also made significant changes to our executive management team and our Board. Mr. Maura assumed the duties of CEO in April 2018. Since that time, we have hired a new CFO and a new General Counsel, promoted one of our executives to be our COO and another one of our executives to be the global head of HR. Following these changes, we have changed the entire senior executive team of the Company. We also made changes to the senior management team at our business units in order to align our business unit senior management team with our new operating model and business strategy.

Equally importantly, we also made changes to our Board composition by having representatives of our controlling stockholder and Jefferies Financial leave our Board, appointing new members to our Board and reviewing the skillset and strengths of our individual Board members to make changes to our Committee memberships.

We made these changes in order to align the skillset of our senior management team and our Board with our new operating model and go-forward business strategy. These changes are also designed to provide fresh new ideas and build on our success for the future. We are also proud that in making these changes we have advanced on our aim of promoting diversity and inclusion and are committed to further enhance diversity presence at our Company (including our Board members) going forward.

Corporate Governance & Compensation Practice Changes

While completing the transformative strategic, operational and personnel changes discussed above, we significantly modified the corporate governance and compensation practices of the Company. Prior to the Merger, the Company was a “controlled company” and a majority-owned subsidiary of HRG Group. Following the Merger, the Company evolved into a widely-held public company and we determined that its corporate governance and compensation practices should be updated to reflect its position as a widely-held company and should come in line with corporate governance and compensation best practices.

Accordingly, we made improvements to our corporate governance policies, including appointing a lead independent director, adopting a robust anti-pledging policy and strengthening our anti-hedging policy. We also added a majority voting and director resignation policy. In addition, we increased the required retention of net after-tax shares by our directors, NEOs and other executives to 50% until they satisfy our stock ownership guidelines. See “Directors, Executive Officers and Corporate Governance-Corporate Governance-Our Practices and Policies” for more information on these policies. Furthermore, we eliminated certain perquisites including any related tax equalization. We also increased diversity of our Board and executive and senior management ranks and are committed to promoting these values further in the future.

With respect to enhancements to our compensation practices, we transitioned away from annual Equity Incentive Program (“EIP”) grants with one-year performance periods and our two-year stretch Spectrum 3B Plan (“S3B Plan”) to a new program with cliff vesting following a three-year cumulative performance period. This transition to a three-year cliff vesting performance and service period under the new long term incentive program (“LTIP”) created a “gap” in our employees’ compensation opportunity, in that, under this new plan, there would be no long-term incentive vesting opportunity until September 30, 2021. The lack of any potential vesting or payout of long-term compensation opportunities during this gap period, which represents a significant portion of overall compensation, raised retention concerns. To address this gap, our Compensation Committee granted our NEOs and other selected employees special “Bridge Grants” (which are one-time grants and will not be part of ongoing compensation) comprised of RSUs and PSUs that were primarily designed to: (i) provide annual vesting opportunities until the first of the new, annually granted long-term incentive awards would potentially vest after September 30, 2021, and (ii) address the related potential retention concerns. As explained further on page 57, the Bridge Grants were not additive compensation to our employees and were made at a roughly 15% discount to the compensation opportunities that would have been available under the EIP and S3B Plan.

These Bridge Grants were granted at the beginning of Fiscal 2019 and were designed as two grants to cover two performance cycles, namely the Fiscal 2019 compensation cycle and the Fiscal 2020 compensation cycle. The vesting criteria applicable for the Bridge Grants are:

•

Fiscal 2019 Bridge Grant: (i) 60% of the Fiscal 2019 Bridge Grant were not guaranteed and were only eligible to vest based on established performance metrics and targets for Fiscal 2019; and 40% of the Fiscal 2019 Bridge Grant was eligible to vest based on continued service through November 21, 2019.

•

Fiscal 2020 Bridge Grant: (i) 60% of the Fiscal 2020 Bridge Grant were not guaranteed and were only eligible to vest based on established performance metrics and targets for Fiscal 2020; and (ii) 40% of the Fiscal 2020 Bridge Grant was eligible to vest based on continued service through November 21, 2020.

In addition, in recognition of the additional work and completion of the sales, we rewarded our NEOs with special transaction success bonuses (which represented in the aggregate 0.22% of the $2.9 billion net proceeds, prior to purchase price adjustments, received from the sales). No amounts would have been paid if the sales were not consummated. Because of the special circumstances surrounding the sale of our GBL and GAC businesses and our transition to a new long-term equity plan noted above, we do not believe that the Bridge Grants and the transaction success bonuses are indicative of our regular, ongoing annual compensation.

In approving the Bridge Grants and the transaction success bonuses, our Compensation Committee was advised by an independent compensation consultant and outside counsel and considered a number of factors. These factors included, among other things, that at the time of these determinations, which was in fall of 2018 and January of 2019, the Company was making significant changes to its corporate governance and compensation practices as it transitioned away from being a “controlled company,” the Company was facing fierce competition to secure talent in the labor market and was facing significant retention concerns and uncertainty in connection with changing the Company’s asset composition in the context of the asset sales, changing the Company’s ownership structure in conjunction with the Merger and the distribution by Jefferies Financial of its shares of the Company, changing the Company’s business strategy and making changes to the Company’s senior management and Board members. Accordingly, the Bridge Grants and the transaction success bonuses are one-time in nature and are designed to facilitate the Company’s transition through these significant amount of changes.

In conjunction with these decisions, we made further enhancements to our executive compensation programs by introducing for Fiscal 2020 a third performance metric (Adjusted Return on Equity) that will be weighted equally with Adjusted EBITDA and Adjusted Free Cash Flow for purposes of our equity performance programs; eliminating tax equalization on our financial and tax planning benefit, automobile allowance, and life insurance for all executives in Fiscal 2020; our CEO voluntarily agreeing to eliminate, commencing in Fiscal 2020, his tax planning and financial assistance benefit (including tax equalization) and his executive automobile allowance.

Finally, in connection with our Annual Meeting, we have asked our stockholders to approve the New 2020 Equity Plan. Our New 2020 Equity Plan includes important best practice enhancements, including double-trigger vesting on a change in control, a one-year minimum vesting requirement, and an explicit prohibition on dividend payments on unvested awards. See page 89 for more details.

Our Fiscal 2019 Results

Alongside all of the transformational activities, operational and management changes, and additional demands placed on our team, we attained positive financial results in Fiscal 2019, including those discussed below.

•

We increased or maintained our market positions, which includes our #1 position in the U.S. with residential and luxury locksets, outdoor insect control, grills, toaster ovens, indoor grills and our #1 global position with aquatics and rawhide chews.

•

Our efforts with respect to our transformational and strategic initiatives are being recognized by the market, as our stock has increased 52.2% in price in calendar 2019, and has returned 56.7% in calendar 2019, including dividends.

•	Revenue of $3,802.1 million and net loss from continuing operations of $186.7 million, including $151.4 million of non-cash impairment charges.

•	Adjusted EBITDA of $567 million.

•	Adjusted EBITDA stabilized and in line with guidance with increased investments across the divisions.

•	Reduced total debt by $2.4 billion with proceeds from divestitures of the GBL and GAC businesses.

•	Increased liquidity (cash and cash equivalent plus available credit under our revolving credit facility) by 5.7% to $1.4 billion.

•	Reduced net leverage (net debt to Adjusted EBITDA) to 3.1x from 5.2x.

•	Launched our Global Productivity Improvement Plan, expecting to improve overall annualized operating costs by approximately $100 million within the next 12 to 15 months.

•	In Fiscal 2019, we returned over $355 million to our shareholders through share repurchases of $269 million and $86 million in dividends.

•	In Fiscal 2020, we have repurchased $355 million worth of shares as of June 3, 2020.

•	Issued $300 million in 5.00% 10-year senior notes and retired all $570 million of our 6.625% senior notes.

•	Incurred $60 million of cash tariffs in Fiscal 2019 that were mostly offset with pricing and productivity.

Summary of Highlights:

A summary of our highlights discussed above include:

●   We continued our momentum after completing the merger with HRG Legacy in Fiscal 2018.

●   We streamlined our business focus by completing the sales of our GBL business and our GAC business.

●   We no longer have a controlling stockholder, and have significantly transformed our corporate governance practices.

●   We significantly transformed our compensation practices, including by simplifying and streamlining our overall compensation structure, focusing our ongoing program on a combination of an annual bonus and a single long-term equity program with a three-year performance period.

●   We made changes to our executive team, including the hiring of a new CFO, General Counsel, and the promotion of individuals to COO and head of HR positions.

●   We made changes to our senior operating team in our businesses to align with our new business strategy.

●   We added diversity to our Board and to our executive team.

●   We hired a second compensation consulting firm to review Company practices.

●   Our New 2020 Equity Plan includes certain best practice enhancements, including double-trigger vesting on a change in control, a one-year minimum vesting requirement and an explicit prohibition on dividend payments on unvested awards.

●   We maintained our global market positions as the #1 leading market position with a number of our products.

●   Despite foreign exchange headwinds and a reported sales decrease of 0.2%, we delivered organic sales growth of 1.4%.

●   We significantly improved our capital structure as net debt (outstanding debt less cash) declined from 5.2 to 3.1 times adjusted EBITDA at the end of 2019. We reduced total debt by $2.4 billion during Fiscal 2019.

●   We returned over $350 million to our shareholders in Fiscal 2019 through dividends and share repurchases.

●   We have repurchased $355 million worth of shares as of June 3, 2020.

●   We delivered our Fiscal 2019 adjusted EBITDA results within our guidance despite incurring $60 million of cash tariff headwinds.

●   We implemented a Global Productivity Improvement Plan, which is expected to improve our overall annualized operating costs by $100 million in the next 12-15 months.

●   We achieved and exceeded our Fiscal 2019 annual operating plan.

●   We engaged in a thorough and complete review of the Company’s operations and made significant changes to our business strategy.

Note:	See Appendix A for information regarding Non-GAAP financial measures.

The following charts illustrate our decreased leverage, repayment of debt and the return of cash to our shareholders through dividends and share repurchases:

Fiscal 2019 Named Executive Officers

The following individuals were our NEOs for Fiscal 2019:

David M. Maura	our Chief Executive Officer and Executive Chairman
Douglas L. Martin(1)	our former Executive Vice President and Chief Financial Officer
Randal D. Lewis	our Executive Vice President and Chief Operating Officer
Ehsan Zargar	our Executive Vice President, General Counsel and Corporate Secretary
Rebeckah Long	our Senior Vice President, Global Human Resources
Nathan E. Fagre(2)	our former Senior Vice President, General Counsel and Corporate Secretary

(1)

Mr. Martin ceased to serve as our CFO on November 17, 2019. His employment with the Company ended on December 20, 2019. Jeremy W. Smeltser became our Executive Vice President and CFO on November 17, 2019.

(2)

Mr. Fagre ceased to be our General Counsel as of October 1, 2018. He continued as a non-executive employee and provided transitional services until May 3, 2019. Mr. Zargar became our Executive Vice President, General Counsel and Corporate Secretary on October 1, 2018.

Fiscal 2019 Executive Compensation Overview

Highlights of developments involving our ongoing executive compensation program in Fiscal 2019, and other post-fiscal year-end executive team developments, included the following:

✓97.81% of our stockholders approved our executive compensation program in last year’s Say on Pay vote.

✓We modified our long-term incentive program:

●  As described below, we combined our one-year EIP and our two-year stretch performance plan (most recently, the S3B Plan) into a new single long-term incentive program that will payout in a cliff only at the end of a three-year cumulative performance period, with 70% based on performance and 30% based on continued service.

●   We eliminated our EIP and S3B compensation plans, which provided for one-year and two-year performance periods, respectively.

●   We introduced in Fiscal 2020 a third performance metric (Adjusted Return on Equity), which will be weighted equally with Adjusted EBITDA and Adjusted Free Cash Flow for purposes of our equity performance programs.

✓We proposed a new equity plan for Fiscal 2020, which includes the following best practices:

●   Double-trigger vesting on a change in control.

●   A minimum vesting requirement.

●   No dividend payments on unvested awards.

✓We made significant changes to our executive team and business unit senior management team:

●   We hired a new CEO and CFO.

●   We created the position of COO and further promoted our COO to be an Executive Vice President.

●   We hired a new General Counsel.

●   We appointed a new head of global HR, which completed the transition of our executive team.

●   We made changes to the senior management team at our business units in order to align our business unit senior management team with our operating model and business strategy, as well as introduce new ideas and bring fresh perspectives to our businesses.

✓In Fiscal 2019, NEO salary and bonuses only changed in connection with merit-based promotions.

●   Our NEO salaries and annual bonus targets did not change in Fiscal 2019, except for Mr. Lewis and Ms. Long, whose increases were in connection with their merit-based promotions and increased responsibilities.

✓In Fiscal 2020, our NEOs’ base salaries and annual bonus targets will remain the same as in Fiscal 2019.

✓We further enhanced our compensation program:

●   We adopted a robust anti-pledging policy.

●   We strengthened our existing anti-hedging policy.

●   We strengthened our stock ownership guidelines by increasing, as of January 1, 2020, to 50% the net after-tax portion of our directors’, NEOs’ and other Covered Officers’ shares that they must retain to satisfy our stock ownership requirements.

✓We eliminated certain executive perquisites:

●   Commencing in Fiscal 2020, our CEO voluntarily eliminated his tax planning and financial assistance benefit (and any related tax equalization) and his executive automobile allowance.

●   We eliminated the tax equalization on our financial and tax planning benefit, automobile allowance, and life insurance for all executives in Fiscal 2020.

Our Compensation Governance Best Practices

We have adopted significant policies with respect to our executive compensation programs, which help to further align our executives’ interests with those of our stockholders.

What We Do
✓ We maintain an independent Compensation Committee with an ongoing review of our compensation philosophy and practices.

✓  We strongly align pay and performance by placing 87.9% of our CEO’s ongoing compensation opportunity and 78.7% (on average) of our other current NEOs’ ongoing compensation opportunities at risk and earned on the basis of Company performance.

✓ We retained independent compensation consultants, including the hiring of an additional independent compensation consulting firm in Fiscal 2019, reporting to the Compensation Committee.	✓ We have a robust clawback policy, described in greater detail under the section titled “Compensation Clawback Policy.”

✓  We consider stockholder advisory votes and views. Our Compensation Committee considers the voting results of our advisory vote on executive compensation (in the most recent annual advisory vote, 97.81% voted in favor).

✓ For new employment agreements entered into during Fiscal 2019, we have provided that upon termination of employment any performance-based awards are forfeited.

✓  We annually assess our compensation program and have determined that the risks associated with our compensation policies are not reasonably likely to result in a material adverse effect on the Company and its subsidiaries taken as a whole.

✓  70% of our regular equity based awards are based on achievement of performance, and overall 74% to 80% of our regular incentive compensation is fully performance-based with the remainder being time-based equity that is still subject to market risk.

✓  We have robust stock ownership and retention guidelines for our directors, NEOs and certain other officers, and, effective January 1, 2020, we have increased the requirement to retain 50% of net after-tax shares (up from 25%).

✓ We have strengthened our anti-hedging policy and adopted a robust anti-pledging policy.

✓  We continue to engage in rigorous stockholder outreach to understand stockholder feedback and input on a variety of matters, including business strategy, compensation programs and corporate governance.

✓ We provide reasonable post-employment provisions and have post-employment restrictive and executive cooperation covenants.

What We Don’t Do
X We do not provide any gross-ups for golden parachutes or for other compensation in the future.	X We do not provide for accelerated vesting of equity upon retirement for our NEOs.

X We do not make loans to executive officers or directors.	X We do not provide for single trigger vesting of equity. Our New 2020 Equity Plan further enhances this practice by providing for double-trigger vesting on a change in control.

X We do not allow our NEOs to purchase stock of the Company on margin, enter into short sales or buy or sell derivatives in respect of securities of the Company.	X We do not provide excessive perquisites and our NEOs do not participate in defined benefit pension plans or nonqualified deferred compensation plans.

X  We do not provide immediate vesting on equity based awards. Our New 2020 Equity Plan further enhances this practice by providing for a one-year minimum vesting requirement for all awards granted under the New 2020 Equity Plan, subject to limited exceptions.

X We do not guarantee minimum bonuses to our NEOs.

X We do not grant discounted options and we do not reprice stock options without stockholder approval.

X  We do not pay any dividends on unearned and unvested equity awards, unless and until earned and vested. Our New 2020 Equity Plan further enhances this practice by explicitly prohibiting the payment of dividends on unvested equity awards.

Stockholder Engagement

Our Board takes its management oversight responsibilities seriously. As confirmed by the over 97% of shareholder approval of our previous year’s executive compensation, our key values are predicated on strong and effective governance, independent thought and decision making and a commitment to driving shareholder value.

What we learn through our ongoing engagements is regularly shared with our Board and incorporated into our disclosures, plans and practices, as deemed appropriate.

In addition to our ongoing discussions with our stockholders, during Fiscal 2019, we invited stockholders representing nearly 46% of our outstanding shares to discuss their views with our Board regarding our business strategy, corporate governance and executive compensation programs. Partially in response to such feedback, as well as input from a proxy advisory firm, we made the following changes:

What We Heard	How We Responded
● Shareholders raised concern on the use of one-year and two-year performance periods in our EIP and S3B Plan.

✓  We combined our one-year EIP and our two-year stretch performance plan (mostly recently, the S3B Plan) into a new single long-term incentive program that will payout in a cliff only at the end of a three-year performance period ending September 30, 2021, with 70% based on performance and 30% based on continued service.

✓  We eliminated our EIP and our S3B Plan, which provided for one-year and two-year performance periods, respectively.

● Shareholders raised concern on our use of adjusted EBITDA and Adjusted Cash Flow on both STI and LTI programs.

✓  We introduced in Fiscal 2020 a third performance metric (Adjusted Return on Equity), which will be weighted equally with Adjusted EBITDA and Adjusted Free Cash Flow for purposes of our equity performance programs.

● Shareholders told us that the size of our NEO salaries and annual bonus targets were appropriate.

✓  Our NEO salaries and annual bonus targets did not change in Fiscal 2019, except for Mr. Lewis and Ms. Long, whose increases were in connection with their promotions and increased responsibilities. In Fiscal 2020, our NEOs’ base salaries and annual bonus targets will remain the same as in Fiscal 2019.

● Shareholders asked us to enhance our stock ownership guidelines.

✓  We strengthened our stock ownership guidelines by increasing, as of January 1, 2020, to 50% the net after-tax portion of our directors’, NEOs’, and other Covered Officers’ shares that they must retain to satisfy our stock ownership requirements.

● Shareholders did not express concern with our perquisites program and other compensation practices

✓  Nonetheless, at our own initiative, we eliminated the tax equalization on our financial and tax planning benefit, life insurance, and automobile allowance for all executives in Fiscal 2020. In addition, commencing in Fiscal 2020, our CEO voluntarily eliminated his tax planning and financial assistance benefit (and any related tax equalization) and his executive automobile allowance.

✓  In reaction to concerns raised by a proxy advisory firm, we further strengthened our anti-hedging policy.

✓  In addition, on our initiative, we adopted a robust policy prohibiting the pledging of our stock.

In light of our values and to reinforce shareholder confidence in our executive compensation programs, we have also made the following enhancements:

•

We engaged Willis Towers Watson as a new independent compensation consultant for going forward Fiscal 2020 compensation decisions to ensure that we are responsive to shareholder concerns, address recent trends and any residual practices that may be disfavored by shareholders and stay competitive in the executive and employee compensation market.

•

We engaged the proxy solicitation firm, Okapi Partners, in Fiscal 2020 to (i) assist in a robust shareholder outreach process to further align our going forward compensation programs with shareholder needs and (ii) facilitate the opportunity for shareholders to individually and directly engage with certain members of management.

•	We engaged in discussions with a major proxy advisory firm to understand their perspective on our compensation programs and best practices generally in executive compensation programs.

•

We reached out to shareholders representing 77.69% of the votes to discuss and engage in dialogue with our stockholders with respect to our Company, including our corporate governance and compensation practices.

•

In advance of our annual meeting, our General Counsel, CFO and other Company representatives have engaged with nine of our largest shareholders representing 40% of our shares outstanding, including our top three institutional investors, and expect to engage in dialogue with a number of our other shareholders.

•	During our dialogue with shareholders in 2020, we received the following feedback:

o	Shareholders were supportive of the changes to our compensation structure (as discussed on page 42 in more detail).

◾	Specifically, shareholders were supportive of our transition to three-year cliff vesting for our long term incentive program, based on a cumulative three-year performance period.

o	Shareholders generally appreciated that the Bridge Grants and transaction success bonuses were one time awards related to a transition period.

◾	Shareholders asked whether the Bridge Grants and transaction success bonuses were one time-awards and we confirmed that they will not occur again.

o	Shareholders noted that they have no concerns about our underlying compensation structure from a governance perspective.

◾	Shareholders were generally supportive of our compensation structure because of our pay and performance alignment.

o

Shareholders asked about our equity run rate analysis, and we explained that our increased equity run rate in Fiscal 2019 related to the one-time Bridge Grants. Current projections for Fiscal 2020 indicate that our run rate will decrease to near Fiscal 2018 level.

o	Shareholders commended us on deleveraging our balance sheet and noted that they would prefer we continue to operate with less leverage.

◾	We explained to shareholders that our long-term leverage target is 3.5x – 4.0x net debt to EBITDA and that we will continue to work to achieve this range over time.

o	Shareholders asked us about our plans to declassify our Board, as well as our director onboarding process and how we look at board refreshment.

◾

We explained to shareholders that given the volatility in the market, we postponed our plans to consider declassifying the board in 2020. However, the Company is committed to enhancing its corporate governance processes and to reviewing declassifying the board in the next 12 to 24 months.

◾	In addition, we told shareholders that we are in the process of expanding the size of the Board and are actively seeking out diverse candidate to add to the board.

o	Shareholders noted that they focus on the materiality of our ESG disclosure and that would welcome continued discussion relating to ESG.

◾	We are committed to enhancing our ESG disclosure and told shareholders that we will be providing additional disclosure over the next 12 to 24 months with respect to ESG metrics.

o	Shareholders asked how we are handling labor and supply chain issues with respect to COVID-19.

◾

We explained that in the back half of our fiscal year, we will seek to weather the COVID-19 pandemic by realigning our supply chain to better reflect and accommodate new demand patterns, we will continue to execute on our Global Productivity Improvement Plan with at least $100 million of run rate savings, and our team will continue to embrace a more consumer-driven mindset as we increase investment in our new commercial operations group.

Through Fiscal 2020, we will continue to engage in rigorous stockholder outreach to understand shareholder feedback and input on a variety of matters, including business strategy, compensation programs and corporate governance.

Compensation Overview and Philosophy

Our compensation programs are administered by our Compensation Committee. In Fiscal 2019, these programs were based on our “pay-for-performance” philosophy in which variable compensation represents a majority of an executive’s potential compensation. The variable incentive compensation programs continued our focus on the Company-wide goals of increasing growth and earnings, maximizing free cash flow generation, and building for superior long-term stockholder returns. Each year, the Compensation Committee and the Company, along with the assistance of independent compensation consultants, go through a thoughtful process to review risks and opportunities applicable to the Company. As noted above, Fiscal 2019 was a year of transition and uncertainty.

In establishing our compensation programs for Fiscal 2019, our Compensation Committee obtained the advice of two independent compensation consultants, (i) Lyons, Benenson & Company Inc. (“LB & Co.”), and (ii) Pearl Meyer & Partners (“Pearl Meyer”), and evaluated the compensation programs with reference to a peer group of 14 companies, as outlined in the section below entitled “Role of Committee-Retained Consultants”.

Background on Compensation Considerations

Our Compensation Committee pursued several objectives in determining our executive compensation programs for Fiscal 2019:

●	To attract and retain highly qualified executives for the Company, each of our business segments and our overall corporate objectives.

●	To align the compensation paid to our executives with our overall corporate business strategies while leaving the flexibility necessary to respond to changing business priorities and circumstances.

●

To address the compensation opportunity gap and retention concerns created by adopting our new compensation plan and to recognize and reward the significant amount of additional time and effort expended by our management team and employees to pursue a number of strategic initiatives and activities, which are further described in “Compensation Discussion and Analysis-Fiscal 2019 Business Highlights”.

●	To align the interests of our executives with those of our stockholders and to reward our executives when they perform in a manner that creates value for our stockholders.

In order to pursue these objectives, our Compensation Committee:

●

Considered the advice of our independent compensation consultants on executive compensation issues and program design, including advice on the corporate compensation program as it compared to our peer group companies.

●	Conducted an annual review of total compensation for each NEO, including the compensation and benefit values offered to each executive and other compensation factors.

●	Consulted with our CEO and other members of senior management with regard to compensation matters and met in executive session without management to evaluate management’s input.

●	Solicited comments and concurrence from other Board members regarding its recommendations and actions.

Philosophy on Performance-Based Compensation

Our Compensation Committee designed the Fiscal 2019 executive compensation programs so that, at target levels of performance, a significant portion of the value of each NEO’s annual compensation (which varies by individual) would be based on the achievement of Company-wide Fiscal 2019 performance objectives. Our Compensation Committee concluded that a combination of annual fixed base pay and incentive-based pay provided our NEOs with an appropriate mix of cash compensation and equity-based compensation.

For Fiscal 2019, the percentage of ongoing target annual compensation that was fixed (base salary) for our CEO was 12.1% and for the other current NEOs was 21.3% as a group. The chart below sets forth the percentage of compensation that was fixed compared to at risk at target for the CEO and the other current NEOs as a group. The chart below excludes the Bridge Grants and transaction success bonuses as these are not a regular part of our ongoing compensation programs.

In addition, to highlight the alignment of the incentive plans with stockholder interests, our ongoing annual and long-term incentive programs (whether equity or cash-based) in Fiscal 2019 were predominantly performance-based with (i) the Management Incentive Plan (“MIP”) being 100% performance-based and (ii) the three-year long-term equity incentive program being 70% performance-based.

The remainder of each executive’s compensation was made up of amounts that did not vary based on performance. For each of our NEOs, these non-performance-based amounts are set forth in agreements with the executives as described in “—Executive Compensation Tables—Termination and Change in Control Provisions—Executive-Specific Provisions regarding Employment, Termination and Change in Control—Agreements with NEOs,” and are subject to annual review and potential increase by our Compensation Committee. These amounts are determined by our Compensation Committee considering the executive’s performance, current market conditions, the Company’s financial condition at the time such compensation levels are determined, compensation levels for similarly situated executives with other companies, experience level and the duties and responsibilities of such executive’s position.

Our Compensation Decision Making Process

Our Compensation Committee engages in a robust process in making compensation decisions. In Fiscal 2019, our Compensation Committee continued to retain outside consultants, LB & Co. and hired a new firm, Pearl Meyer, to assist in formulating and evaluating executive and director compensation programs. In addition, our Compensation Committee consulted with our CEO regarding the Company’s compensation plans and performance targets, however, our CEO did not participate in any discussions with respect to his own compensation. From time to time, our Compensation Committee also consulted with other senior executives of our Company and outside counsel.

Our consultants provided advice on the implications of changes to our business (including the lengthy asset sale processes, our Global Productivity Improvement Plan, the consolidation of our distribution centers and the streamlining of our business and operational focus), our corporate governance and compensation structure and the philosophy of our executive compensation plans. During the past year, our Compensation Committee periodically requested LB & Co and/or Pearl Meyer to:

●	Provide comparative market data for our peer group, and other groups on request, with respect to compensation matters.

●

Analyze our compensation and benefit programs relative to our peer group, including our mix of performance-based compensation, non-variable compensation and the retentive features of our compensation plans in light of the Company’s strategies and prospects.

●

Review the plan designs, including the performance metrics selected, for our various incentive plans and make recommendations to our Compensation Committee on appropriate plan designs to support the overall corporate strategic objectives, including the extensive work performed and benefits obtained from the efforts of our NEOs and other employees in carrying out the Company’s transformative M&A transactions and transformative strategic transactions.

●	Advise our Compensation Committee on compensation matters and management proposals with respect to compensation matters.

●	Assist in the preparation of our Compensation Discussion and Analysis disclosure and related matters.

●	On request, participate in meetings of our Compensation Committee.

In order to encourage an independent viewpoint, our Compensation Committee and its members (i) had access to LB & Co. and Pearl Meyer at any time without management present; and (ii) consulted from time to time with each other, other non-management members of our Board and LB & Co. and Pearl Meyer without management present.

LB & Co., with input from management and our Compensation Committee, developed a peer group of companies based on a variety of criteria, including type of business, revenue, assets and market capitalization. The composition of this peer group is reviewed annually and, if appropriate, revised, based on changes in business orientation of peer group companies, changes in financial size or performance of the Company and the peer group companies, and any mergers, acquisitions, spin-offs or bankruptcies of the companies in the peer group or changes at our Company. At the end of Fiscal 2019, the peer group utilized consisted of the following 14 companies:

✓Central Garden and Pet Company	✓Fortune Brands Home & Security, Inc.	✓Nu Skin Enterprises, Inc.,

✓Church & Dwight Co., Inc.	✓Hanesbrands, Inc.	✓The Scotts Miracle-Gro Company

✓The Clorox Company	✓Hasbro, Inc.	✓Mattel, Inc.

✓Edgewell Personal Care Company	✓Helen of Troy Limited	✓Tupperware Brands Corporation

✓Energizer Holdings, Inc.	✓Newell Brands, Inc.

For Fiscal 2019, our Compensation Committee determined to remove Stanley Black & Decker, Inc. from the compensation peer group given its revenue, assets and market capitalization size. No further changes were made to the compensation peer group in Fiscal 2019.

Our Compensation Committee reviews market data as part of assessing the appropriateness and reasonableness of our compensation levels and mix of pay. Although our Compensation Committee does not target a particular range for total compensation as compared to our peer group, it does take this information into account when establishing our compensation programs.

No fees were paid to LB & Co. or Pearl Meyer for services other than executive and director compensation consulting during Fiscal 2019. In accordance with SEC rules, our Compensation Committee considered the independence of LB & Co., and Pearl Meyer including an assessment of the following factors: (i) other services provided to the Company by each consultant, (ii) fees paid by the Company as a percentage of the consulting firm’s total revenue, (iii) policies or procedures maintained by LB & Co. or Pearl Meyer that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the individual consultants involved in the engagement and any member of our Compensation Committee, (v) any Company stock owned by individual consultants involved in the engagement, and (vi) any business or personal relationships between our executive officers and the consultants or the individual consultants involved in the engagement. Our Compensation Committee has concluded that no conflicts of interest prevented LB & Co. or Pearl Meyer from independently advising our Compensation Committee during Fiscal 2019.

Compensation Elements

In Fiscal 2019, our ongoing annual compensation for our NEOs included the following elements:

Element	Purpose	Operation	Performance Measures
Base Salary	● Forms basis for competitive compensation package	● Base salary reflects competitive market conditions, individual performance, and internal parity

●   Performance of the individual is considered by the Compensation Committee, which is advised by its independent compensation consultant, when setting and reviewing base salary levels and continued employment

Element	Purpose	Operation	Performance Measures
Annual MIP Bonus	● Motivate achievement of strategic priorities relating to key annual financial metrics

●   Target bonus opportunities are determined by competitive market practices and internal parity.

●   Actual bonus payouts, which can range from 0-250%of target for the CEO and 0-200%of target for our other NEOs are determined based on achievement of financial metrics established at the beginning of the performance period

● Equally weighted between Adjusted EBITDA and Adjusted Free Cash Flow

Restricted Stock Units (majority is performance-based and remainder is time-based)	● Align compensation with key drivers of the business ● Encourage focus on long-term shareholder value creation	● Size of award determined by competitive market practices, corporate and individual performance and internal parity and retention considerations

●   Long-term incentive awards focusing on cumulative performance over three-year period ending Fiscal 2021, based on Adjusted EBITDA and Adjusted Free Cash Flow. For Fiscal 2020 grants, a third performance metric, Adjusted Return on Equity, is included (and equally weighted with the other two metrics).

●   The majority of each of the new long-term incentive awards (70%) are performance-based

In addition to the foregoing, our NEOs received special Bridge Grants and transaction success bonuses that are described further below.

Base Salaries

The annual base salaries for our NEOs were initially set forth in each executive’s employment agreement or separate letter agreement and such salaries may be increased from time to time by our Compensation Committee.

In determining the initial annual base salary for each NEO or in making any subsequent increases, our Compensation Committee considered the market conditions at the time such compensation levels were determined, the Company’s financial condition at the time such compensation levels were determined, compensation levels for similarly situated executives at other companies, experience level, and the duties and responsibilities of such executive’s position.

Base salary levels are subject to evaluation from time to time by our Compensation Committee to determine whether increases are appropriate. Our Compensation Committee reviewed the current salaries of our NEOs during Fiscal 2019 and increased the salaries for Mr. Lewis and Ms. Long in connection with their promotions and increased responsibilities. In Fiscal 2019, our other NEO salaries did not increase. In Fiscal 2020, our NEOs’ base salaries will remain the same as in Fiscal 2019.

Annual Bonus

Our management personnel, including our NEOs, participate in our annual MIP cash bonus program, which is designed to compensate executives and other managers based on achievement of annual corporate, business segment, and/or divisional financial goals. Under the MIP bonus plan, 100% of the annual bonus is performance-based and no bonus is paid if the relevant performance metrics are not achieved. Although the MIP is a cash bonus program, our Compensation Committee may elect to pay such bonuses in the form of equity. In Fiscal 2019, MIP bonus targets increased for Mr. Lewis and Ms. Long in connection with their promotions and increased responsibilities. Our other NEO MIP bonus targets did not increase. In Fiscal 2020, our NEOs’ MIP bonus targets will remain the same as their MIP bonus targets in Fiscal 2019.

For Fiscal 2019, based on our Adjusted EBITDA and Adjusted Free Cash Flow performance, the MIP payout was achieved at 113.70% of target. After consultation with certain of our shareholders and considering the number of transformative changes the Company was engaged in, our Compensation Committee determined to eliminate Net Sales as a metric for the MIP because we think Adjusted EBITDA and Adjusted Free Cash Flow performance are better drivers of overall long-term Company performance than Net Sales.

Under the MIP, each participant has the opportunity to earn a threshold, target, or maximum bonus amount that is 100% contingent upon achieving the annual performance goals set by our Compensation Committee and reviewed by our Board. Particular performance goals are established during the first quarter of the relevant fiscal year and reflect our Compensation Committee’s views of the critical indicators of corporate success in light of primary business priorities. The specific financial targets with respect to performance goals are then set by our Compensation Committee based on our annual operating plan, as approved by our Board, during the first quarter of the relevant fiscal year. The annual operating plan includes performance targets for the Company as a whole as well as for each business segment.

The Fiscal 2019 MIP design included a minimum financial threshold level for each of Adjusted EBITDA and Adjusted Free Cash Flow, below which no payout would be earned with respect to that objective. The achievement of the goals of Adjusted EBITDA and Adjusted Free Cash Flow is determined and earned independently of one another.

Our Compensation Committee decreased the MIP performance targets (Adjusted EBITDA and Adjusted Free Cash Flow) for Fiscal 2019 by approximately 35% from Fiscal 2018 because of the GBL Sale and the GAC Sale, and the resulting decrease in Adjusted EBITDA and Free Cash Flow attributable to each sold business unit. As a result of the decrease in the MIP performance targets for Fiscal 2019, the resulting threshold levels, target levels and maximum levels for each of Adjusted EBITDA and Adjusted Free Cash Flow for Fiscal 2019 were lower than the threshold levels, target levels and maximum levels for Fiscal 2018.

For the purposes of our MIP and LTIP, Adjusted EBITDA and Adjusted Free Cash Flow have the following meanings:

“Adjusted EBITDA” means net earnings before interest, taxes, depreciation and amortization, but excluding restructuring, acquisition and integration charges, and other one-time charges. The result of the formula in the preceding sentence is then adjusted by the Compensation Committee in good faith so as to negate the effects of any dispositions; provided, however, that Adjusted EBITDA resulting from businesses or products lines acquired (in Board approved transactions) during the applicable fiscal year will, to the extent reasonably and in good faith determined by the Compensation Committee to be appropriate, be included in the calculation from the date of acquisition.

“Adjusted Free Cash Flow” means Adjusted EBITDA, plus or minus changes in current and long-term assets and liabilities, less cash payments for taxes, restructuring and interest. Any reductions in Adjusted Free Cash Flow resulting from transaction costs or financing fees incurred in connection with any Board approved acquisition or refinancing (in each case during the applicable fiscal year) are added back to Adjusted Free Cash Flow, subject to the approval of the Compensation Committee, reasonably and in good faith. The result of the formula in the preceding sentences is then adjusted by the Compensation Committee reasonably and in good faith so as to negate the effects of any dispositions; provided, however, that Adjusted Free Cash Flow resulting from businesses or products lines acquired (in Board approved transactions) during the fiscal year will, to the extent reasonably and in good faith determined by the Compensation Committee to be appropriate, be included in the calculation from the date of acquisition.

Long-Term Equity Program

In Fiscal 2019, we eliminated our EIP that had provided annual equity grants with only a one-year performance period and our longer-term S3B Plan with a two-year stretch performance period. By simplifying and streamlining our compensation program to a single LTIP with performance measured over three years, we are able to effectively focus on the achievement of significant and sustained improvements in performance and strategic initiatives over the long-term. For Fiscal 2019, we provided our LTIP grants in the form of time-based RSUs and performance-based PSUs that will be eligible to vest after the three-year period commencing October 1, 2018 and ending September 30, 2021. These awards have the features described below.

●

70% of the award vests in a cliff based on three-year cumulative performance against Adjusted EBITDA and Adjusted Free Cash Flow measures. The relatively large performance component of these awards is believed to serve as a valuable incentive to drive outcomes over the long-term for our Company and stockholders.

●

30% will vest in a cliff at the end of the three-year service period. The relatively small time-based component of these awards as part of our overall compensation mix is believed to serve as an important long-term retention and risk mitigation feature. See “-Fiscal 2019 Compensation Component Pay-Outs-LTIP.”

●	In addition, there is an opportunity to earn additional PSUs under the LTIP (subject to a cap of 125% of target PSUs) if superior performance is achieved.

●	As noted above, for Fiscal 2020, we have added Adjusted Return on Equity as a third performance metric (equally weighted).

Special Awards

As noted above, Fiscal 2019 was a transformative year as we, among other things, launched a sale process for three of our business units and completed the sale of GBL and GAC businesses, resulting in net proceeds of

$2.9 billion (prior to purchase price adjustments), substantially reduced our debt and strengthened our balance sheet, transitioned to an independent company with greater liquidity and less volatility in trading of our stock, significantly enhanced our executive management team and implemented a Global Productivity Improvement Plan and a new long-term equity plan. In recognition of the special circumstances created by these initiatives, our Compensation Committee determined, with the advice of its independent compensation consultant, to make special Bridge Grants and transaction success bonuses, each of which is described herein.

As explained in further detail on page 53, the Bridge Grants, as part of our transition to a new single long-term incentive program that will payout in a cliff only at the end of a three-year performance period ending September 30, 2021, were made at a roughly 15% discount from the compensation opportunities that would have been available under the EIP and S3B Plan during Fiscal 2019 and Fiscal 2020. During our dialogue with shareholders in Fiscal 2020, shareholders generally appreciated that the Bridge Grants and transaction success bonuses were one-time awards related to a transition period. For more information regarding the Bridge Grants and the transaction success bonuses, see “-Fiscal 2019 Business Highlights.” Because of the special circumstances surrounding the sale of our GBL and GAC businesses and our transition to a new long-term equity plan noted above, we do not believe that the Bridge Grants and the transaction success bonuses are indicative of our regular, ongoing annual compensation.

Analysis of our CEO’s Fiscal 2019 Compensation

Mr. Maura’s total Fiscal 2019 compensation is reported in the Summary Compensation Table. Because of the special circumstances surrounding the sale of our GBL and GAC businesses and our transition to a new long-term equity plan, we do not believe the Bridge Grants and transaction success awards included in Mr. Maura’s Fiscal 2019 compensation are indicative of his regular, ongoing annual compensation levels.

●	Mr. Maura’s annual compensation opportunity breaks down as follows: 12% fixed (base salary) and 88% variable (annual and long-term incentives).

●	Mr. Maura’s ongoing target direct compensation (base salary, MIP bonus, and target annual LTIP award grant date value) is $7,425,000.

●

Mr. Maura’s variable compensation is made up of 25% time-based RSUs that will cliff vest at the conclusion of a three-year service period and are subject to market risk, and 75% performance-based annual incentives (under the MIP) and PSUs (under the LTIP), which are only eligible to be earned on the basis of Company performance relative to pre-established goals. These performance-based incentives will not pay out if pre-established goals are not satisfied.

As discussed earlier in this Proxy Statement, there are two special compensation items that impacted Mr. Maura’s Fiscal 2019 compensation as reported in the Summary Compensation Table below: (i) his Bridge Grant of RSUs and PSUs valued at $5,972,190, a portion of which vested based on time and performance through November 21, 2019 and the remainder of which may vest based on service through November 2020 and (ii) his transaction success bonus of $5,000,000. Neither of these are part of his regular compensation package. Further, SEC disclosure rules require that the Fiscal 2020 RSU portion of the Bridge Grant (which relates to service through November 21, 2020) is required to be included in the Fiscal 2019 compensation tables. Each of these compensation items were approved by our Compensation Committee, with the advice of its independent compensation consultant.

●

As noted above, the Bridge Grant to Mr. Maura (and to the other NEOs and employees) was awarded in recognition of the fact that following the adoption of our new, three-year, cliff vesting long-term incentive plan there would be a “gap” in the compensation opportunity for our CEO and all long-term incentive participants (Fiscal 2019 and Fiscal 2020) during which time there would be no awards that could potentially vest; or in other words, under this new plan, there would be no long-term incentive vesting opportunity until the conclusion of Fiscal 2021. These Bridge Grants were designed as two grants to cover two performance cycles, namely the Fiscal 2019 compensation cycle and the Fiscal 2020 compensation cycle. As explained further on page 57, the Bridge Grants were not additive compensation to our employees and were made at a roughly 15% discount to the compensation opportunities that would have been available under the EIP and S3B Plan.

●

As noted above, a transaction success bonus was awarded to Mr. Maura (and to other NEOs) in recognition of his key role in conceiving, guiding and completing the GBL Sale and the GAC Sale, which were important to the Company as they (i) enable us to focus on the core business of the Company, (ii) reduce our leverage and (iii) improve liquidity so that we remain nimble and ready for Fiscal 2020 and beyond. The award was based on the completion of the transactions following a challenging transition period (the GBL Sale process and various regulatory approvals lasted more than one year). These awards were designed to recognize Mr. Maura’s efforts in successfully completing these two separate sales that took place over a lengthy period of uncertainty and required significant additional time and effort to complete, which were in addition to performing regular roles and duties. Neither Mr. Maura nor any other NEOs would have received any payment if the Company did not successfully complete the transactions.

Fiscal 2019 Compensation Component Pay-Outs

Base Salary

The annual base salaries at the end of Fiscal 2019 for our NEOs are set forth below:

Named Executive	Annual Base Salary at end of Fiscal 2019
David M. Maura	$ 900,000
Douglas L. Martin	$ 550,000
Randal D. Lewis	$ 550,000*
Ehsan Zargar	$ 400,000
Rebeckah Long	$ 300,000*
Nathan E. Fagre	$18,500/month*

*

Mr. Lewis’s salary was increased in October 2018 from $375,000 to $450,000 when he was promoted to COO and in September 2019 to $550,000 when he was promoted to Executive Vice President. Ms. Long’s salary was increased from $250,000 to $300,000 in September 2019 when she was promoted to Senior Vice President, Global Human Resources. Mr. Fagre continued as a non-executive employee (at the rate of $10,000 per month from October 1, 2018 to December 2018 and $18,500 per month from January 2019 to May 2019), during which he provided transitional consulting services until his departure on May 3, 2019.

Management Incentive Plan

For Fiscal 2019, our MIP award levels achievable at target for each participating NEO were as follows:

Named Executive	MIP Target as % of Annual Base
David M. Maura	125%
Douglas L. Martin	90%
Randal D. Lewis	80%
Ehsan Zargar	60%
Rebeckah Long	40%
Nathan E. Fagre	0%

The Fiscal 2019 MIP program generally followed the plan design from prior years with the corporate goals of increasing Adjusted EBITDA and Adjusted Free Cash Flow. Our Compensation Committee established the weightings with Adjusted EBITDA having a weighting of 50%, and Adjusted Free Cash Flow having a weighting of 50%. After consultation with certain of our shareholders and considering the number of transformative changes the Company was engaged in, our Compensation Committee determined to eliminate Net Sales as a metric for the MIP because we think Adjusted EBITDA and Adjusted Free Cash Flow performance are better drivers of overall long-term Company performance than Net Sales. The performance targets for each of our NEOs were equal to those established for the Company as a whole.

Following the completion of the GBL Sale and the GAC Sale, our Compensation Committee decreased the MIP performance targets (Adjusted EBITDA and Adjusted Free Cash Flow) for Fiscal 2019 by approximately 35% from Fiscal 2018, which reflected the Company’s reduced earning power following the sales. As a result of this reduction, the performance targets (including threshold levels, target levels and maximum levels) under our Fiscal 2019 MIP program are not the same as the performance target for our Fiscal 2018 MIP program.

The table below shows the two performance metrics for our NEOs and the applicable levels of performance required to achieve threshold, target and maximum payouts. The maximum MIP bonus payable is 250% of target for Mr. Maura, which was increased in connection with his promotion to CEO in April 2018, and 200% for our other NEOs. As described in the table below, we achieved performance of 127.39% of Adjusted EBITDA and 100% of Adjusted Free Cash Flow.

Performance Required to Achieve Bonus % as Indicated ($ in millions)
Performance Metric	Weight (% of Target Bonus)	Threshold (50%)	Target (100%)	Maximum (200%/250%)	Actual	Calculated 2019 Payout Factor (% of Target Bonus)
Adjusted EBITDA	50%	$531.34	$559.30	$587.27	$567	127.39%
Adjusted Free Cash Flow	50%	$131.96	$138.90	$145.85	$125	100%

During any fiscal year, we engage in a number of strategies to maintain our liquidity and manage our cash position. These strategies have costs associated with them, which are included in our annual operating plans and targets. In Fiscal 2019 we did not need to engage in these cash management strategies because we had reduced debt borrowings and received the proceeds from the GBL Sale and the GAC Sale. As a result, our NEOs voluntarily recommended to our Board that the Company reduce such cash management strategies even though such reduction would have had a negative impact on our NEOs’ achievement of maximum bonuses. For Fiscal 2019, if the Company had engaged in its typical cash management strategies, it would have achieved the maximum payout under the Adjusted Free Cash Flow metric (250% for the CEO and 200% for the other NEOs) under the MIP bonus program and the Bridge Grants, and without them, absent a corresponding adjustment, it would achieve performance less than the amount required to receive a payment under such programs. The Compensation Committee, based on our NEOs’ recommendations, determined that it would be in the best interests of the Company to reduce such cash management strategies and to pay at 100% (as opposed to 250% for the CEO and 200% for the other NEOs, which otherwise would have been earned for Fiscal 2019) with respect to the Adjusted Free Cash Flow measure under the MIP bonus plan and the achievement of the Adjusted Free Cash Flow under the Bridge Grant for Fiscal 2019. This change, which came at the request of our NEOs, resulted in a reduction of compensation paid to our employees of approximately $1.43 million; a lower actual payout of approximately $2.62 million as opposed to the higher payout of approximately $4.06 million that could have been otherwise earned.

LTIP

Our Fiscal 2019 LTIP grants cover service and cumulative performance over the three-year period commencing October 1, 2018 and ending September 30, 2021. Of the total grant, 70% is in the form of PSUs and will vest based on the achievement of cumulative Adjusted EBITDA and cumulative Adjusted Free Cash Flow over the three-year period. The remaining 30% is in the form of RSUs, which will vest based on continued service, with cliff vesting at the end of such three-year period. In addition, with respect to the PSU component of the LTIP, there is an opportunity to earn additional PSUs if superior performance is achieved (subject to a cap of 125% of the target PSUs).

For Fiscal 2019, there were two performance measures (Adjusted Free Cash Flow and Adjusted EBITDA). Our Compensation Committee used the same performance metrics for the MIP and the LTIP because (i) these same metrics apply to a broad employee base, not just management and (ii) keeping the metrics consistent for management and other employees aligns the interests of all employees with the interests of shareholders. The chart below sets forth the number of PSUs and RSUs each NEO was granted in Fiscal 2019 pursuant to the LTIP.

Name	70% Performance- Based	30% Time Based	Potential Upside Performance Time-Based
David M. Maura	83,573	35,817	20,893
Douglas L. Martin	42,560	18,240	10,640
Randal D. Lewis	23,215	9,949	5,804
Ehsan Zargar	24,763	10,612	6,191
Rebekah Long	3,869	1,658	967

One-half of the PSUs are subject to achievement of cumulative Adjusted EBITDA performance goals and one-half are subject to achievement of cumulative Adjusted Free Cash Flow performance goals.

Performance Measure (in $ millions)	Threshold (50% of PSUs vest)	Target (100% of PSUs vest)	Maximum (125% of PSUs vest)
Adjusted EBITDA	1,677.9	1,728.7	1,741.6
Adjusted Free Cash Flow	416.7	442.2	448.7

Under the LTIP, the two performance goals may be earned independently of one another. The achievement of the performance goals for each of our NEOs will be measured on a consolidated Company-wide basis. Acquisitions by the Company are included in the Adjusted EBITDA and Adjusted Free Cash Flow calculations, subject to the negative discretion of our Compensation Committee. Awards for performance between threshold and target levels, and between target and maximum levels, will be determined based on linear interpolation. If neither threshold performance level is achieved, then no PSUs will be earned.

Adjusted EBITDA and Adjusted Free Cash Flow are fundamentally important to our business, as they are the critical drivers of long-term value creation for our stockholders, which is why we have historically used, and continue to use, both measures in both our short- and long-term incentive plans. Following discussions with its advisors and management, our Compensation Committee determined that the introduction of a return measure would both enhance our pay for performance orientation and further strengthen the alignment of interests between our executives and our stockholders. Accordingly, commencing with Fiscal 2020, the Compensation Committee approved the addition of Adjusted Return on Equity as the third performance measure under the LTIP. The three performance measures will be equally weighted and measured on a cumulative three-year basis.

Our Compensation Committee also provided in the award agreements for our NEOs that such officers are required to hold at least 50% of the net shares they receive (after any shares withheld by the Company for tax purposes) until such NEO achieves the required stock ownership. Thereafter they are required to hold 25% of the net after-tax shares they receive for at least one year following vesting. In addition, our NEOs, and all other officers at the Vice President level or higher, are subject to the share ownership and retention guidelines discussed above (see “Directors, Executive Officers and Corporate Governance-Corporate Governance-Our Practices and Policies-Stock Ownership Guidelines”).

Special Awards

As discussed above, as part of our transition to a new long-term incentive plan, in Fiscal 2019 we granted Bridge Grants that were designed as two grants to cover two performance cycles, namely the Fiscal 2019 compensation cycle and the Fiscal 2020 compensation cycle. As discussed previously, the Bridge Grants were made at approximately a 15% discount from the compensation opportunities that would have been available to the participant under the EIP and S3B Plan during Fiscal 2019 and Fiscal 2020.

The Bridge Grants are not additive compensation to our employees considered against the compensation rate and vesting of the EIP and S3B Plan for Fiscals 2019 and 2020 put together. The Bridge Grants were issued to transition to our LITP program and at a reduction to compensation otherwise attainable under our EIP and S3B Plan as demonstrated in the following hypothetical example with an individual that received a target grant of $1 million under each of the EIP and S3B Plan:

●

The individual would have received an average of $1.5 million per year under both the EIP and S3B Plan, comprised of a $1 million target grant under the EIP for each of Fiscal 2019 and 2020, and a $1 million target grant under the S3B Plan in Fiscal 2019, which vests over two years.

●

Under the new LTIP, the individual instead received a $1.5 million target grant, which will only vest after the three-year performance period in 2021. By transitioning to the new LTIP, the individual lost out on potential vesting of $3 million under the EIP and S3B Plan for Fiscals 2019 and 2020.

●

The Bridge Grants provided a vesting opportunity during Fiscal 2019 and Fiscal 2020 in order to make the individual whole for the $3 million lost vesting opportunity in Fiscals 2019 and 2020. However, the Bridge Grants were granted at a 15% discount, resulting in a $2.55 million target Bridge Grant.

60% of the total Fiscal 2019 Bridge Grant was eligible to vest based on established performance metrics and targets for Fiscal 2019 performance, with the remaining 40% of the Fiscal 2019 Bridge Grant being eligible to vest based on continued service through November 21, 2019; and 60% of the Fiscal 2020 Bridge Grant was eligible to vest based on established performance metrics and targets set in Fiscal 2020 for Fiscal 2020 performance, with the remaining 40% of the Fiscal 2020 Bridge Grant being eligible to vest based on continued service through November 21, 2020.

		Fiscal 2019 Bridge Grant		Fiscal 2020 Bridge Grant
Name	Total RSUs	30% Performance Nov. 2019	20% Time Nov. 2019	30% Performance Nov. 2020	20% Time Nov. 2020
David M. Maura	160,732	48,220	32,146	48,220	32,146
Douglas L. Martin	85,496	25,649	17,099	25,649	17,099
Randal D. Lewis	51,298	15,389	10,260	15,389	10,260
Ehsan Zargar	68,397	20,519	13,680	20,519	13,679
Rebeckah Long	1,710	513	342	513	342

Ms. Long, prior to becoming an NEO, also received a cash-based Bridge Grant of $340,000 based on the same performance metrics and payable at the same times as set forth in the chart above.

The Bridge Grants were designed to address retention concerns at a time of heightened uncertainty for the Company and increased workload for our employees. As a result, with respect to the Fiscal 2019 Bridge Grant, half of its PSU component was eligible to vest if Adjusted EBITDA for Fiscal 2019 was $475.41 million or greater and half was eligible to vest if Adjusted Free Cash Flow for Fiscal 2019 was $118.07 million or greater, in each case subject to continued employment through November 21, 2019, as set forth in the chart below. For a definition of Adjusted EBITDA and Adjusted Free Cash Flow, see “-Compensation Elements-Annual Bonus”.

Performance Measure for Fiscal 2019	30% vest target for Fiscal 2019
Adjusted EBITDA	$475.41 million
Adjusted Free Cash Flow	$118.07 million

With respect to the Fiscal 2020 Bridge Grant, the targets for the PSU component that will vest based on performance were set in Fiscal 2020. Half of this portion will vest if Adjusted EBITDA for Fiscal 2020 targets are met, and the other half will vest if Adjusted Free Cash Flow for Fiscal 2020 targets are met, in each case subject to continued employment through November 21, 2020.

As noted above in the discussion of our Fiscal 2019 MIP program, with respect to the Bridge Grants, the Compensation Committee determined to pay at 100% the Adjusted Free Cash Flow measure achieved for Fiscal 2019. For Fiscal 2019, our actual Adjusted EBITDA was $566.96 million. As a result, the Fiscal 2019 Bridge Grants were earned.

Our Compensation Committee, with the advice of its independent compensation consultant, and our Board approved special success-based transaction success bonuses outside of our regular ongoing compensation programs in connection with the GBL Sale and the GAC Sale. In approving the transaction success bonuses, our Compensation Committee considered (i) the transformative nature of the GBL Sale and the GAC Sale to the Company and its future positions and operations, (ii) the dedication of the executive team, and in particular our CEO, over a year-long process that included complex regulatory approval processes, (iii) heightened responsibilities on top of day-to-day duties and responsibilities and (iv) market practices for deal bonuses — see “-Fiscal 2019 Business Highlights.” In studying the market practices for deal bonuses, our Compensation Committee determined that success bonuses of less than 1% of deal price are not uncommon in transactions involving the sale of an entire business; here, the aggregate transaction success bonuses represented less than 0.23% of the $2.9 billion of proceeds. These Fiscal 2019 transaction success bonuses were $5,000,000 for Mr. Maura, and $500,000 for each of Mr. Martin, Mr. Lewis, and Mr. Zargar, with respect to the GBL Sale and the GAC Sale and $53,750 for Ms. Long. Of the total transaction success bonus, 60% was payable upon the closing of the GBL Sale and 40% was payable upon the closing of the GAC Sale, in each case subject to the executive’s continued employment on the date of such sales. No bonus would have been paid if the transactions did not close.

Deferral and Post-Termination Benefits

Retirement Benefits. Our Company maintains a 401(k) plan for our employees, including our NEOs.

Supplemental Executive Life Insurance Program. During Fiscal 2019, each of Messrs. Maura, Martin, Lewis, and Zargar participated in a program pursuant to which the Company, on behalf of each participant, made an annual contribution on October 1 equal to 15% of such participant’s base salary as of that date into a Company-owned executive life insurance policy for such participant. The investment options for each such policy are selected by the insurance provider.

Post-Termination Benefits. As described above, the Company had entered into agreements with our NEOs which govern, among other things, post-termination benefits payable to each such NEO should his or her employment with the Company terminate. In each case, the receipt of post-termination benefits subject to the NEO’s execution of a waiver and release agreement in favor of the Company and continued compliance with post-employment restrictive covenants and other executive cooperation.

Perquisites and Benefits

The Company provides certain limited perquisites and other benefits to certain executives, including our NEOs. Among these benefits are financial and tax planning services, car allowances or leased car programs, executive medical exams, and executive life and disability insurance. Commencing with Fiscal 2020, Mr. Maura has voluntarily agreed to cease receiving any benefits for financial or tax planning services, automobile allowance and any gross-upon financial planning. We have also eliminated all gross-ups for our other NEOs.

Tax Payments

The Company has historically provided increases in payments to our NEOs and other management personnel to cover personal income tax due as a result of imputed income in connection with the provision of the following perquisites: company-leased car, financial planning and tax planning, executive life insurance, and NEO or other management personnel relocation. Beyond these tax payments, the Company does not make any other payments to our NEOs or other management personnel to cover personal income taxes. Commencing with Fiscal 2020, these additional payments will not be made to our NEOs.

Reported versus Realizable Pay

In connection with our most recent shareholder engagement in May 2020, we noted to our shareholders that our CEO’s realizable pay is substantially different than the compensation that is reported in the Summary Compensation Table. The primary reason for the differences between reported pay in the Summary Compensation Table and realizable pay is the method and timing used to value long-term equity awards. SEC rules require companies to report the grant date fair value of all equity awards in the Summary Compensation Table for the year in which they were granted. However, a substantial portion of our CEO’s total compensation is in the form of equity-based awards (in Fiscal 2019 approximately 87.9% of his compensation was received in the form of equity), which have had vesting terms of up to three years, precluding its immediate realization at the grant date and correlating its realizable value to our future stock performance.

We presented the table below to our shareholders during the May 2020 engagement. The table below shows the compensation realizable by our CEO as of May 8, 2020 using the closing price of our Common Stock as of such date. The stock awards for Fiscal 2017 and 2018 reflect forfeitures as a result of performance conditions not having been achieved. Additionally, we have done this on a pro forma basis, to remove the one-off Bridge Grants which are described under “Fiscal 2019 Compensation Component Pay-Outs—Special Awards” and the transaction success bonus, which we do not think are representative of his ongoing compensation.

Year of Compensation	Total Realizable Pay(1)	Realizable Pay as a Percentage of Reported Pay(2)
2019	$7,257,942	83%
2018	$1,308,104	29%
2017	$1,644,966	22%

(1)

For purposes of this comparison, “Realizable Pay” for each year is defined as (i) salary as reported in the Summary Compensation Table; (ii) the value of amounts paid under the MIP in Common Stock, adjusted using the closing price of our Common Stock as May 8, 2020; (iii) the value of vested and unvested long-term equity awards granted during such year as of May 8, 2020 using the closing price of our Common Stock as of such date; and (iv) all Other Compensation as reported in the Summary Compensation Table.

(2)

Reported Pay as reported in the Summary Compensation Table, excluding the one off “bridge grants” which are described under “ Fiscal 2019 Compensation Component Pay-Outs—Special Awards” and the transaction success bonus, which we do not think are representative of his ongoing compensation.

Important Compensation Policies and Guidelines

Anti-Hedging Policy

We have an anti-hedging policy, applicable to our officers and directors and certain other persons. See “Directors, Executive Officers and Corporate Governance-Corporate Governance-Our Practices and Policies-Anti-Hedging Policy” for more information.

Anti-Pledging Policy

We have an anti-pledging policy, applicable to our officers and directors and certain other persons. See “Directors, Executive Officers and Corporate Governance-Corporate Governance-Our Practices and Policies-Anti-Pledging Policy” for more information.

Securities Trading Policy

We have a securities trading policy, applicable to our officers and directors and certain other persons. See “Directors, Executive Officers and Corporate Governance-Corporate Governance-Our Practices and Policies-Securities Trading Policy” for more information.

Stock Ownership Guidelines

We have stock ownership guidelines, which are applicable to our directors, NEOs and certain of our other officers. See “Directors, Executive Officers and Corporate Governance-Corporate Governance-Our Practices and Policies-Stock Ownership Guidelines” for more information.

Compensation Clawback Policy

We have a compensation clawback policy, which is applicable to our executive officers. See “Directors, Executive Officers and Corporate Governance-Corporate Governance-Our Practices and Policies-Compensation Clawback Policy” for more information.

Timing and Pricing of Stock-Based Grants

The Company did not grant stock options to its employees during Fiscal 2019 and does not anticipate that it will use options as part of its compensation program going forward.

The Company does provide stock, restricted stock, RSUs and PSUs as part of the compensation program made available to directors, NEOs, and other employees. With respect to annual or special grants of stock or restricted stock, these are generally made on the date or as soon as practicable following the date on which such grants are approved by our Compensation Committee or our Board, or, if the award dictated a subsequent date or the achievement of a particular event prior to grant, as soon as practicable after such subsequent date or achievement of such event. The granting of stock, to the extent granted by the Company, will generally be granted on the second business day following the public dissemination of the Company’s financial results, or such other date as determined by the Company’s General Counsel, using that day’s NYSE adjusted market close price to convert to a round number of shares. For purposes of valuing awards made under our equity plans, the grant price is generally the closing sale price of the Company’s common stock on the exchange on which the Company’s shares are listed on the day prior to the grant date.

Impact of Tax and Accounting Considerations

We consider accounting and tax implications when we design our equity-based and cash compensation programs and when we make awards or grants. Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017, generally limits the deductibility of certain compensation in excess of $1 million paid in any one year to any “covered employee.” A “covered employee” under Section 162(m) is any employee who has served as our CEO, CFO or other NEO for tax years after December 31, 2016. Prior to the amendment, qualified performance-based compensation was not subject to this deduction limit if certain requirements were met. Under the Tax Cuts and Jobs Act of 2017, the performance-based exception has been repealed, unless compensation paid to any “covered employee” qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. We do not expect the disallowance of a deduction for compensation paid to our NEOs in excess of $1 million, as a result of these changes to Section 162(m), to significantly alter our compensation programs. The overriding consideration when evaluating the pay level or design component of any portion of our executives’ compensation is the effectiveness of the pay component and the stockholder value that management and the Compensation Committee believe the pay component reinforces. In structuring the compensation for our NEOs, our Compensation Committee will review a variety of factors which may include the deductibility of such compensation under Section 162(m), to the extent applicable. However, this is not the driving or most influential factor, and the Compensation Committee has approved in the past and specifically reserves the right to pay or approve nondeductible compensation currently and in the future.

Executive Compensation Tables

The following tables and footnotes show the compensation earned for service in all capacities during Fiscal 2019, Fiscal 2018, and Fiscal 2017 by our NEOs. We refer you to the “Compensation Discussion and Analysis” and the “Termination and Change in Control Provisions” sections of this Proxy Statement as well as the corresponding footnotes to the tables for material factors necessary for an understanding of the compensation detailed in the tables entitled “Summary Compensation Table,” “All Other Compensation Table for Fiscal 2019” and “Grants of Plan-Based Awards Table for Fiscal 2019.”

Summary Compensation Table

Name and Principal Position(1)	Year	Salary	Bonus	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total(*)
David M. Maura(6)	2019	$900,000	-	$12,309,411	$6,279,000	$199,711	$19,688,122
Executive Chairman and	2018	$769,744	-	$3,200,000	$136,463	$417,421	$4,523,628
Chief Executive Officer	2017	$700,000	-	$6,000,011	$549,784	$326,273	$7,576,068
Douglas L. Martin	2019	$550,000	-	$6,403,943	$1,062,815	$178,371	$8,195,129
Former Chief Financial	2018	$540,128	-	$1,500,012	$60,044	$229,074	$2,329,258
Officer	2017	$550,000	-	$3,500,007	$311,021	$189,391	$4,550,419
Randal D. Lewis
Executive Vice President and Chief Operating Officer	2019	$447,788	-	$3,666,342	$909,320	$145,954	$5,169,404
Ehsan Zargar(2)	2019	$400,000	$-	$4,419,069	$772,880	$114,538	$5,706,487
Executive Vice President and	2018	$315,384	$5,000,000	-	-	$165,582	$5,480,966
General Counsel	2017	$400,000	$3,000,000	-	-	$64,225	$3,464,225
Rebeckah Long Senior Vice President, Global Human Resource	2019	$231,607	-	$356,910	$323,046	$18,602	$930,165
Nathan E. Fagre	2019	$133,665	-	-	$-	$727,390	$957,395
Former Senior Vice	2018	$368,269	-	$1,300,047	$225,000	$126,904	$2,020,220
President, General Counsel and Secretary	2017	$375,000	-	$2,049,992	$141,373	$101,826	$2,668,191

(*)

As noted, the Summary Compensation Table includes the Bridge Grants and the transaction success bonuses in Fiscal 2019. Because of the special circumstances surrounding the sale of our GBL and GAC businesses and our transition to a new long-term equity plan, we do not believe that the Bridge Grants and the transaction success bonuses are indicative of our regular, ongoing annual compensation. If these amounts were excluded the totals for Fiscal 2019 would have been as follows: Mr. Maura ($8,715,932), Mr. Martin ($4,518,450), Mr. Lewis ($2,752,570), Mr. Zargar ($2,665,123) and Ms. Long ($763,499). See “Compensation Discussion and Analysis-Analysis of our CEO’s Fiscal 2019 Compensation” and “Compensation Discussion and Analysis-Compensation Elements-Special Awards” for more information.

(1)

Mr. Martin ceased to be our CFO on November 17, 2019 and ceased to be an employee on December 20, 2019. Mr. Lewis became our COO on October 23, 2018 and became an Executive Vice President on September 9, 2019. Ms. Long became our Global Head of HR on September 9, 2019. Mr. Fagre ceased to be our General Counsel as of October 1, 2018. He continued as a non-executive employee and provided transitional services until May 3, 2019. Mr. Zargar became our General Counsel on October 1, 2018 and the compensation paid to him prior to that date was from HRG Legacy. Prior to the Merger, HRG Legacy was the parent company of Spectrum and had a completely different compensation program which was cash-based and designed for a company that was in the process of winding down.

(2)

For Mr. Zargar, this reflects amounts paid for Fiscal 2018 pursuant to his retention agreement with HRG Legacy. Prior to the Merger, HRG Legacy was the parent company of Spectrum and had a completely different compensation program, which was cash-based and designed for a company that was in the process of winding down.

(3)

This column reflects the aggregate grant date fair value of the awards computed in accordance with ASC Topic 718. For a discussion of the relevant ASC 718 valuation assumptions, see Note 2, Significant Accounting Policies and Practices, of the Notes to Consolidated Financial Statements, included in our Annual Report on Form 10-K for Fiscal 2019. For Fiscal 2019, this column reflects grants under the new LTIP and the Bridge Grants. For Fiscal 2018, this column reflects grants of performance-based restricted stock units under the 2018 EIP and grants under the S3B Plan. The 2018 EIP grants and the grants made under the S3B Plan which are represented this column did not meet the applicable performance criteria and were forfeited without payment. Accordingly, this table does not reflect what was paid or what was earned and, as noted, no payments were made with respect to those grants. For Fiscal 2017, this column reflects grants of performance-based restricted stock units under the 2017 EIP and grants under the S3B Plan. No payments were made under the S3B Plan. The performance-based restricted stock unit awards are subject to the achievement of performance and the values listed in this column with respect to such awards are based on the outcome of such grants at target as of the grant date. If the maximum performance was achieved then the value of the awards would have been as follows: Mr. Maura (2019 - $13,582,665; 2018 - $4,050,088; 2017 - $7,800,000); Mr. Martin (2019 - $7,054,072; 2018 - $2,025,044; 2017 - $4,525,000); Mr. Lewis (2019 - $4,023,098); Mr. Zargar (2019 - $3,516,301); Ms. Long (2019 - $413,237); and Mr. Fagre (2018 - $1,755,031; and 2017 - $2,692,500) in each case based on the stock price on the date of grant. At the lowest level of performance, the performance-based restricted stock unit awards are forfeited. The amounts shown in this column do not reflect the actual payout.

(4)

For Fiscal 2019, 2018 and 2017, this column represents amounts earned under the Company’s 2019, 2018, and 2017 MIP, as applicable. For additional detail on the 2019 MIP and the determination of the awards thereunder, please refer to the discussion under the heading “Compensation Discussion and Analysis-Fiscal 2019 Compensation Component Pay-Outs-Management Incentive Plan” and the table entitled “Grants of Plan-Based Awards Table for Fiscal 2019” and its accompanying footnotes. The cash incentive awards payable under the 2017, 2018 and 2019 MIP to our NEOs were settled in shares of common stock in lieu of cash on December 8, 2017, December 7, 2018 and December 6, 2019, respectively, as follows:Mr. Maura - 4,786 shares for the 2017 MIP, 2,748 shares for the 2018 MIP and 20,538 for the 2019 MIP; Mr. Martin - 2,707 shares for the 2017 MIP, 1,209 shares for the 2018 MIP and 9,037 for the 2019 MIP; Mr. Lewis - 6,572 shares for the 2019 MIP; Mr. Zargar - 4,382 shares for the 2019 MIP; Ms. Long - 6,572 shares for the 2019 MIP; Mr. Fagre - 1,231 shares for the 2017 MIP. For the 2018 MIP, Mr. Fagre received payment of his award in cash, as provided for in his separation agreement. For Fiscal 2019, this column includes the special transaction success bonuses as follows: Mr. Maura ($5,000,000), Mr. Martin ($500,000), Mr. Lewis ($500,000), Mr. Zargar ($500,000) and Ms. Long ($53,750).

(5)	Please see the following table for the details of the amounts that comprise the All Other Compensation column.
(6)

For his service as an HRG Legacy employee during Fiscal 2017, Mr. Maura also received compensation from HRG Legacy consisting of the following: (i) bonus of $2,150,000, (ii) option awards of $1,895,458, and (iii) all other compensation of $550,000 for a total of $4,595,458 (these amounts were earned in connection with Mr. Maura’s separation agreement from HRG Legacy in connection with the Maura Separation Agreement from November 2016). These amounts are not reflected in the summary compensation table above and relate to Mr. Maura’s prior service for HRG Legacy. For additional details please see the Summary Compensation Table of HRG Legacy’s Proxy Statement dated April 30, 2018.

All Other Compensation Table for Fiscal 2019

Name	Financial Planning Services Provided to Executive	Life Insurance Premiums Paid on Executives Behalf (2)	Car Allowance/ Personal Use of Company Car (3)	Tax Equalization Payments (4)	Company Contributions to Executive’s Qualified Retirement Plan (5)	Company Contributions to Executive’s Supplemental Life Insurance Policy	Dividends(6)	Other(7)	Total
David M. Maura (1)	$30,000	$6,937	$24,762	$21,697	$9,555	$75,606	$31,154	-	$199,711
Douglas L. Martin	$20,000	$11,880	$16,257	$22,653	$9,500	$82,500	$15,580	-	$178,371
Randal D. Lewis	$20,000	$4,863	$13,170	$21,724	$10,908	$67,500	$7,788		$145,954
Ehsan Zargar	$20,000	$552	$17,654	$9,740	$6,592	$60,000	-		$114,538
Rebeckah Long	$-	$213	$10,117	$100	$7,339	-	$833	-	$18,602
Nathan E. Fagre	$20,000	$10,477	$10,754	$18,636	$3,024	-	$13,504	$650,995	$727,390

(1)	Mr. Maura voluntarily eliminated his financial planning and car allowance and any tax equalization payments commencing in Fiscal 2020.
(2)

The amount represents the life insurance premium paid for Fiscal 2019. The Company provides life insurance coverage equal to three times (two times, for Ms. Long and Mr. Fagre) base salary for each executive officer.

(3)

The Company sponsors a leased car or car allowance program. Under the leased car program, costs associated with using a vehicle are provided, which also include maintenance, insurance, and license and registration. Under the car allowance program, the executive receives a fixed monthly allowance. As noted above, beginning with Fiscal 2020, Mr. Maura has given up his car allowance.

(4)

Includes tax equalization payments for the financial benefits received for the following executive benefits and perquisites: financial planning, executive life insurance, and executive leased car program. As noted above, the Company will no longer provide tax equalization for these items beginning in Fiscal 2020.

(5)	Represents amounts contributed under the Company-sponsored 401(k) retirement plan.
(6)	Dividends paid on RSUs held by NEOs which were not factored into the grant date fair value of the RSUs.
(7)	This amount for Mr. Fagre represents: severance of $145,673, severance bonus of $500,000, and $5,322 for unused vacation days.

Grants of Plan-Based Awards Table for Fiscal 2019

The following table and footnotes provide information with respect to equity grants made to our NEOs indicated in the table during Fiscal 2019 as well as the range of future payouts under non-equity incentive plans for our NEOs indicated.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units #	Grant Date Fair Value of Stock Awards(5) $
Name	Grant Date		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
David M. Maura	10/01/2018	(1)	$281,250	$1,125,000	$2,812,500
	12/28/2018	(2)		$5,000,000
	1/17/2019	(3)					48,219		64,293	$5,972,190
	1/17/2019	(4)				20,893	83,573	104,466	35,817	$6,337,221
Douglas L. Martin	10/01/2018	(1)	$123,750	$495,000	$990,000
	12/28/2018	(2)		$500,000
	1/17/2019	(3)					25,649		34,198	$3,176,679
	1/17/2019	(4)				10,640	42,560	53,200	18,240	$3,227,264
Randal D. Lewis	10/01/2018	(1)	$90,000	$360,000	$720,000
	12/28/2018	(2)		$500,000
	1/17/2019	(3)					15,390		20,519	$1,905,997
	1/17/2019	(4)				5,804	23,215	29,019	9,949	$1,760,345
Ehsan Zargar	10/01/2018	(1)	$60,000	$240,000	$480,000
	12/28/2018	(2)		$500,000
	1/17/2019	(3)					20,519		27,359	$2,541,364
	1/17/2019	(4)				6,191	24,763	30,954	10,612	$1,877,705
Rebeckah Long	10/01/2018	(1)	$30,000	$120,000	$240,000
	1/17/2019	(3)					513		684	$63,537
	1/17/2019	(4)				967	3,869	4,836	1,658	$293,373
	1/17/2019	(6)		$340,000
Nathan E. Fagre	10/01/2018	(1)	$56,250	$225,000	$450,000	-	-	-	-	-

(1)

Represents the threshold, target, and maximum payouts under the Fiscal 2019 MIP. The actual amounts earned under the plan for Fiscal 2019 are disclosed in the Summary Compensation Table above as part of the column entitled “Non-Equity Incentive Plan Awards.” For Mr. Maura, the maximum payout for the disclosed awards is equal to 250% of target. For our other NEOs, the maximum payouts for the disclosed awards are equal to 200% of target. See “Compensation Discussion and Analysis-Fiscal2019 Compensation Component Pay-Outs-Management Incentive Plan” for a discussion of the terms of the Fiscal 2019 MIP.

(2)	Represents the Fiscal 2019 transaction success bonuses. See “Compensation Discussion and Analysis-Compensation Elements-Special Awards” for a discussion of the terms of these awards.
(3)

Represents the number of RSUs and PSUs awarded under the Bridge Grants, and shows (a) the number of PSUs underlying the performance-based portion of the award, and (b) the number of RSUs underlying the time-based portion of the award. See “Compensation Discussion and Analysis-Compensation Elements-Special Awards” for a discussion of the terms of these awards.

(4)

Represents the number of RSUs and PSUs awarded under the Fiscal 2019 LTIP grants, and shows (a) the threshold, target and maximum payouts, denominated in the number of shares of stock, in respect of PSUs, and (b) the number of shares of stock underlying the RSUs. See “Compensation Discussion and Analysis-Fiscal 2019 Compensation Components Pay-Outs-LTIP” for a discussion of the terms of these awards.

(5)

Except as otherwise noted, reflects the value at the grant date value based upon the probable outcome of the relevant performance conditions. This amount is consistent with the estimate of aggregate compensation costs to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of any estimated forfeitures.

(6)	Represents the cash portion of the Bridge Grant payable in cash which was made to Ms. Long prior to her becoming an NEO.

Outstanding Equity Awards at the End of Fiscal 2019

The following table and footnotes set forth information regarding outstanding options and restricted stock and restricted stock unit awards as of September 30, 2019 for our NEOs. The market value of shares that have not vested was determined by multiplying $52.72, the closing market price of the Company’s stock on September 30, 2019, the last trading day of Fiscal 2019, by the number of shares.

Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)		Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(2)
David M. Maura	70,294	$52.83	11/29/2022
	64,142	$72.92	12/3/2023	-
	26,743	$82.85	11/25/2024	-		-	-
	1,164	$86.38	11/24/2025	-		-	-
	51,309	$95.43	12/14/2026	-		-	-
				64,293	(4)	$3,389,516	48,219	(5)	$2,542,106
	-	-		35,817	(6)	$1,888,272	20,893	(7)	$1,101,492
Douglas L. Martin	-	-	-	34,198	(4)	$1,802,940	25,649	(5)	$1,352,205
	-	-	-	18,240	(6)	$961,613	10,640	(7)	$560,941
Randal D. Lewis	-	-	-	20,519	(4)	$1,081,772	15,389	(5)	$811,308
	-	-	-	9,949	(6)	$524,511	5,804	(7)	$305,974
Ehsan Zargar	3,958	$72.92	11/29/2023
	5,009	$82.86	11/25/2024	-		-	-
	-	-	-	27,359	(4)	$1,442,366	20,519	(5)	$1,081,767
	-	-	-	10,612	(6)	$559,465	6,191	(7)	$326,376
Rebeckah Long	-	-	-	684	(4)	$36,060	513	(5)	$27,045
	-	-	-	1,658	(6)	$87,410	967	(7)	$50,993
Nathan E. Fagre	-	-	-	-		-	-		-

(1)	This column shows the number of outstanding RSUs subject to time-based vesting.
(2)	The market value is based on the per share closing price of our common stock on September 30, 2019 ($52.72).
(3)

This column shows the number of Bridge Grant RSUs and Fiscal 2019 LTIP RSUs subject to performance-based vesting. In the case of the Fiscal 2019 LTIP grant, because none of the performance metrics have been satisfied as of the date of this Proxy Statement (even at the threshold level), we have shown in accordance with SEC rules only the number of RSUs that would be payable upon the lowest level of performance (which is 25%, assuming only one of the performance metrics were achieved at threshold level).

(4)	These include the Fiscal 2019 Bridge Grant RSUs, which vested on November 21, 2019, and the Fiscal 2020 Bridge Grant RSUs, which will vest on November 21, 2020, subject to continued employment.
(5)	These include the Fiscal 2019 Bridge Grant PSUs, which vested on November 21, 2019.
(6)	These Fiscal 2019 LTIP RSUs cliff vest on September 30, 2021, subject to continued employment.
(7)	These Fiscal 2019 LTIP PSUs cliff vest on September 30, 2021, subject to continued employment and achievement of the applicable performance metrics.

Stock Vested During Fiscal 2019

The following table and footnotes provide information regarding stock awards vesting during Fiscal 2019 for our NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
David M. Maura	9,272	$457,851	(1)
Douglas L. Martin	4,637	$228,975	(2)
Randal D. Lewis	2,318	$114,463	(3)
Ehsan Zargar	0	$0
Rebeckah Long	248	$12,246	(4)
Nathan E. Fagre	4,019	$198,458	(5)

(1)

The amount for Mr. Maura in this column represents the value realized upon the vesting of 9,272 RSUs on December 1, 2018. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on each such vesting date, which was $49.38 on November 30, 2018 (the last trading day before December 1, 2018).

(2)

The amount for Mr. Martin in this column represents the value realized upon the vesting of 4,637 RSUs on December 1, 2018. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on each such vesting date, which was $49.38 on November 30, 2018 (the last trading day before December 1, 2018).

(3)

The amount for Mr. Lewis in this column represents the value realized upon the vesting of 2,318 RSUs on December 1, 2018. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on each such vesting date, which was $49.38 on November 30, 2018 (the last trading day before December 1, 2018).

(4)

The amount for Ms. Long in this column represents the value realized upon the vesting of 248 RSUs on December 1, 2018. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on each such vesting date, which was $49.38 on November 30, 2018 (the last trading day before December 1, 2018).

(5)

The amount for Mr. Fagre in this column represents the value realized upon the vesting of 4,019 RSUs on December 1, 2018. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on each such vesting date, which was $49.38 on November 30, 2018 (the last trading day before December 1, 2018).

Pension Benefits

None of our NEOs participated in any pension plans during, or as of the end of, Fiscal 2019.

Non-Qualified Deferred Compensation

None of our NEOs participated in any Company non-qualified deferred compensation programs during, or as of the end of, Fiscal 2019.

Termination and Change in Control Provisions

Awards under the Company Equity Plan

For purposes of these incentive plans, “change in control” generally means the occurrence of any of the events listed below and “Applicable Company” means the Company, or SPB Legacy with respect to the former equity plan of SPB Legacy which was assumed by the Company:

(i)	the acquisition, by any individual, entity or group of beneficial ownership of more than 50% of the combined voting power of the Applicable Company’s then outstanding securities;

(ii)

individuals who constituted our Board at the effective time of the plan and directors who are nominated and elected as their successors from time to time cease for any reason to constitute at least a majority of our Board;

(iii)

consummation of a merger or consolidation of the Applicable Company or any direct or indirect subsidiary of the Applicable Company with any other entity, other than (A) a merger or consolidation which results in the voting securities of the Applicable Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Applicable Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of the Applicable Company (or similar transaction) in which no individual, entity or group is or becomes the beneficial owner, directly or indirectly, of voting securities of the Applicable Company (not including in the securities beneficially owned by such individual, entity or group any securities acquired directly from the Applicable Company or any of its direct or indirect subsidiaries) representing 50% or more of the combined voting power of the Applicable Company’s then outstanding voting securities or (C) a merger or consolidation affecting the Applicable Company as a result of which a Designated Holder (as defined below) owns after such transaction more than 50% of the combined voting power of the voting securities of the Applicable Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iv)

approval by the stockholders of the Applicable Company of either a complete liquidation or dissolution of the Applicable Company or the sale or other disposition of all or substantially all of the assets of the Applicable Company, other than a sale or disposition by the Applicable Company of all or substantially all of the assets of the Applicable Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Applicable Company in substantially the same proportions as their ownership of the Applicable Company immediately prior to such sale; provided that, in each case, it shall not be a change in control if, immediately following the occurrence of the event described above (i) the record holders of the common stock of the Applicable Company immediately prior to the event continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following the event, or (ii) the Harbinger Master Fund, the Harbinger Special Situations Fund, HRG, and their respective affiliates and subsidiaries (the “Designated Holders”) beneficially own, directly or indirectly, more than 50% of the combined voting power of the Applicable Company or any successor.

Executive-Specific Provisions Regarding Employment, Termination and Change in Control

Agreements with NEOs

Our Compensation Committee periodically evaluates the appropriateness of entering into employment agreements, severance agreements or other written agreements with the Company’s NEOs to govern compensation and other aspects of the employment relationship. During Fiscal 2019, the Company and/or its wholly owned subsidiary, SBI, had written employment agreements with its NEOs as follows: (i) an Employment Agreement, dated January 20, 2016, as amended and restated on dated April 25, 2018, with Mr. Maura (the “Maura Employment Agreement”); (ii) a Separation and Release Agreement, dated September 12, 2018, with Mr. Fagre (the “Fagre Separation Agreement”); (iii) a Severance Agreement dated as of February 1, 2016 with Mr. Lewis (the “Prior Lewis Severance Agreement”), as modified by an offer letter dated October 23, 2018, which were both superseded by an employment agreement dated September 9, 2019 (the “Lewis Employment Agreement”); (iv) a letter agreement with Ms. Long dated September 9, 2019 (the “Long Letter Agreement”), which was superseded by a severance agreement with Ms. Long dated September 9, 2019 (the “Long Severance Agreement”); (v) an Employment Agreement, as amended and restated on December 15, 2016, with Mr. Martin (the “Martin Employment Agreement”), which was superseded by a Separation Agreement with Mr. Martin dated as of September 9, 2019 (the “Martin Separation Agreement”); and (vi) an employment Agreement with Mr. Zargar dated October 1, 2018 (the “Zargar Employment Agreement”).

In addition, on September 9, 2019, the Company entered into an employment agreement with Mr. Smeltser who became the Company’s CFO on November 17, 2019.

Agreement with Mr. Maura

Pursuant to the Maura Employment Agreement, the initial term will be until April 24, 2021, subject to earlier termination, with automatic one-year renewals thereafter. The Maura Employment Agreement provides Mr. Maura with an annual base salary as Executive Chairman of $700,000 and an annual base salary of $200,000 for the duration of his services as CEO and he will be eligible to receive a performance-based MIP bonus for each fiscal year, based on a target of 125% of his total base salary, as may be applicable at the time (the “Target Amount”), paid during the applicable fiscal year during the term of the Maura Employment Agreement, provided the Company achieves certain annual performance goals as established by our Board and/or our Compensation Committee. If such performance goals are met, the MIP bonus will be payable in cash and/or stock. If Mr. Maura exceeds the performance targets, the bonus will be increased in accordance with the formula approved by the Compensation Committee no later than the close of the first quarter of the year following the applicable fiscal year; provided that the bonus will not exceed 250% of the Target Amount.

Under the terms of the Maura Employment Agreement, Mr. Maura was entitled to receive a performance-based EIP grant with a target value of $3.2 million for his service as Executive Chairman and CEO and a performance-based S3B grant with a target value of $3 million, each in accordance with those programs grant cycles. In Fiscal 2019, our Compensation Committee eliminated the EIP and S3B bonus programs and replaced them with our performance based LTIP bonus program. Based on the review of peer groups, Mr. Maura received an LTIP grant with target value of $5.4 million for Fiscal 2019. In addition, at the discretion of the Compensation Committee and/or the Board, Mr. Maura is also eligible to receive future grants and/or participate in future multi-year incentive programs.

The Maura Employment Agreement also provides Mr. Maura with, among other things: (i) four weeks of paid vacation for each full year; (ii) eligibility for Mr. Maura to participate in the Company’s executive auto lease program which Mr. Maura has waived beginning in Fiscal 2020; (iii) a stipend for income tax filings and returns preparation and advice and estate planning advice which Mr. Maura has waived beginning in Fiscal 2020; and (iv) eligibility for Mr. Maura to participate in any of the Company’s insurance plans and other benefits, if any, as the benefits are made available to other executive officers of the Company.

Under the Maura Employment Agreement, Mr. Maura is entitled to receive severance benefits if his employment is terminated under certain circumstances. In general, termination as Executive Chairman and as CEO is determined separately, so that termination from either position will generally provide for payments in respect only of that position, and a termination from both positions will provide for payments in respect of both positions.

In the event that Mr. Maura is terminated with “cause” or terminates his employment voluntarily, other than for “good reason,” from his role as Executive Chairman, or as CEO, or all his roles, Mr. Maura’s compensation (with respect to such roles) and other benefits (in the case where he is terminated from all his roles) provided under his employment agreement cease at the time of such termination and Mr. Maura is entitled to no further compensation under his employment agreement with respect to such role. Notwithstanding this, the Company would pay to Mr. Maura accrued compensation and benefits and continuation of Company medical benefits to the extent required by law.

If Mr. Maura’s role as CEO is terminated (without terminating his role as Executive Chairman), without “cause,” by the Company, by Mr. Maura for “good reason,” due to Mr. Maura’s death or disability, or upon a Company-initiated non-renewal or upon a change in control, Mr. Maura will be entitled to receive the following severance benefits: (i) the vesting of $250,000 of his outstanding time-based equity awards, based on grant-date value, as determined by the Compensation Committee; (ii) a cash payment of $500,000 ratably monthly in arrears over the 12-month period following such termination; and (iii) a pro rata portion, in cash, of the annual MIP bonus related to the base salary that Mr. Maura would have earned for the fiscal year in which termination occurs. Notwithstanding the foregoing, if Mr. Maura’s employment is terminated in a CIC Termination (as defined below) during the initial term of the Maura Employment Agreement, then instead of the payment in clause (ii) above, he will receive a cash payment equal to the greater of (x) a cash amount equal to $500,000, or (y) a cash amount equal to his then-current base salary times the number of months remaining in the initial term, with a pro rata amount being calculated for any partial month in that time period.

In addition to the payments above, if Mr. Maura’s employment (as Executive Chairman) is terminated by the Company without “cause,” by Mr. Maura for “good reason,” upon Mr. Maura’s death or disability, or upon a Company-initiated non-renewal of his employment agreement, the Company shall pay or provide for Mr. Maura: (i) (a) a cash payment equal to 1.5 times the base salary in effect immediately prior to his termination, plus (b) a cash payment equal to 1.0 times his target annual MIP bonus of 125% of his then-current base salary, each payable ratably on a monthly basis over the 18-month period immediately following his termination; (ii) the pro rata portion, in cash, of the annual MIP bonus (if any) he would have earned for the fiscal year in which such termination occurs if his employment had not ceased, to be paid at the same time such bonus would have been paid to Mr. Maura for such fiscal year if his employment had not terminated; (iii) for the 18-month period immediately following such termination, provide Mr. Maura and his dependents with medical insurance coverage and other employee benefits on a basis substantially similar to those provided to Mr. Maura and his dependents by the Company immediately prior to the date of termination at no greater cost to Mr. Maura or the Company than the cost to Mr. Maura and the Company immediately prior to such date; and (iv) payment of accrued vacation time pursuant to Company policy. In addition, all unvested outstanding time-based equity awards will promptly vest as provided in the applicable equity award agreements. Notwithstanding the foregoing, if Mr. Maura’s employment is terminated in a CIC Termination during the initial term of the Maura Employment Agreement, then instead of the payment in clause (i)(a) above, he will receive a cash payment equal to the greater of (x) a cash amount equal to 1.5 times his then-current base salary, or (y) a cash amount equal to his then-current base salary times the number of months remaining in the initial term, with a pro rata amount being calculated for any partial month in that time period.

If Mr. Maura’s employment is terminated by the Company without “cause” (and not due to death or disability) or by Mr. Maura for “good reason” during the period that begins 60 days prior to the occurrence of a change in control (or, in limited cases, earlier) and ends upon the first anniversary of the change in control (a “CIC Termination”), then Mr. Maura will receive all severance benefits available to him as if he terminated his employment for “good reason” and all of his outstanding and unvested performance-based equity awards will vest in full (at the target level).

The payment of the severance payments and vesting of equity awards described above with respect to a termination of Mr. Maura’s employment are conditioned upon Mr. Maura’s execution of a release of claims in favor of the Company and its controlled affiliates, and Mr. Maura’s compliance with the non-competition, non-solicitation, non-disparagement and confidentiality restrictions set forth in his employment agreement. The non-competition and non-solicitation provisions extend for 18 months following Mr. Maura’s termination, and confidentiality provisions extend for seven years following Mr. Maura’s termination.

Under the Maura Employment Agreement, (a) “good reason” is defined as the occurrence of any of the following events without Mr. Maura’s consent: (i) any reduction in Mr. Maura’s annual base salary or target MIP bonus opportunity then in effect; (ii) the required relocation of Mr. Maura’s office at which he is principally employed as of April 25, 2018 to a location more than 50 miles from such office, or the requirement by the Company that Mr. Maura be based at a location other than such office on an extended basis, except for required business travel; (iii) a substantial diminution or other substantive adverse change in the nature or scope of Mr. Maura’s responsibilities, authorities, powers, functions, or duties; (iv) a breach by the Company of any of its other material obligations under the Maura Employment Agreement; or (v) the failure of the Company to obtain the agreement of any successor to the Company to assume and agree to perform the Maura Employment Agreement; and (b) “cause” is defined, in general, as the occurrence of any of the following events: (i) the commission by Mr. Maura of any deliberate and premeditated act taken by Mr. Maura in bad faith against the interests of the Company that causes or is reasonably anticipated to cause material harm to the Company; (ii) Mr. Maura has been convicted of, or pleads nolo contendere with respect to, any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty, or misappropriation of the property of the Company that causes or is reasonably anticipated to cause material harm to the Company; (iii) the habitual drug addiction or intoxication of Mr. Maura which negatively impacts his job performance or Mr. Maura’s failure of a company-required drug test; (iv) the willful failure or refusal of Mr. Maura to perform his duties as set forth in the employment agreement or the willful failure or refusal to follow the direction of our Board, which is not cured after 30 calendar days’ notice; or (v) Mr. Maura materially breaches any of the terms of the Maura Employment Agreement or any other agreement between himself and the Company and the breach is not cured within 30 calendar days after written notice from the Company.

Agreement with Mr. Fagre

On September 12, 2018, Mr. Fagre entered into the Fagre Separation Agreement pursuant to which his employment as an officer of the Company ceased on October 1, 2018. Pursuant to the Fagre Separation Agreement, Mr. Fagre was entitled to receive: (i) $375,000, representing 12 month’s base salary, which was payable over a period of 52 weeks after October 1, 2018; (ii) a severance cash bonus of $225,000, equal to the bonus which Mr. Fagre would have received if target performance goals were achieved in year of termination; (iii) an additional severance bonus of $500,000 in connection with an extended period of transitional services, payable in cash or Company stock (or a combination thereof), at the Company’s option on or prior to December 31, 2018; (iv) 12 months’ continuation of medical, dental, vision and prescription drug benefits; and (v) any earned but unpaid base salary and other accrued benefits.

In addition, Mr. Fagre’s previously granted equity awards were treated as follows: 4,018 restricted stock units from 2017 vested upon the earlier of the scheduled vesting date under the EIP award agreement or thirty days following the applicable separation date and all other units made as part of the 2017 EIP award were forfeited. In addition, the Fagre Separation Agreement provided that Mr. Fagre would continue to provide transition services as an employee until December 31, 2018 at a rate of $10,000 per month. Mr. Fagre continued to provide consulting services through May 2019 at a rate of $18,500 per month. Mr. Fagre’s entitlement to the foregoing remains subject to his continuing compliance with the terms of the Fagre Separation Agreement, which includes various restrictive covenants, including covenants relating to non-competition, non-solicitation, non-disparagement and confidentiality. The Fagre Separation Agreement also contains a customary release of potential claims by Mr. Fagre in favor of the Company.

Agreements with Mr. Lewis

Pursuant to the Prior Lewis Severance Agreement, if Mr. Lewis’ employment was terminated by the Company without cause or for death or disability, then he would be eligible to receive severance payments equal to one and one third times his base salary payable over 16 months, 40% of his base salary payable by December 31 of the year of termination and 16 months continued medical coverage at employee rates. Mr. Lewis would be subject to post employment restrictive covenants for such 16-month period. On October 23, 2018, Mr. Lewis was promoted to COO and his base salary increased from $375,000 to $450,000 and his annual bonus target was increased from 75% to 80%.

On September 9, 2019, Mr. Lewis was promoted to the office of Executive Vice President, and entered into the Lewis Employment Agreement, which superseded the Prior Lewis Severance Agreement. Pursuant to the Lewis Employment Agreement, the initial term will be until September 30, 2020, and thereafter is subject to automatic one-year renewals, subject to earlier termination. Pursuant to the Lewis Employment Agreement, Mr. Lewis will receive an annual base salary of $550,000, subject to periodic review and increase by the Compensation Committee, in its discretion. In addition, Mr. Lewis will receive a performance-based cash bonus under the MIP program for each fiscal year (commencing with Fiscal 2020) during the term of the agreement. The MIP bonus will be based on a target of 90% (and a maximum of 180%) of Mr. Lewis’s base salary paid during the applicable fiscal year, provided that the Company achieves certain annual performance goals as established by the Board and/or Compensation Committee. If such performance goals are met, the MIP bonus will be payable in cash or equity, provided that Mr. Lewis remains employed with the corporation on the date the bonus is paid.

The Lewis Employment Agreement provides that on or prior to December 31, 2019, Mr. Lewis shall receive an equity or equity based award with a grant date value of $2,200,000, and that for each subsequent fiscal year ending during the term (commencing with Fiscal 2021), he shall be eligible to receive an equity or equity based award with a target value of 400% of his base salary.

The Lewis Employment Agreement also provides Mr. Lewis with certain other compensation and benefits, including: (i) four weeks of paid vacation for each full year; (ii) eligibility to participate in any of the Company’s insurance plans and other benefits, if any, as are made available to other executive officer of the Company; and (iii) eligibility for Mr. Lewis to participate in the Company’s executive auto lease program during the term of the employment agreement.

The Lewis Employment Agreement contains the following provisions applicable upon the termination of Mr. Lewis’s employment with the Company and/or in the event of a change in control of the Company.

In the event that Mr. Lewis is terminated with “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Lewis’s salary and other benefits provided under his employment agreement cease at the time of such termination and Mr. Lewis is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Lewis would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Lewis accrued pay and benefits.

If the employment of Mr. Lewis with the Company is terminated by the Company without “cause,” by Mr. Lewis for “good reason,” or is terminated due to Mr. Lewis’s death or disability, Mr. Lewis is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company and Mr. Lewis’s compliance with the non-competition, non-solicitation, non-disparagement and confidentiality restrictions set forth in his employment agreement. In such event the Company will: (i) pay Mr. Lewis (a) 1.5 times his base salary in effect immediately prior to his termination, plus (b) 1.0 times his target annual bonus award for the fiscal year in which such termination occurs, ratably over the 18-month period immediately following his termination; (ii) pay Mr. Lewis the pro rata portion of the annual bonus (if any) he would have earned pursuant to any annual bonus or incentive plan maintained by the Company with respect to the fiscal year in which such termination occurs if his employment had not ceased, to be paid at the same time such bonus would have been paid to Mr. Lewis for such fiscal year if his employment had not terminated; (iii) for the 18-month period immediately following such termination, arrange to provide Mr. Lewis and his dependents with medical and dental benefits on a basis substantially similar to those provided to Mr. Lewis and his dependents by the Company immediately prior to the date of termination, subject to his electing COBRA coverage; and (iv) pay Mr. Lewis his accrued vacation time pursuant to Company policy. In addition, and all unvested outstanding time-based equity awards will vest on a pro rata basis and all performance-based awards will be forfeited.

The non-competition and non-solicitation provisions extend for 18 months following Mr. Lewis’s termination, and confidentiality provisions extend for up to 7 years following Mr. Lewis’s termination. Mr. Lewis is also subject to a cooperation provision that extends for 6 years following Mr. Lewis’s termination.

The definitions of “good reason” and “cause” under the Lewis Employment Agreement were similar to the definitions of such terms in the Maura Employment Agreement.

Agreements with Ms. Long

On September 9, 2019, the Company entered into the Long Letter Agreement and the Long Severance Agreement with Rebeckah Long. Pursuant to the Long Letter Agreement, effective as of September 9, 2019, Ms. Long was promoted to Senior Vice President, Global Human Resources for the Company. Effective as of September 9, 2019, Ms. Long’s base salary was increased from $250,000 to $300,000 (pro-rated for Fiscal 2019). For Fiscal 2020, Ms. Long’s target bonus will be increased from 40% to 60% and her long-term incentive award for Fiscal 2020 will be $350,000.

Pursuant to the Long Severance Agreement, if Ms. Long’s employment is terminated by the Company without cause, she will receive as severance 52 weeks of base pay and (subject to her timely election of COBRA) 52 weeks of continued medical coverage. The receipt of severance benefits is conditioned upon her execution of an effective and irrevocable release of claims as well as continued compliance with her post employment restrictive covenants, including 12 month non-compete and non-solicit, a 5-year confidentiality provision, a 6-year cooperation provision and perpetual non-disparagement provisions.

“Cause” for purposes of the Long Severance Agreement generally means: (i) the commission by Ms. Long of any theft, fraud, embezzlement or other material act of disloyalty or dishonesty with respect to the Company (including the unauthorized disclosure of confidential or proprietary information of the Company); (ii) Ms. Long’s conviction of, or plea of guilty or nolo contendere to, a felony or other crime of moral turpitude, disloyalty, or dishonesty; (iii) Ms. Long’s willful misconduct or gross neglect in the performance of Ms. Long’s job duties and responsibilities to the Company; (iv) the willful or intentional failure or refusal by Ms. Long to follow the written and specific, reasonable and lawful directives of Ms. Long’s supervisor or the Company’s senior management team, which failure or refusal to perform (to the extent curable) is not completely cured to the Company’s reasonable satisfaction within 15 days after receipt of a written notice from the Company detailing such failure or refusal to perform, provided that in no event shall the Company be required to provide more than one such notice or cure period (to the extent a cure period is applicable) within any 12-month period; (v) the failure or refusal by Ms. Long to perform her duties and responsibilities to the Company or any of its affiliates, which failure or refusal to perform (to the extent curable) is not completely cured to the Company’s reasonable satisfaction within 15 days after receipt of a written notice from the Company detailing such failure or refusal to perform, provided that in no event shall the Company be required to provide more than one such notice or cure period (to the extent a cure period is applicable) within any 12-month period; (vi) Ms. Long’s breach of any of the terms of this Agreement, any other agreement between Ms. Long and the Company, or any Company policy, which breach (to the extent curable) is not cured to the Company’s reasonable satisfaction within 15 days after receipt of a written notice from the Company to Ms. Long of such breach, provided that in no event shall the Company be required to provide more than one such notice or cure period (to the extent a cure period is applicable) within any 12-month period; (vii) Ms. Long engages in conduct that discriminates against or harasses any employee or other person providing services to the Company on the basis of any protected class such that it would harm the reputation of the Company or its affiliates if Ms. Long was retained as an employee, as determined by the Company in good faith after a reasonable inquiry; or (viii) Ms. Long engages in intentional, reckless, or negligent conduct that has or is reasonably likely to have an adverse effect on the Company’s business or reputation, as determined by the Company in good faith.

Agreements with Mr. Martin

The initial term of the Martin Employment Agreement was until March 1, 2016, and thereafter was subject to automatic one-year renewals, subject to earlier terminations. As noted below, the Martin Employment Agreement has been superseded by the Martin Separation Agreement.

Pursuant to the Martin Employment Agreement, Mr. Martin was entitled to receive an annual base salary of $550,000, subject to periodic review and increase by the Compensation Committee, in its discretion. In addition, Mr. Martin was entitled to receive a performance-based cash bonus under the MIP program for each fiscal year during the term of the agreement. The MIP bonus was based on a target of 90% of Mr. Martin’s base salary paid during the applicable fiscal year, provided that the Company achieved certain annual performance goals as established by the Board and/or Compensation Committee. If such performance goals were met, the MIP bonus was payable in cash or equity, provided that Mr. Martin remains employed with the corporation on the date the bonus is paid. Mr. Martin was also eligible to participate in future equity or multi-year equity award programs, at the discretion of the Compensation Committee and/or the Board.

The Martin Employment Agreement also provided Mr. Martin with certain other compensation and benefits, including the following: (i) a full executive physical on an annual basis; (ii) an annual net cash payment of $20,000 for tax, estate, and financial planning assistance; (iii) eligibility for Mr. Martin to participate in the Company’s executive auto lease program during the term of the employment agreement; and (iv) a Company-funded executive life and disability insurance policy.

The Martin Employment Agreement contained the following provisions applicable upon the termination of Mr. Martin’s employment with the Company and/or in the event of a change in control of the Company.

In the event that Mr. Martin was terminated with “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Martin’s salary and other benefits provided under his employment agreement would cease at the time of such termination and Mr. Martin would be entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Martin would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Martin accrued pay and benefits.

If the employment of Mr. Martin with the Company was terminated by the Company without “cause,” by Mr. Martin for “good reason,” or was terminated due to Mr. Martin’s death or disability, Mr. Martin would be entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company and Mr. Martin’s compliance with the non-competition, non-solicitation, non-disparagement and confidentiality restrictions set forth in his employment agreement. In such event the Company would: (i) pay Mr. Martin (a) 1.5 times his base salary in effect immediately prior to his termination, plus (b) 1.0 times his target annual bonus award for the fiscal year in which such termination occurs, ratably over the 18-month period immediately following his termination; (ii) pay Mr. Martin the pro rata portion of the annual bonus (if any) he would have earned pursuant to any annual bonus or incentive plan maintained by the Company with respect to the fiscal year in which such termination occurs if his employment had not ceased, to be paid at the same time such bonus would have been paid to Mr. Martin for such fiscal year if his employment had not terminated; (iii) for the 18-month period immediately following such termination, arrange to provide Mr. Martin and his dependents with insurance and other benefits on a basis substantially similar to those provided to Mr. Martin and his dependents by the Company immediately prior to the date of termination at no greater cost to Mr. Martin or the Company than the cost to Mr. Martin and the Company immediately prior to such date; and (iv) pay Mr. Martin his accrued vacation time pursuant to Company policy. In addition, all unvested outstanding time-based equity awards will promptly vest as provided in the applicable equity award agreements.

If Mr. Martin’s employment was terminated in a CIC Termination, then Mr. Martin would receive all severance benefits available to him as if he terminated his employment for “good reason” (as described above), and all of his outstanding and unvested performance-based equity awards will vest in full (at the target level).

Pursuant to the Martin Employment Agreement, the non-competition and non-solicitation provisions extend for 18 months following Mr. Martin’s termination, and confidentiality provisions extend for seven years following Mr. Martin’s termination.

The definitions of “good reason” and “cause” under the Martin Employment Agreement were similar to the definitions of such terms in the Maura Employment Agreement.

Pursuant to the Martin Separation Agreement (which supersedes the Martin Employment Agreement), Mr. Martin’s employment with the Company and all of its subsidiaries and affiliates was required to end on December 20, 2019 or such earlier date as determined by the Company (the “Martin Separation Date”). Mr. Martin would continue to receive his compensation and benefits through the Martin Separation Date. Subject to Mr. Martin executing an effective and irrevocable release of claims, Mr. Martin will receive as severance eighteen (18) months base salary ($825,000) and one times his annual bonus of $495,000, in each case payable over an 18 month period. In addition, Mr. Martin will be eligible for a pro rata bonus for Fiscal 2020 based on actual performance for Fiscal 2020, but he will not receive any equity awards for Fiscal 2020. Mr. Martin will also continue to receive health insurance benefits during the 18-month severance period and will be permitted to purchase his Company leased vehicle for which he will be reimbursed up to $85,000. In addition, the Company will transfer his life insurance policy to Mr. Martin. Pursuant to the Martin Separation Agreement, Mr. Martin’s long-term equity-based award was forfeited without payment and his Bridge Grant is payable pro rata in accordance with the terms of his agreement (and any performance award component of the Bridge Grant shall be paid only to the extent performance is achieved). Mr. Martin will remain subject to post-employment restrictive covenants including an 18-month non-compete and non-solicitation, a 7-year confidentiality provision, as well as non-disparagement and cooperation provisions.

Agreement with Mr. Smeltser

On September 9, 2019, the Company entered into an employment agreement with Jeremy W. Smeltser. Pursuant to the Smeltser Employment Agreement, the initial term will be until September 30, 2020, and thereafter is subject to automatic one-year renewals, subject to earlier termination. Pursuant to the Smeltser Employment Agreement, Mr. Smeltser will receive an annual base salary of $500,000, subject to periodic review and increase by the Compensation Committee, in its discretion. In addition, Mr. Smeltser will receive a performance-based cash bonus under the MIP program for each fiscal year (commencing with Fiscal 2020) during the term of the agreement. The MIP bonus will be based on a target of 80% (and a maximum of 160%) of Mr. Smeltser’s base salary paid during the applicable fiscal year, provided that the Company achieves certain annual performance goals as established by the Board and/or Compensation Committee. If such performance goals are met, the MIP bonus will be payable in cash or equity, provided that Mr. Smeltser remains employed with the corporation on the date the bonus is paid.

The Smeltser Employment Agreement provides that on or prior to December 31, 2019, Mr. Smeltser will receive an equity or equity based award with a grant date value of $1,000,000, and that for each subsequent fiscal year ending during the term (commencing with Fiscal 2021), he shall be eligible to receive an equity or equity based award with a target value of 200% of his base salary.

The Smeltser Employment Agreement also provides Mr. Smeltser with certain other compensation and benefits, including: (i) relocation reimbursement of up to $75,000 as well as the use of a Company-funded apartment for up to 12 months; (ii) four weeks of paid vacation for each full year; (iii) eligibility to participate in any of the Company’s insurance plans and other benefits, if any, as are made available to other executive officer of the Company; and (iv) eligibility for Mr. Smeltser to participate in the Company’s executive auto lease program during the term of the employment agreement.

The Smeltser Employment Agreement contains the following provisions applicable upon the termination of Mr. Smeltser’s employment with the Company and/or in the event of a change in control of the Company.

In the event that Mr. Smeltser is terminated with “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Smeltser’s salary and other benefits provided under his employment agreement cease at the time of such termination and Mr. Smeltser is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Smeltser would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Smeltser accrued pay and benefits.

If the employment of Mr. Smeltser with the Company is terminated by the Company without “cause,” by Mr. Smeltser for “good reason,” or is terminated due to Mr. Smeltser’s death or disability, Mr. Smeltser is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company and Mr. Smeltser’s compliance with the non-competition, non-solicitation, non-disparagement and confidentiality restrictions set forth in his employment agreement. In such event the Company will: (i) pay Mr. Smeltser (a) 1.5 times his base salary in effect immediately prior to his termination, plus (b) 1.0 times his target annual bonus award for the fiscal year in which such termination occurs, ratably over the 18-month period immediately following his termination; (ii) pay Mr. Smeltser the pro rata portion of the annual bonus (if any) he would have earned pursuant to any annual bonus or incentive plan maintained by the Company with respect to the fiscal year in which such termination occurs if his employment had not ceased, to be paid at the same time such bonus would have been paid to Mr. Smeltser for such fiscal year if his employment had not terminated; (iii) for the 18-month period immediately following such termination, arrange to provide Mr. Smeltser and his dependents with medical and dental benefits on a basis substantially similar to those provided to Mr. Smeltser and his dependents by the Company immediately prior to the date of termination, subject to his electing COBRA coverage; and (iv) pay Mr. Smeltser his accrued vacation time pursuant to Company policy. In addition, all unvested outstanding time-based equity awards will vest on a pro rata basis and all performance-based awards will be forfeited.

The non-competition and non-solicitation provisions extend for 18 months following Mr. Smeltser’s termination, and confidentiality provisions extend for up to 7 years following Mr. Smeltser’s termination. Mr. Smeltser is also subject to a cooperation provision that extends for 6 years following Mr. Smeltser’s termination.

The definitions of “good reason” and “cause” under the Smeltser Employment Agreement are similar to the definitions of such terms in the Maura Employment Agreement.

Agreement with Mr. Zargar

On September 13, 2018, the Company and SBI and Mr. Zargar entered into an employment agreement which became effective as of October 1, 2018. The initial term of the Zargar Employment Agreement will extend until September 30, 2021, subject to earlier termination, with automatic one-year renewals thereafter. The Zargar Employment Agreement provides Mr. Zargar with an annual base salary of $400,000 and he will be eligible to receive a performance-based management incentive plan bonus for each fiscal year starting in Fiscal 2019, based on a target of at least 60% of the then-current base salary (the “Target Amount”) paid during the applicable fiscal year during the term, provided the Company achieves certain annual performance goals as established by the Board and/or the Compensation Committee. If such performance goals are met, the bonus will be payable in cash or stock. If Mr. Zargar exceeds the performance targets, the bonus will be increased in accordance with the formula approved by the Compensation Committee provided that the bonus will not exceed 200% of the Target Amount.

Mr. Zargar will receive equity awards in Fiscal 2019 for the performance periods, with the terms and conditions, and in such amounts as determined by the Compensation Committee. Mr. Zargar will also be eligible for future awards under the Company’s equity plan at the discretion of the Compensation Committee and/or Board and will be eligible to participate in future multi-year incentive programs as may be adopted from time to time. The Zargar Employment Agreement also provides Mr. Zargar with certain other compensation and benefits, including the following: (i) four weeks of paid vacation for each full year; (ii) eligibility for Mr. Zargar to participate in the Company’s executive auto lease program; (iii) a stipend for corporate apartment and income tax filings and returns preparation and advice and estate planning advice; and (iv) eligibility for Mr. Zargar to participate in any of the Company’s insurance plans and other benefits, if any, as the benefits are made available to other executive officers of the Company.

Under the Zargar Employment Agreement, Mr. Zargar is entitled to receive severance benefits if his employment is terminated under certain circumstances. In the event that Mr. Zargar is terminated with “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Zargar’s compensation and other benefits provided under his employment agreement cease at the time of such termination and Mr. Zargar is entitled to no further compensation under his employment agreement with respect to such role. Notwithstanding this, the Company would pay to Mr. Zargar accrued compensation and benefits and continuation of Company medical benefits to the extent required by law.

If Mr. Zargar’s employment is terminated by the Company without “cause,” by Mr. Zargar for “good reason” (as defined below), or by reason of death or by the Company for disability, or upon a Company-initiated non-renewal, he will be entitled to the following severance benefits: (i) a cash payment equal to 2.99 times his then-current base salary, (ii) a cash payment equal to 1.5 times his then-current target annual MIP bonus, each payable ratably on a monthly basis over the 18-month period following termination; (iii) a pro rata portion, in cash, of the annual bonus Mr. Zargar would have earned for the fiscal year in which termination occurs if his employment had not ceased; (iv) for the 18-month period following termination provide Mr. Zargar and his dependents with medical insurance coverage and other employee benefits on a basis substantially similar to those provided to Mr. Zargar and his dependents by the Company immediately prior to the date of termination at no greater cost to Mr. Zargar or the Company than the cost to Mr. Zargar or the Company immediately prior to such date; and (v) payment of accrued vacation time pursuant to Company policy. In addition, all unvested outstanding performance-based and time-based equity awards will immediately vest in full (at target) as provided in the applicable equity award agreements.

In the case of termination, severance payments and vesting are conditioned upon Mr. Zargar’s execution of a release of claims in favor of the Company and its affiliates and Mr. Zargar’s compliance with the non-solicitation, non-disparagement and confidentiality restrictions set forth in his employment agreement. The non-solicitation provisions extend for 18 months following Mr. Zargar’s termination, and the confidentiality provisions extend for seven years following Mr. Zargar’s termination. Mr. Zargar is also subject to a two-year cooperation provision.

The definitions of “good reason” and “cause” under the Zargar Employment Agreement are similar to the definitions of such terms in the Maura Employment Agreement.

Amounts Payable upon Termination or Change in Control

The following tables set forth the amounts that would have been payable at September 30, 2019 to each of our NEOs who were employed by the Company as NEOs on the last day of Fiscal 2019 under the various scenarios for termination of employment or a change in control of the Company had such scenarios occurred on September 30, 2019 (except for Mr. Fagre, whose employment terminated on May 3, 2019).

David Maura	Termination Scenarios (Assumes Termination on 9/30/2019)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Upon Death or Disability		Change in Control & Termination
Cash Severance(1)	$-	$2,471,986		$2,471,986		$2,471,986
Annual Bonus(2)	$-	$1,279,125		$1,279,125		$1,279,125
Equity Awards (Intrinsic Value)(3)
Unvested Restricted Stock	$-	$7,457,758	(4)	$7,457,758	(4)	$14,768,032	(5)
Other Benefits
Health and Welfare(6)	$-	$10,453		$10,453		$10,453
Car allowance(7)	$-	$24,000		$24,000		$24,000
Accrued, Unused Vacation(8)	$-	$47,942		$47,942		$47,942
Tax Gross-Up(9)	$-	$-		$-		$-
Total	$-	$11,291,265		$11,291,265		$18,601,538

(1)

Reflects cash severance payment, under the applicable termination scenarios, of $500,000 for termination of the role of CEO, plus 1.5x Executive Chairman base salary and 1.0x the Fiscal 2019 Executive Chairman target bonus. Payments are to be made in monthly installments over 12 or 18 months (for the CEO and Executive Chairman payments, respectively) subject to the requirements of Section 409A of the Internal Revenue Code.

(2)	Reflects annual MIP bonus for Fiscal 2019 payable at 113.7% of target. Payment is subject to Section 409A of the Internal Revenue Code.
(3)	Reflects value of accelerated vesting of equity awards, if any, using a stock price of $52.72 which was Spectrum’s closing price on September 30, 2019.
(4)

Upon a termination without cause or due to death or disability, or for resignation with good reason, all time-based RSUs under the Fiscal 2019 LTIP, the Fiscal 2019 Bridge Grants and the Fiscal 2020 Bridge Grants would be payable. In addition, a pro rata portion of the Fiscal 2019 Bridge Grant PSUs would be payable, to the extent earned, prorated for the number of days employed during the performance period.

(5)

Upon a termination in connection with a change in control that occurs between 60 days prior to the change in control and the one-year anniversary of the change in control, all RSUs and PSUs granted under the Fiscal 2019 LTIP and the Bridge Grants would be subject to accelerated vesting at target.

(6)	Reflects 18 months of insurance and other benefits continuation for the Executive and any dependents.
(7)	Reflects 12 months of car allowance continuation.
(8)	Represents compensation for 110.8 hours of unused vacation time in Fiscal 2019.
(9)	The Company does not provide any tax gross-up payments to cover excise taxes.

Nathan E. Fagre(1) Component	With Good Reason Or Without Cause
Cash Severance(2)	$1,100,000
Equity Awards (Intrinsic Value)(3)
Unvested Restricted Stock	$195,154
Other Benefits Health and Welfare(5)	$6,747
Leased Car	$14,250
Accrued, Unused Vacation(6)	$19,976
Tax Gross-Up(7)	$-
Total	$1,336,127

(1)

Based on actual termination on May, 5, 2019. Mr. Fagre’s employment with the Company ended on October 1, 2018, at which time Mr. Fagre was eligible to receive certain benefits in connection with his termination pursuant to his Separation Agreement And Release, which included the following: (i) the sum of his base salary ($375,000) plus target bonus ($225,000) for Fiscal 2018, payable over 52 weeks (the “Severance Period”) following his separation which occurred in May 2019; (ii) an additional severance bonus of $500,000 in connection with an extended period of transitional services, payable in cash or Company stock (or a combination thereof), at the Company’s option on or prior to December 31, 2018; (iii) health benefits continuation through the end of the Severance Period with a total value of $6,747; (iv) 4,018 earned but undelivered RSUs pursuant to the Fiscal 2017 EIP (valued at $211,829 as of September 30, 2019); (v) auto-lease continuation for the duration of the Severance Period (value of $14,250); and, (vi) 110.8 hours of accrued, unused vacation ($19,976 in value).

(2)

Reflects cash severance payment, under the applicable termination scenarios, of 1.0x the sum of Executive’s current base salary and 1.0x the Fiscal 2018 target bonus. Payments are to be made in semi-monthly installments over 12 months, subject to the requirements of Section 409A of the Internal Revenue Code.

(3)	Reflects equity value using a stock price of $48.57, which was Spectrum’s closing price on December 3, 2019 (the date the shares were delivered).
(4)	Pursuant to the separation agreement, the earned, but unpaid, RSUs under the Fiscal 2017 EIP were paid out. The value shown reflects the 4,108 units at $48.57 per share.
(5)	Reflects 12 months of insurance and other benefits continuation for the Executive and any dependents.
(6)	Represents compensation for 110.8 hours of unused vacation time in Fiscal 2018.
(7)	The Company does not provide any tax gross-up payments to cover excise taxes.

Randal Lewis	Termination Scenarios (Assumes Termination on 9/30/2019)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Upon Death or Disability		Change in Control & Termination
Cash Severance(1)	$-	$1,265,000		$1,265,000		$1,265,000
Annual Bonus(2)	$-	$409,320		$409,320		$409,320
Equity Awards (Intrinsic Value)(3)
Unvested Restricted Stock	$-	$629,014	(4)	$629,014	(4)	$629,014	(4)
Other Benefits Health and Welfare(5)	$-	$10,453		$10,453		$10,453
Car allowance(6)	$-	$15,372		$15,372		$15,372
Accrued, Unused Vacation(7)	$-	$39,082		$39,082		$39,082
Tax Gross-Up(8)	$-	$-		$-		$-

Total	$-	$2,368,241		$2,368,241		$2,368,241

(1)

Reflects cash severance payment, under the applicable termination scenarios, of 1.5x the Executive’s current base salary plus 1.0x the Fiscal 2019 target bonus. Payments are to be made in monthly installments over 18 months, subject to the requirements of Section 409A of the Internal Revenue Code.

(2)	Reflects annual MIP bonus for Fiscal 2019 payable at 113.7% of target. Payment is subject to the requirements of Section 409A of the Internal Revenue Code.
(3)	Reflects value of vested equity awards, if any, using a stock price of $52.72, which was Spectrum’s closing price on September 30, 2019.

(4)

Upon a termination without cause or due to death or disability, for resignation with good reason, or termination in connection with a change in control, all PSUs will be forfeited. In addition, RSUs under the Fiscal 2019 LTIP will vest pro rata based on days worked during the vesting period (October 1, 2018 through December 3, 2021). Furthermore, RSUs under both the Fiscal 2019 Bridge Grant and the Fiscal 2020 Bridge Grant will vest pro rata based on days worked during the 2019 and 2020 vesting periods (November 21, 2018 through November 21, 2019, and November 21, 2019 through November 21, 2020 respectively). For the purposes of these tables, performance has been assumed to be equal to target.

(5)	Reflects 18 months of insurance and other benefits continuation for the Executive and any dependents.
(6)	Reflects 12 months of car lease payment continuation.
(7)	Represents compensation for 147.8 hours of unused vacation time in Fiscal 2019.
(8)	The Company does not provide any tax gross-up payments to cover excise taxes.

Rebeckah Long	Termination Scenarios (Assumes Termination on 9/30/2019)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Upon Death or Disability		Change in Control and Termination
Cash Severance(1)(2)	$-	$300,000		$300,000		$300,000
Annual Bonus(3)	$-	$-		$-		$-
Equity Awards (Intrinsic Value)(4)
Unvested Restricted Stock	$-	$184,435	(5)	$184,435	(5)	$184,435	(5)
Other Benefits Health and Welfare(6)	$-	$10,453		$10,453		$10,453
Car allowance(7)	$-	$10,200		$10,200		$10,200
Accrued, Unused Vacation(8)	$-	$9,433		$9,433		$9,433
Tax Gross-Up(9)	$-	$-		$-		$-
Total	$-	$514,520		$514,520		$514,520

(1)	Should the executive resign with good reason, the severance payment will not be payable.
(2)	Reflects cash severance payment, under the applicable termination scenarios, of 52 weeks of weekly salary.
(3)	No payment would be required under existing agreements.
(4)	Reflects value of vested equity awards, if any, using a stock price of $52.72, which was Spectrum’s closing price on September 30, 2019 and vested value of 2019 Bridge Cash award.
(5)

Upon a termination without cause or due to death or disability, for resignation with good reason, or termination in connection with a change in control, the Fiscal 2019 LTIP would be forfeited. In addition, a pro rata portion of the Fiscal 2019 Bridge Grant RSUs would be payable based on the number of days employed during the service period and a pro rata portion of the Fiscal 2019 Bridge Grant PSUs would be payable to the extent earned based on the number of days employed during the performance period. For the purposes of these tables, performance has been assumed to be equal to target.

(6)	Reflects 18 months of insurance and other benefits continuation for the Executive and any dependents.
(7)	Reflects 12 months of car allowance continuation.
(8)	Represents compensation for 65.4 hours of unused vacation time in Fiscal 2019.
(9)	The Company does not provide any tax gross-up payments to cover excise taxes.

Douglas L. Martin	Termination Scenarios (Assumes Termination on 9/30/2019)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Upon Death or Disability		Change in Control & Termination
Cash Severance(1)(2)	$-	$1,320,000		$1,320,000		$1,320,000
Annual Bonus(3)	$-	$562,815		$562,815		$562,815
Equity Awards (Intrinsic Value)(4)
Unvested Restricted Stock	$-	$1,932,603	(5)	$1,932,603	(5)	$1,932,603	(5)
Other Benefits
Health and Welfare(6)	$-	$10,453		$10,453		$10,453
Car allowance(7)	$-	$85,000		$85,000		$85,000
Accrued, Unused Vacation(8)	$-	$29,298		$29,298		$29,298
Tax Gross-Up(9)	$-	$-		$-		$-

Total	$-	$3,940,169		$3,940,169		$3,940,169

(1)

Mr. Martin’s employment terminated on December 20, 2019, and specific details of his agreed severance have been filed with the SEC. All details above, for consistency purposes, reflect a termination on September 30, 2019.

(2)

Reflects cash severance payment, under the applicable termination scenarios, of 1.5x the Executive’s current base salary plus 1.0x the Fiscal 2019 target bonus. Payments are to be made in monthly installments over 18 months, subject to the requirements of Section 409A of the Internal Revenue Code.

(3)	Reflects annual MIP bonus for Fiscal 2019 payable at 113.7% of target. Payment is subject to the requirements of Section 409A of the Internal Revenue Code.
(4)	Reflects value of vested equity awards, if any, using a stock price of $52.72, which was Spectrum’s closing price on September 30, 2019.
(5)

Upon a termination without cause or due to death or disability, for resignation with good reason, or termination in connection with a change in control, the Fiscal 2019 LTIP would be forfeited. In addition, a pro rata portion of the Fiscal 2019 Bridge Grant RSUs would be payable based on the number of days employed during the service period and a pro rata portion of the Fiscal 2019 Bridge Grant PSUs would be payable to the extent earned based on the number of days employed during the performance period. For the purposes of these tables, performance has been assumed to be equal to target.

(6)	Reflects 18 months of insurance and other benefits continuation for the Executive and any dependents.
(7)	Reflects maximum potential car lease payment continuation/buyout.
(8)	Represents compensation for 110.8 hours of unused vacation time in Fiscal 2019.
(9)	The Company does not provide any tax gross-up payments to cover excise taxes.

Ehsan Zargar	Termination Scenarios (Assumes Termination on 9/30/2019)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Upon Death or Disability		Change in Control & Termination
Cash Severance(1)	$-	$1,556,000		$1,556,000		$1,556,000
Annual Bonus(2)	$-	$272,880		$272,880		$272,880
Equity Awards (Intrinsic Value)(3)
Unvested Restricted Stock	$-	$5,470,860	(4)	$5,470,860	(4)	$5,470,860	(4)
Other Benefits
Health and Welfare(5)	$-	$10,453		$10,453		$10,453
Car allowance(6)	$-	$18,000		$18,000		$18,000
Accrued, Unused Vacation(7)	$-	$21,308		$21,308		$21,308
Tax Gross-Up(8)	$-	$-		$-		$-

Total	$-	$7,349,501		$7,349,501		$7,349,501

(1)

Reflects cash severance payment, under the applicable termination scenarios, of 2.99x the Executive’s current base salary plus 1.5x the Fiscal 2019 target bonus. Payments are to be made in monthly installments over 18 months, subject to the requirements of Section 409A of the Internal Revenue Code.

(2)	Reflects annual MIP bonus for Fiscal 2019 payable at 113.7% of target. Payment is subject to the requirements of Section 409A of the Internal Revenue Code.
(3)	Reflects value of vested equity awards, if any, using a stock price of $52.72, which was Spectrum’s closing price on September 30, 2019.

(4)

Upon a termination without cause or in connection with a change in control, or for resignation with good reason, or for death or disability, all RSUs and PSUs granted under the Fiscal 2019 LTIP and the Bridge Grants would be subject to accelerated vesting at target.

(5)	Reflects 18 months of insurance and other benefits continuation for the Executive and any dependents.
(6)	Reflects 12 months of car allowance continuation.
(7)	Represents compensation for 110.8 hours of unused vacation time in Fiscal 2019.
(8)	The Company does not provide any tax gross-up payments to cover excise taxes.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this Form 10-K/A and the Company’s Annual Report on Form 10-K for Fiscal 2019.

Compensation Committee

Kenneth C. Ambrecht (Chair)

Norman S. Matthews

Terry L. Polistina

Fiscal 2019 CEO Pay Ratio

Under rules adopted by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are required to determine and disclose the ratio of the annual total compensation of our CEO to that of our global median employee.

To determine the median employee, we made a determination from our global employee population, excluding non-U.S. locations to the extent that the total employees excluded in these locations in aggregate did not exceed 5% of our total employee population at the time of the determination. We have excluded 527 employees in Cambodia out of our global employee population of approximately 12,833. We established a consistently applied compensation measure of annualized base pay, converted to U.S. dollars based on applicable exchange rates as of September 30, 2019. Our population was evaluated as of September 30, 2019 and reflects paid compensation for the entire fiscal year. Where allowed under the rule, we have annualized compensation for employees newly hired during Fiscal 2019.

Based on the above determination, the total compensation (using the same methodology as we use for our NEOs as set forth in the Summary Compensation Table in this Proxy Statement) for the median employee is $11,371. Using the CEO’s total compensation of $19,688,132 under the same methodology, the resulting ratio is 1,731:1. The pay ratio reported here is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above.

Alternative Fiscal 2019 CEO Pay Ratio

As discussed above, in Fiscal 2019, Mr. Maura received a special Bridge Grant and a special transaction success bonus. The Compensation Committee believes it is helpful in evaluating Mr. Maura’s compensation to exclude these special awards. When excluding these awards Mr. Maura’s adjusted compensation is $8,715,932 and the alternative ratio of CEO annual total compensation to the median employee for Fiscal 2019 is estimated to be 767:1. This alternative CEO pay ratio is not a substitute for the CEO pay ratio, but we believe it is helpful in fully evaluating the ratio of Mr. Maura’s annual total compensation to that of our median employee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership Table

The following table sets forth information regarding beneficial ownership of our common stock, as of June 3, 2020, by:

●	each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock (each, a “5% Stockholder”);

●	our NEOs for Fiscal 2019;

●	each of our directors; and

●	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Determinations as to the identity of 5% Stockholders is based upon filings with the SEC and other publicly available information. Except as otherwise indicated, we believe, based on the information furnished or otherwise available to us, that each person or entity named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. The percentage of beneficial ownership set forth below is based upon 43,056,296 shares of common stock issued and outstanding as of the close of business on June 3, 2020. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares of common stock that are subject to vested options, as well as options and RSUs held by that person that are currently expected to vest within 60 days of June 3, 2020, are all deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares
5% Stockholders as of June 3, 2020
FMR LLC(1)	7,237,429	16.8%
Vanguard Group Inc. (2)	4,424,192	10.3%
Fortress Investment Group LLC(3)	3,474,464	8.1%

Our Directors and Named Executive Officers, each as of June 3, 2020
Kenneth C. Ambrecht	32,833	*
Nathan E. Fagre(4)	53,949	*
Sherianne James	3,841	*
Randal Lewis	26,351	*
Rebeckah Long(5)	1,670	*
Douglas L. Martin	75,731	*
Norman S. Matthews	33,120	*
David M. Maura(6)	601,509	1.4%
Terry L. Polistina	32,989	*
Hugh R. Rovit	31,914	*
Jeremy W. Smeltser(7)	8,305	*
Ehsan Zargar(8)	50,780	*
All Directors and Executive Officers as a Group	952,992	2.2%

* Indicates less than 1% of our outstanding common stock.

(1)	Based solely on a Schedule 13G/A, filed with the SEC on February 7, 2020. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(2)	Based solely on a Schedule 13G/A, filed with the SEC on February 12, 2020. The address of Vanguard Group Inc. is 100 Vanguard Blvd, Malvern, Pennsylvania 19355.
(3)	Based solely on a Schedule 13D/A, filed with the SEC on May 26, 2020. The address of Fortress Investment Group LLC is 1345 Avenue of the Americas, New York, New York 10105.
(4)	Mr. Fagre’s position as General Counsel ceased as of October 1, 2018.
(5)	Ms. Long was appointed Senior Vice President, Global Human Resources on September 9, 2019.
(6)	Includes shares of common stock underlying options that have vested for Mr. Maura totaling 213,652.
(7)	Mr. Smeltser was appointed CFO on November 17, 2019.
(8)	Includes shares of common stock underlying options that have vested for Mr. Zargar totaling 8,967.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies on Transactions with Related Persons

All of the Company’s executive officers, directors, and employees are required to disclose to the Company’s General Counsel all transactions which involve any actual, potential, or suspected activity or personal interest that creates or appears to create a conflict between the interests of the Company and the interests of their executive officers, directors, or employees. In cases involving executive officers, directors, or senior-level management, the Company’s General Counsel will investigate the proposed transaction for potential conflicts of interest and then refer the matter to the Company’s Audit Committee to make a full review and determination. In cases involving other employees, the Company’s General Counsel, in conjunction with the employee’s regional supervisor and the Company’s Director of Internal Audit, will review the proposed transaction. If they determine that no conflict of interest will result from engaging in the proposed transaction, then they will refer the matter to the Company’s CEO for final approval.

The Company’s legal department and financial accounting department monitor transactions for an evaluation and determination of potential related-person transactions that would need to be disclosed in the Company’s periodic reports or proxy materials under generally accepted accounting principles and applicable SEC rules and regulations.

In addition, under our Corporate Governance Guidelines, our directors are prohibited from taking for themselves opportunities related to the Company’s business that are presented to them in their capacity as a director for the Company’s benefit, from using our property, information or position for personal gain, or from competing with the Company for business opportunities if such opportunities were presented to them in their capacity as a director for the Company’s benefit. If the Company’s disinterested Board members determine that the Company will not pursue an opportunity that relates to our business, and consent to a director then personally pursuing the opportunity, then the director may do so. The Company has declined, and in the future may decline, such opportunities and our directors may pursue such opportunities.

For more information on the Company’s policies and procedures for review and approval of related-person transactions, please see the Company’s Code of Ethics for the Principal Executive Officer and Senior Financial Officers and the Spectrum Brands Code of Business Conduct and Ethics, each of which is posted on the Company’s website at www.spectrumbrands.com under “Investor Relations-Corporate Governance Documents.”

Transactions with Significant Stockholders

On April 4, 2019, Arlington Value Capital, LLC (“Arlington”) and the Company entered into an agreement (the “Arlington Agreement”) regarding Arlington’s ownership of our common stock. In connection with the execution of the Arlington Agreement, the Board has granted approvals under the Charter to exempt Arlington and certain investment advisory clients for whom Arlington manages assets that may be treated as beneficially owned by Arlington (the “Underlying Arlington Funds”) from the Charter’s transfer restrictions in certain circumstances where ownership of Arlington and the Underlying Arlington Funds would not substantially impair the current ability of the Company to utilize certain net operating loss carryforward and other tax benefits of the Company and its subsidiaries.

As of October 11, 2019, Jefferies Financial has ceased to be a 5% holder of our common stock, and both Jefferies Financial and Fortress Investment Group LLC (“Fortress”) have ceased to be affiliates of ours. The transactions described below were terminated or otherwise concluded subsequent to the end of Fiscal 2019.

On February 24, 2018, in connection with the Merger, Jefferies Financial and the Company entered into a shareholder agreement, which became effective as of July 13, 2018 (the “Merger Closing Date”). On November 19, 2018, the parties entered into an amendment to the shareholder agreement. Under the shareholder agreement, following the Merger Closing Date, Jefferies Financial received the right to designate one individual to be nominated as a member of our Board until the occurrence of certain events. In addition, Jefferies Financial had the right to designate an independent director. Jefferies Financial designated David S. Harris as such director, who served on our Board as an independent director until his resignation in January 2020. Jefferies Financial’s director nomination rights have since been terminated.

Pursuant to our Charter, Jefferies Financial and Fortress were subject to certain limitations on the transfer of common stock, provided that each was given a permitted cushion from these restrictions to transfer a portion of their common stock. Following the closing of the sale of the Company’s GBL business, the limitations on transfer are no longer applicable.

On February 24, 2018, Jefferies Financial, Fortress and the Company entered into a registration rights agreement, which became effective at the Merger Closing Date. Under this agreement, we were required to file a shelf registration statement and keep this registration statement effective so long as Fortress and Jefferies Financial (and their permitted assigns) owned shares of our common stock.

On October 7, 2015, FGL, a former subsidiary of HRG Legacy, entered into an engagement letter with Jefferies LLC (an affiliate of Jefferies Financial), pursuant to which Jefferies LLC agreed (on a non-exclusive basis) to provide financial advisory services to FGL in connection with a transaction involving a merger or other similar transaction with respect to at least a majority of the capital stock of FGL. HRG Legacy was also a party to the engagement letter. Under the engagement letter, Jefferies LLC was entitled to receive a fee which represented a percentage of the value of the transaction, plus reimbursement for all reasonable out-of-pocket expenses incurred by Jefferies LLC in connection with their engagement. FGL also agreed to indemnify Jefferies LLC for certain liabilities in connection with their engagement. HRG Legacy was required to reimburse FGL for compensation paid by FGL to Jefferies LLC under certain circumstances. On November 30, 2017, FGL ceased to be a subsidiary of HRG Legacy.

On October 16, 2017, HRG Legacy entered into an engagement letter with Jefferies LLC pursuant to which Jefferies LLC agreed to act as co-advisor to HRG Legacy (with the other co-advisors acting as lead financial advisor to HRG Legacy) with respect to HRG Legacy’s review of strategic alternatives. Under this engagement letter, Jefferies LLC was entitled to receive up to a $3.0 million transaction fee, which could be increased by another $1.0 million at the sole discretion of HRG Legacy, and reimbursement for all reasonable out-of-pocket expenses. In addition, HRG Legacy agreed to indemnify Jefferies LLC for certain liabilities in connection with such engagement. On July 13, 2018, in connection with the consummation of the Merger, Jefferies LLC received a total of $3.0 million in payments pursuant to such engagement letter.

FGL, a former subsidiary of HRG Legacy, invested in CLO securities issued by affiliates of Fortress. Such CLOs had an aggregate total carrying value of $176.3 million as of September 30, 2017. HRG Legacy’s net investment income from such securities was $11.6 million Fiscal 2017.

Other Transactions

As previously disclosed, during the first quarter of the Fiscal 2019, the Company repurchased 158,318 shares of common stock from David Maura, Executive Chairman and CEO of the Company, at an average repurchase price of $50.53 per share, the then-current market price of the Company’s stock. Also, as previously disclosed, on November 21, 2018, the Company repurchased 79,809 shares of common stock from Mr. Maura at a price of $50.12 per share, the closing price of our common stock on such date. The Company repurchased an additional 78,509 shares of common stock from Mr. Maura on November 26, 2018 at a price of $50.95 per share, the closing price of our common stock on such date.

On September 15, 2019, Mosaic Acquisition Corp. (“Mosaic”), a special purposes acquisition company where David Maura served as the Executive Chairman and Chief Executive Officer and President, entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Mosaic and other related Mosaic entities and Vivint Smart Home, Inc. (“Vivint”). The transaction was finalized and closed on January 17, 2020, following which Mosaic was merged out of existence and Vivint survived the transaction. David Maura served as outside director on the Vivint board from January 17, 2020 until March 26, 2020, the date he resigned from Vivint. Vivint has been, and is currently, a customer of the Company’s HHI segment with sales consisting of $20.9 million, $16.1 million and $20.6 million for the years ended September 30, 2019, 2018 and 2017. All transactions and agreements were executed at arms-length.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table summarizes the fees KPMG LLP, our independent registered public accounting firm, billed to the Company, including SPB Legacy, SB/RH Holdings, LLC (“SB/RH”), FS Holdco II Ltd. (excluding FGL), HGI Energy, LLC and HGI Funding, LLC (FS Holdco II Ltd., HGI Energy, LLC and HGI Funding LLC were solely related to HRG Legacy).

(in millions)	2019	2018
Audit Fees	$6.2	$7.9
Audit-Related Fees	2.6	6.1
Tax Fees	0.1	0.1
All Other Fees	-	0.1
Total	$8.9	$14.2

In the above table, in accordance with the SEC’s definition and rules, “Audit Fees” are fees paid to KPMG LLP for professional services for the audit of the Company and SB/RH, and our consolidated financial statements included in our Form 10-K and the review of our financial statements included in Form 10-Q, or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, such as issuance of comfort letters and statutory audits required for certain of our foreign subsidiaries. “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including the due diligence activities relating to mergers and acquisitions, including the audit of standalone carve-out financial statements used as part of our divestiture of the Global Batteries and Lighting division and the planned sale of the Home and Personal Care division. “Tax Fees” are fees for tax compliance, tax advice, and tax planning. Such fees were attributable to services for tax compliance assistance and tax advice. “All Other Fees” are fees, if any, for any services not included in the first three categories.

Pre-Approval of Independent Auditors Services and Fees

The Audit Committee pre-approved the audit services engagement performed by KPMG LLP for the year ended September 30, 2019. In accordance with the Audit Committee’s Pre-Approval Policy, the Audit Committee has pre-approved other specified audit, or audit-related services, provided that the fees incurred by KPMG LLP in connection with any individual engagement do not exceed $200,000 in any 12-month period. The Audit Committee must approve for an engagement-by-engagement basis any individual non-audit or tax engagement in any 12-month period. The Audit Committee has delegated to its Chairman the authority to pre-approve any other specific audit or specific non-audit service which was not previously pre-approved by the Audit Committee, provided that any decision of the Chairman to pre-approve other audit or non-audit services shall be presented to the Audit Committee at its next scheduled meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Charter provides for the division of our Board into three classes of as nearly equal number of directors as possible. As of the date hereof, each of Class I, Class II, and Class III consists of two directors.

The term of each class of directors is three years, with the term for one class expiring each year in rotation. As a result, one class of directors is elected at each annual stockholders meeting for a term of three years and to hold office until their successors are elected and qualified or until their earlier death, removal or resignation. The term of the current Class II directors expires at the Annual Meeting.

Our NCG Committee, composed entirely of independent directors under the NYSE Rules, proposes nominees for service to our Board and such nominees are reviewed and approved by the entirety of our Board. Our NCG Committee and our Board recommend that each nominee for director be elected at the Annual Meeting. The nominees for election at the Annual Meeting are Kenneth Ambrecht and Hugh R. Rovit. The nominees have consented to continue to serve as directors if elected. In accordance with our Charter, our Board may at any time increase the size of our Board by fixing the number of directors that constitute our whole Board. In addition, if a nominee becomes unavailable for any reason or should a vacancy occur before the election, which we do not anticipate, the proxies will be voted for the election, as director, of such other person as our Board may recommend. Proxies cannot be voted for a greater number of persons than are included in the class of directors – this year that number is two.

Vote Required

Director nominees up for election in Proposal 1 will each be elected by a majority of the votes cast in person or by proxy. For purposes of this proposal, a majority of votes cast means the number of votes cast “for” a director’s election exceeds the number of votes cast “against” such director’s election.

Our majority voting policy provides that in the event that an incumbent director nominee receives a greater number of votes “against” than votes “for” his or her election, he or she must (within five business days following the final certification of the related election results) offer to tender his or her written resignation from our Board to our NCG Committee. Our NCG Committee will review such offer of resignation and will consider such factors and circumstances as it may deem relevant, and, within 90 days following the final certification of the election results, will make a recommendation to our Board concerning the acceptance or rejection of such tendered offer of resignation. The decision of our Board will be promptly publicly disclosed.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR CLASS II DIRECTORS.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has approved the engagement of KPMG as the Company’s independent registered public accounting firm to audit our consolidated financial statements for Fiscal 2020. KPMG has served as the Company’s independent registered public accounting firm since January 2011. Our Audit Committee considers KPMG to be well qualified.

Although stockholder ratification of the appointment of KPMG as our independent registered public accounting firm is not required by any applicable law or regulation, stockholder views are being solicited and will be considered by our Audit Committee and our Board. This proposal will be ratified if the number of votes cast in favor of the action represents a majority of the votes represented at the Annual Meeting in person or by proxy. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if it is determined that such a change would be in the best interests of the Company and its stockholders. We expect that a representative of KPMG will be present at the Annual Meeting, with the opportunity to make a statement if he or she so desires and to be available to answer appropriate questions.

To the Company’s knowledge, neither KPMG nor any of its partners has any direct financial interest or any indirect financial interest in the Company other than as the Company’s independent registered public accounting firm.

For information about the professional services rendered by KPMG to us for Fiscal 2019, please see the section of this Proxy Statement captioned “Principal Accountant Fees and Services.”

Vote Required

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify our appointment of KPMG as our independent registered public accounting firm for Fiscal 2020.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2020.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Act and the related rules of the SEC, we are including in this Proxy Statement a separate resolution to enable our stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, stockholders will be asked to vote on the following resolution at the Annual Meeting:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in the proxy statement for this meeting.”

This vote is advisory, and therefore nonbinding. In considering their vote, stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this Proxy Statement. Our Board and our Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Vote Required

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to approve, on an advisory basis, the compensation of our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4

APPROVAL OF THE SPECTRUM BRANDS HOLDINGS, INC.

2020 OMNIBUS EQUITY PLAN

Board Recommendation

At our Annual Meeting, we are asking you, our stockholders, to approve the New 2020 Equity Plan, which was adopted by our Board on June 1, 2020, following a recommendation by our Compensation Committee to approve the New 2020 Equity Plan on June 1, 2020. A copy of the New 2020 Equity Plan is attached as Annex A to this Proxy Statement.

Background

In connection with the design and adoption of the New 2020 Equity Plan, our Board and Compensation Committee carefully considered our anticipated future equity needs, our historical equity compensation practices and the advice of Willis Towers Watson. Under the Spectrum Brands Holdings, Inc. Amended & Restated 2011 Omnibus Equity Award Plan (formerly known as the Spectrum Brands, Legacy, Inc. Plan, the “Legacy Plan”), and the Spectrum Brands Holdings Inc. 2011 Omnibus Equity Award Plan (formerly known as the HRG Group Inc. 2011 Omnibus Equity Award Plan)(together with the Legacy Plan, the “Prior Plans”), the Company, as of June 3, 2020, has 1,079,274 shares available for grant.

The number of shares being requested for authorization under the New 2020 Equity Plan is 1,180,000 shares. If the New 2020 Equity Plan is approved by our stockholders, we will have, in the aggregate, 2,259,274 shares (which includes the number of shares remaining available for future grant under the Prior Plans) available for issuance. If the New 2020 Equity Plan is not approved by our stockholders, we will continue to grant equity incentive awards under the Prior Plans until each of the Prior Plans expire or there is no remaining capacity under such plans.

Below is a summary of awards outstanding and shares available for issuance under the Prior Plans as of June 3, 2020.

•	We had outstanding options to purchase 234,411 shares of our Common Stock, with a weighted average exercise price of $73.51 and a weighted average remaining term of 4.13 years;

•	We had outstanding unvested RSUs and PSUs with respect to 1,286,678 shares of our Common Stock, assuming target performance of PSUs; and

•	A total of 1,079,274 shares were available for grant.

Reasons Why You Should Vote in Favor of the Approval of the New 2020 Equity Plan

Our Board recommends a vote for the approval of the New 2020 Equity Plan because it believes the plan is in the best interests of the Company and its stockholders.

•

Aligns director, employee and stockholder interests. We currently provide long-term incentives by compensating participants with equity awards. For our senior leadership team, the vast majority of our equity awards vest upon the achievement of performance metrics. With your approval of the New 2020 Equity Plan, we will be able to continue to maintain this means of aligning the interests of key personnel with the interests of our stockholders.

•

Approval is necessary to continue an equity-based compensation program. If our stockholders do not approve the New 2020 Equity Plan, we may have to shift to a long term compensation program that is heavily paid in cash for both our employees and directors, which would less closely align with the interests of our shareholders and negatively impact our cash management. Based on the remaining capacity in our Prior Plans, we expect we may not have sufficient capacity to make our next cycle of equity awards.

•

Modest share usage and dilution. As described below, we have historically had moderate share usage under our equity plans, and even with the addition of share reserves under the New 2020 Equity Plan, the number of shares available for future issuance under our compensation plans will be modest.

•

Includes best corporate governance features. As described below, the New 2020 Equity Plan is based on our Legacy Plan, which was previously approved by our shareholders and has sound governance features. In addition to the Legacy Plan’s sound governance provisions, we have incorporated into the New 2020 Equity Plan additional “best practices” provisions, which align with current best practices, including providing “double trigger” rather than “single trigger” change of control vesting and “minimum vesting” provisions.

•

Attracts and retains talent. The New 2020 Equity Plan will be a critical tool to the continued success of the Company by continuing to attract, retain and motivate key personnel and providing participants with incentives directly related to increases in the value of the Company.

We believe that the benefits to our stockholders from equity award grants to our employees and directors outweigh the potential dilutive effect of grants under the New 2020 Equity Plan. The Company believes that paying a significant portion of annual variable compensation in the form of equity awards is an effective method of aligning the interests of the Company’s management and other employees with those of our stockholders, encouraging ownership in the Company, and retaining, attracting and rewarding talented individuals. We also believe that having a vehicle to pay a portion of compensation for our non-employee directors in stock awards is appropriate and consistent with market practices.

Considerations for the Approval of the New 2020 Equity Plan

The New 2020 Equity Plan has been designed to build upon the effectiveness of our Prior Plans and incorporates the current governance best practices and would result in modest dilution, which further align our equity compensation program with the interest of our stockholders.

•	Governance Best Practices. The New 2020 Equity Plan incorporates the following corporate governance best practices that protect the interests of our stockholders:

○

Double-trigger vesting upon a change in control. The New 2020 Equity Plan provides that upon a change in control, any acceleration of the vesting of outstanding awards may occur on a “double-trigger” basis rather than a “single trigger basis”—i.e., upon either (i) a participant’s qualifying termination of employment on or within 24 months following such change in control or (ii) the failure of the successor corporation to assume or continue the awards following such change in control.

○

Minimum vesting condition. The New 2020 Equity Plan provides that awards granted to participants under the plan will not vest (or have applicable restrictions lapse) prior to the one-year anniversary of the date of grant (the “Minimum Vesting Condition”), with only narrow exceptions, which we believe strengthen our employees’ interest in creating long term value with our shareholders.

○	No “evergreen” provision. The number of shares of our Common Stock available for issuance under the New 2020 Equity Plan is fixed and will not adjust based upon the number of shares outstanding.

○	Dividends subject to restrictions. Dividends, if any, paid on any equity award are subject to the same vesting requirements as the underlying award.

○

Stock options and stock appreciation rights are not discounted. The New 2020 Equity Plan prohibits granting stock options with exercise prices and stock appreciation rights (“SARs”) with grant prices lower than the fair market value of a share of our Common Stock on the grant date, except in connection with the issuance or assumption of awards in connection with certain mergers, consolidations, acquisitions of property or stock or reorganizations.

○

No repricing or exchange without stockholder approval. The New 2020 Equity Plan prohibits the repricing of outstanding stock options or SARs without stockholder approval, except in connection with certain corporate transactions involving the Company.

○

Material amendments require stockholder approval. Material changes to the New 2020 Equity Plan, including increasing the number of shares authorized for issuance and repricing of stock options and SARs require stockholder approval.

○

No liberal share counting provisions. The following types of shares will not be available for issuance under the New 2020 Equity Plan once they have been used: (i) shares withheld to cover the exercise price or strike price of awards and (ii) shares withheld to cover the payment of taxes with respect to any award.

○

“Clawback” provision. The New 2020 Equity Plan contains a “clawback” provision, which provides that the Compensation Committee may include in an award agreement, that if a participant is determined by the Compensation Committee to have violated a non-competition, non-solicitation or non-disclosure agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any of its affiliates, all rights of the participant under the New 2020 Equity Plan and any agreements evidencing an award then held by the participant will terminate and be forfeited and the Compensation Committee may require the participant to surrender and return to the Company any shares received, and/or to repay any profits or any other economic value made or realized by the participant. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd Frank Act), awards shall be subject to clawback, forfeiture or similar requirement. Awards to executive officers are also subject to the Company’s clawback policy, which requires the recoupment of certain excess incentive compensation in the event of a material restatement of the Company’s financial statements.

In addition, our Company has the following best practices with respect to our equity awards:

○

Stock ownership guidelines. Our directors’ and covered officers’ stock retention requirement has been increased to 50% of the net after-tax portion of shares received under equity awards. Our directors and covered officers are expected to achieve minimum stock ownership values, as described in page 27 of this Proxy Statement, within five years of eligibility or promotion.

○

No tax gross-ups. No participant is entitled to any tax gross-up payments for any excise tax pursuant to Sections 280G or 4999 of the Internal Revenue Code that may be incurred in connection with awards under the plan.

•

Modest Share Usage and Shareholder Dilution. Subject to adjustment, the maximum number of shares of our Common Stock authorized for issuance under the New 2020 Equity Plan is 1,180,000 shares. Shares withheld to satisfy tax withholding obligations on awards or to pay the exercise price of awards and any shares not issued or delivered as a result of a “net exercise” of a stock option will not become available for issuance as future award grants under the New 2020 Equity Plans.

○

Run Rate. When determining the number of shares authorized for issuance under the New 2020 Equity Plan, our Board and Compensation Committee carefully considered the potential dilution to our current stockholders as measured by our “run rate,” “overhang” and projected future share usage.

○

Our modest three-year average run rate of 2.46% demonstrates our sound approach to the grant of equity incentive compensation and our commitment to aligning our equity compensation program with the interests of our stockholders. Generally, our run rate has tracked at just over 1%, and for 2020 we are on track for a similar run rate. The Fiscal 2019 run rate was higher due to the issuance of “bridge grants” which are described above under our “Compensation Discussion & Analysis.” Additionally, our run rate includes shares delivered in respect of our annual MIP bonus program.

Run Rate
Fiscal Year	Stock Options Granted	Full- Value Awards Granted (RSUs)	Performance Units Awarded(*)	Total Awards Granted	Weighted Average Common Shares Outstanding	Run Rate(**)
2019	-	604,684	927,346	1,532,030	50,666,446	3.02%
2018	-	208,741	236,816	445,557	36,947,122	1.21%
2017	318,190	295,751	400,792	1,014,733	32,249,716	3.15%
Three-Year Average Run Rate						2.46%

*Includes performance stock units at target.

**Run rate is calculated by dividing the number of awards granted by our weighted average common shares outstanding.

○	For Fiscal 2020, based on grants made under the Prior Plans to date and current projections for the remainder of the year, we project that our run rate will be 1.36%.

○

Overhang. We are committed to limiting shareholder dilution from our equity compensation programs. If the New 2020 Equity Plan is approved by our shareholders, our overhang would be 8.23% as set forth below. We calculate “overhang” as the total of (a) shares underlying outstanding awards at target plus shares available for issuance for future awards, divided by (b) the total number of shares outstanding, including shares underlying outstanding awards and shares available for issuance under future awards.

	Stock Options
As of	Number Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Term (years)	Total Full- Value Awards Outstanding	Shares Available	Total Shares Within Plans	Common Shares Outstanding	Diluted Common Shares Outstanding	Total Equity Dilution
June 3, 2020	234,411	$73.51	4.03	1,286,678	1,079,274	2,600,363	43,056,296	45,656,659	5.7%
Additional Shares Requested					1,180,000	1,180,000
June 3, 2020 (incl. additional shares requested)	234,411	$73.51	4.03	1,286,678	2,259,274	3,780,363	43,056,296	46,836,659	8.1%

○

Notably, the modest historical dilution to our shareholders as a result of our equity compensation program (as measured by our burn rate and overhang) has been entirely offset for Fiscal 2017 through Fiscal 2019 due to our open market share repurchase programs and exercise price settlement repurchases. In Fiscal 2019, we repurchased 5,067,435 shares or in excess of $250 million in connection with our open market repurchases and tax and exercise price settlement repurchases.

○	Based on a reasonable expectation of future equity usage, we believe the number of shares being requested for authorization under the New 2020 Equity Plan will last for one to three years.

Summary of the New 2020 Equity Plan

The following summary of the material features of the New 2020 Equity Plan is qualified in its entirety by reference to the complete text of the New 2020 Equity Plan.

Effective Date. The New 2020 Equity Plan will expire on July 28, 2030, provided that the New 2020 Equity Plan is approved by stockholders.

Administration. Our Compensation Committee will administer the New 2020 Equity Plan. The Compensation Committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the New 2020 Equity Plan and to adopt, alter and repeal rules, guidelines and practices relating to the New 2020 Equity Plan. The Compensation Committee will have full discretion to administer and interpret the New 2020 Equity Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable, or to comply with any applicable law and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Any employees, directors, officers or consultants of the Company or its affiliates will be eligible for awards under the New 2020 Equity Plan. The Compensation Committee has the sole and complete authority to determine who will be granted an award under the New 2020 Equity Plan. Additional employees of certain designated foreign subsidiaries of the Company are also eligible under separate “Sub Plans.”

Number of Shares Authorized. The New 2020 Equity Plan provides for an aggregate of 1,180,000 shares of our Common Stock (the “Share Reserve”); provided, that, the Share Reserve will be increased by the number of shares of Common Stock outstanding under any of the Prior Plans as of the effective date of the New 2020 Equity Plan that are thereafter forfeited, cancelled, expires, terminates, otherwise lapses or is settled in cash, in whole or in part, without the delivery of shares of Common Stock, unless such shares of Common Stock outstanding under any of the Prior Plans as of the effective date of the New 2020 Equity Plan that are forfeited, cancelled, expired, terminated, otherwise lapsed or settled in cash, in whole or in part, without the delivery of shares of Common Stock have been rolled into one of the Prior Plans. No more than 1,000,000 shares of our Common Stock may be issued with respect to incentive stock options under the New 2020 Equity Plan. Shares of our Common Stock subject to awards are generally unavailable for future grant; provided, in no event shall shares increase the number of shares of our Common Stock that may be delivered pursuant to incentive stock options granted under the New 2020 Equity Plan.

No non-employee director may be granted awards having an aggregate maximum value at the date of grant, together with any cash fees payable to such non-employee director, in excess of $1,000,000 with respect to the non-executive chairperson of the Board and $750,000 with respect to any other non-employee director. Shares of our Common Stock subject to awards are generally unavailable for future grant unless such awards are subsequently terminated, canceled or forfeited without the participant having benefited therefrom; provided that, in no event shall shares used in payment of the exercise price or strike price of an award or any taxes required to be withheld in respect of an award increase the number of shares of our Common Stock that may be delivered pursuant to incentive stock options granted under the New 2020 Equity Plan. If there is any change in our corporate capitalization (as discussed below), the Compensation Committee, in its sole discretion, may make substitutions or adjustments to (i) the number of shares reserved for issuance under the New 2020 Equity Plan, (ii) the number of shares covered by awards then outstanding under the New 2020 Equity Plan, (iii) the limitations on awards under the New 2020 Equity Plan, (iv) the exercise price or strike price of outstanding options or SARs, respectively, and (v) such other equitable substitution or adjustments as it may determine appropriate.

Change in Capitalization. If there is a change in the Company’s corporate capitalization in the event of (a) a dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, shares of our Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, consolidation, repurchase or exchange of shares of our Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of our Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control (as defined in the New 2020 Equity Plan)) that affects the shares of our Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company or any of its affiliates, or the financial statements of such entities, or changes in applicable rules, rulings or regulations or other requirements of any governmental body or securities exchange, accounting principles or laws, such that the Compensation Committee determines that an adjustment is necessary or appropriate, then the Compensation Committee can make adjustments in a manner that it deems equitable.

Awards Available for Grant. The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, SARs, restricted stock, RSUs and other stock based awards, or any combination of the foregoing. Awards may be granted under the New 2020 Equity Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company (whether directly or indirectly) or with which the Company combines (“Substitute Awards”). All types of awards shall be subject to the terms and conditions established by the Compensation Committee and specified in an award agreement.

Stock Options. The Compensation Committee is authorized to grant options to purchase shares of our Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code. All options granted under the New 2020 Equity Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option” and such option has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Internal Revenue Code.

Under the terms of the New 2020 Equity Plan, the exercise price of the options will not be less than the fair market value of our Common Stock at the time of grant (except with respect to Substitute Awards, as provided for in the New 2020 Equity Plan). Options granted under the New 2020 Equity Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the New 2020 Equity Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder); provided that, if the term of a non-qualified option would expire at a time when trading in the shares of our Common Stock is prohibited by the Company’s insider trading policy, the option’s term shall be automatically extended until the 30th day following the expiration of such prohibition. Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent, and/or shares of our Common Stock valued at the fair market value at the time the option is exercised (provided that such shares are not subject to any pledge or other security interest or are Mature Shares (as defined under the New 2020 Equity Plan)), or by such other method as the Compensation Committee may permit in its sole discretion, including: (i) in other property having a fair market value on the date of exercise equal to the exercise price, (ii) if there is a public market for the shares of our Common Stock at such time, by means of a broker-assisted “cashless exercise,” or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. Any fractional shares of our Common Stock will be settled in cash.

SARs. The Compensation Committee is authorized to award SARs under the New 2020 Equity Plan. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares, or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the New 2020 Equity Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of our Common Stock for each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant.

Restricted Stock. The Compensation Committee is authorized to award restricted stock under the New 2020 Equity Plan. Restricted stock constitutes an immediate transfer of the ownership of Common Shares to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Compensation Committee for a period of time determined by the Compensation Committee.

RSUs. The Compensation Committee is authorized to award RSUs. Awards of RSUs shall be subject to the terms and conditions established by the Compensation Committee and specified in an award agreement. Unless the Compensation Committee determines otherwise as specified in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the RSUs are to be earned, then any unvested RSUs will be forfeited. Unless the Compensation Committee determines otherwise as specified in an award agreement, upon the expiration of the period of time over which the RSUs are to be earned, the participant will receive one share of our Common Stock for each outstanding RSU or, at the Compensation Committee’s election, an amount in cash equal to the fair market value of the aggregate number of shares of our Common Stock as of the expiration date of the period over which the units are to be earned or at a later date selected by the Compensation Committee, less an amount equal to any withholding taxes. To the extent provided in an award agreement, the holder of outstanding RSUs shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of our Common Stock) either in cash or, at the sole discretion of the Compensation Committee, in shares of our Common Stock having a fair market value equal to the amount of such dividends (and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying RSUs are settled following the release of restrictions on such RSUs and, if such RSUs are forfeited, the participant will have no right to such dividend equivalent payments.

Other Stock-Based Awards. The Compensation Committee is authorized to grant rights to receive grants of awards at a future date or other awards denominated in shares of our Common Stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

Performance Compensation Awards. The Compensation Committee may grant any award under the New 2020 Equity Plan that is subject to the achievement of performance objectives selected by the Compensation Committee in its sole discretion, including without limitation, any one or more of (or any combination of) the following performance criteria for the Company (and/or one or more of its affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing):

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or net revenue growth;

•	gross revenue or gross revenue growth, gross profit or gross profit growth;

•	net operating profit (before or after taxes);

•	return measures (including, but not limited to, return on investment, assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales);

•	cash flow measures (including, but not limited to, operating cash flow, Free Cash Flow and cash flow return on capital), which may but are not required to be measured on a per-share basis;

•	earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA);

•

gross or net operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return; expense targets or cost reduction goals, general and administrative expense savings; and operating efficiency);

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added or other “value creation” metrics;

•	inventory control;

•	enterprise value;

•	sales;

•	stockholder return;

•	client retention;

•	competitive market metrics;

•	employee retention;

•	timely completion of new product rollouts;

•	timely launch of new facilities;

•

objective measures of personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional project budgets);

•	system-wide revenues;

•	royalty income;

•	cost of capital, debt leverage year-end cash position or book value;

•	strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations;

•	environmental, sustainability or social governance targets; or

•	any combination of the foregoing.

Any of the performance criteria can be stated as a percentage of another performance criteria or used on an absolute, relative or adjusted basis to measure the performance of the Company and/or its affiliates or any divisions, operations or business units, divisions, product lines, asset classes, brands, or administrative departments or any combination thereof, as the Compensation Committee deems appropriate. Performance criteria may be compared to the performance of a group of comparator companies or a published or special index that the Compensation Committee deems appropriate or stock market indices. The performance criteria may also be subject to a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be made, and a maximum level of performance above which no additional payment will be made. The Compensation Committee has the authority to make equitable adjustments to the performance criteria, as may be determined by the Compensation Committee at any time, in its sole discretion.

The Compensation Committee may also specify adjustments or modifications to be made to the calculation of the performance criteria for such performance period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific, unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; (ix) discontinued operations and nonrecurring charges; and (x) a change in the Company’s fiscal year.

Unless otherwise provided in the applicable award agreement, a participant shall be eligible to receive payment in respect of an award subject to performance criteria only to the extent that (i) the performance criteria for such period are achieved; and (ii) all or some of the portion of such participant’s award has been earned for the performance period based on the application of the of the relevant performance formula to the achieved performance goals.

Minimum Vesting Condition. Awards granted under the New 2020 Equity Plan will vest over a minimum period of not less than one year following the date of grant. However, the Compensation Committee may accelerate the vesting of awards or otherwise lapse or waive these minimum vesting requirements in the event of a participant’s death or disability or a Change in Control. In addition, the Compensation Committee may grant up to 5% of the shares authorized under the New 2020 Equity Plan that are not subject to the minimum vesting condition. For the avoidance of doubt, any shares of Common Stock granted in connection with the Company’s Management Incentive Plan and Sales Incentive Program, and any successors to the Management Incentive Plan and Sales Incentive Program, shall have been deemed to satisfy the Minimum Vesting Condition.

Double-Trigger Vesting Upon Change in Control. In the event of a Change in Control:

•

with respect to awards that are not subject to the achievement of Performance Conditions (as defined in the New 2020 Equity Plan), including awards that are subject to the achievement of Performance Conditions that are replaced by Qualifying Replacement Awards (as defined in the New 2020 Equity Plan) and cease to be subject to the achievement of Performance Conditions:

a)

if a Qualifying Replacement Award is provided to the applicable participant to replace such award then, in the event that the Participant incurs a Qualifying Termination (as defined in the New 2020 Equity Plan) within the 24-month period immediately following such Change in Control, then, any such Qualifying Replacement Award that relates to (x) stock options or SARs outstanding as of immediately prior to the Participant’s Qualifying Termination shall become fully vested and exercisable as of the date of such Qualifying Termination and remain exercisable until the earlier of (A) the second anniversary of the Qualifying Termination and (B) the end of the applicable Option Period or SAR Period (each as defined in the New 2020 Equity Plan), and (y) restricted stock or RSUs outstanding as of immediately prior to the Participant’s Qualifying Termination shall be fully vested as of the date of such Qualifying Termination, and any such Qualifying Replacement Award that relates to RSUs shall be settled immediately upon such Qualifying Termination (as determined in the manner provided for in the terms thereof, but subject to the New 2020 Equity Plan);

b)

if a Qualifying Replacement Award is not provided to the applicable Participant to replace the applicable award, any such award that is a stock option or SAR then outstanding shall vest and be fully exercisable as of the date of the Change in Control, any such award of restricted stock or RSUs then outstanding shall be fully vested as of the date of the Change in Control, and any such award of RSUs then outstanding shall (subject to the New 2020 Equity Plan) be settled immediately (as determined in the manner provided for in the terms thereof, but subject to the New 2020 Equity Plan);

•	with respect to awards that are subject to the achievement of Performance Conditions:

a)

if a Qualifying Replacement Award is not provided to the applicable Participant to replace the applicable award, then such award shall, immediately prior to, and subject to the consummation of, such Change in Control, vest (subject to the New 2020 Equity Plan) and be settled immediately (as determined in the manner provided for in the terms thereof, but subject to the New 2020

Equity Plan) based on the greater of (x) actual performance through the date of the Change in Control or (y) target performance; in each case, subject to the terms of the award or the New 2020 Equity Plan.

Notwithstanding the foregoing, with respect to any award that provides for the deferral of compensation and is subject to Section 409A of the Internal Revenue Code, (i) if a Change in Control constitutes a payment event with respect to such award, the applicable transaction or event with respect to such award must, for purposes of such payment event, also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A, and (ii) the settlement provisions of this section of the New 2020 Equity Plan shall not apply to such award and the settlement of such award shall be governed by the terms of the applicable award, it being understood that this section of the New 2020 Equity Plan shall not limit application of the vesting provisions of this section of the New 2020 Equity Plan to any such award.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution.

Amendments and Termination. The New 2020 Equity Plan has a term of ten years. The Board may amend, suspend, or terminate the New 2020 Equity Plan at any time; provided that, stockholder approval to amend the New 2020 Equity Plan may be necessary if such approval is necessary to comply with any tax or regulatory requirement applicable to the New 2020 Equity Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of our Common Stock may be listed or quoted or for changes in GAAP to new accounting standards); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not be effective without the consent of the affected participant, holder or beneficiary.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that, any such waiver, amendment, alteration, suspension, discontinuance, cancellation, or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any option theretofore granted shall not to that extent be effective without the consent of the affected participant, holder, or beneficiary; and provided further that, without stockholder approval, (a) no amendment or modification may reduce the exercise price of any option or the strike price of any SAR; (b) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price), cancel any SAR and replace it with a new SAR (with a lower strike price), and no option or SAR may be exchanged for cash or another award in a manner which would either (i) be reportable on the Company’s proxy statement as options which have been “repriced” (as such term in used in regulations promulgated under the Exchange Act), or (ii) result in any “repricing” for financial statement reporting purposes (or otherwise cause the award to fail to qualify for equity accounting treatment) and (c) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted. However, stockholder approval is not required with respect to clauses (a), (b) and (c) above for any action specifically permitted by Section 11 (Changes in Capital Structure and Similar Events) of the New 2020 Equity Plan. In addition, none of the requirements described in the preceding clauses (a), (b) and (c) can be amended without stockholder approval.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the New 2020 Equity Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Internal Revenue

Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options. The Internal Revenue Code requires that, for treatment of an option as an incentive stock option, shares of our Common Stock acquired through the exercise of an incentive stock option cannot be disposed of before the later of (a) two years from the date of grant of the option, or (b) one year from the date of exercise of the option. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, the Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by the Company for federal income tax purposes, subject to the possible limitations on deductibility under Section 280G of the Internal Revenue Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes. No income will be realized by a participant upon grant of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Section 280G of the Internal Revenue Code for compensation paid to certain executives designated in those Sections.

SARs. No income will be recognized by a participant upon grant of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. The Company will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Section 280G of the Internal Revenue Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Internal Revenue Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act. The Company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Section 280G of the Internal Revenue Code for compensation paid to certain executives designated in those Sections.

RSUs. A participant will not be subject to tax upon the grant of an RSU award. Rather, upon the delivery of shares or cash pursuant to an RSU award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. The Company will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Section 280G of the Internal Revenue Code for compensation paid to certain executives designated in those Sections.

Section 409A of the Code. Section 409A of the Internal Revenue Code generally affects amounts deferred by a participant. Section 409A provides that “deferred compensation” must comply with Section 409A of the Internal Revenue Code and if it does not, the compensation is subject to a 20% additional excise tax plus, in certain cases, an interest charge.

Importance of Consulting a Tax Advisor. The foregoing discussion is a summary only and does not purport to be complete. In addition, the information is based upon existing U.S. tax laws and regulations and, therefore, is subject to change when those laws or rules change. Moreover, because the tax consequences to any participant may depend on his or her particular situation, each participant should consult his or her tax advisor as to the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of shares acquired as a result of any award.

Interests of Certain Persons in the Action Taken

Each of our directors and executive officers is a potential recipient of awards under the New 2020 Equity Plan. While as of the date this Proxy Statement is first sent to stockholders the Board and the Compensation Committee have not committed to grant any awards to any director or executive officer not otherwise disclosed herein, we expect that the Board and Compensation Committee will grant awards to such participants in accordance with the New 2020 Equity Plan and our current compensation policies.

Equity Compensation Plan Information

The following table sets forth certain equity compensation plan information as of September 30, 2019.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Spectrum Brands Holdings, Inc. Amended & Restated 2011 Omnibus Equity Award Plan	1,369,183	—	379,755
Spectrum Brands Holdings Inc. 2011 Omnibus Equity Award Plan	269,460	73.51	1,296,993
Total	1,638,643	73.51	1,676,748

(1)

The number of securities to be issued upon exercise of outstanding options, warrants and rights shown above, as of September 30, 2019, includes 1,404,232 restricted stock equivalents which have been granted under the terms of the Spectrum Brands Holdings, Inc. Amended & Restated 2011 Omnibus Equity Award Plan and the Spectrum Brands Holdings Inc. 2011 Omnibus Equity Award Plan and 234,411 stock option awards which have been granted under the terms of the Spectrum Brands Holdings Inc. 2011 Omnibus Equity Award Plan.

(2)	The weighted average exercise price does not take into account securities which will be issued upon conversion of outstanding restricted stock equivalents.

New Plan Benefits

It is not possible to determine the benefits or amounts that will be received by or allocated to participants under the New 2020 Equity Plan because awards under the New 2020 Equity Plan will be made at the discretion of the Compensation Committee.

Our executive officers have a financial interest in this proposal because the Compensation Committee may select one or more of our executive officers as eligible to receive grants under the New 2020 Equity Plan.

Vote Required

Under relevant NYSE Rules relating to approval of equity compensation plans, the affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to approve the New 2020 Equity Plan, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. Applicable Treasury Regulations require the affirmative vote of a majority of the votes cast on the issue at the Annual Meeting to approve the performance based provisions of the New 2020 Equity Plan.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE NEW 2020 EQUITY PLAN.

OTHER BUSINESS

As of the date hereof, the Board knows of no other matters to be brought before the meeting. The persons named on the proxy are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting.

POSSIBLE CHANGE IN ANNUAL MEETING

We are monitoring the emerging public health impact of the coronavirus (COVID-19). The health and well-being of our employees, stockholders, directors, officers and other stakeholders are paramount. If public health developments warrant, we may change the date or location of the annual meeting, including the possibility that we may hold the annual meeting through a “virtual” or online method. Any such change will be announced as promptly as practicable, through a press release and a filing with the Securities and Exchange Commission, as well as any other notification required by state law.

COMMUNICATIONS WITH OUR BOARD

We believe that communications between the Board, our stockholders and other interested parties are an important part of our corporate governance. Stockholders and other interested parties may communicate with our Board, our Audit Committee, our Compensation Committee, our NCG Committee, any individual director, or all non-management directors as a group, by mailing such communications to the following address: c/o Ehsan Zargar, Executive Vice President, General Counsel, and Corporate Secretary at Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562.

If the letter is from a stockholder, the letter should state that the sender is a stockholder. Under a process approved by our Board and defined in the Corporate Governance Guidelines, depending on the subject matter, management will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the matter directly (as where information about the Company or its stock is requested); or

•	not forward the letter if it is primarily commercial in nature or relates to an improper or irrelevant topic.

A summary of all relevant communications that are received after the last meeting of the full Board, or of non-management directors, and which are not forwarded will be presented at each Board meeting along with any specific communication requested by a director.

Stockholders and other interested parties who have concerns or complaints relating to accounting, internal accounting controls or other matters may contact the Audit Committee by writing to the following address:

Spectrum Brands Holdings, Inc.

Attention: Audit Committee Chair

3001 Deming Way

Middleton, WI 53562

All communications will be handled in a confidential manner, to the extent practicable and permitted by law. Communications may be made on an anonymous basis; however, in these cases the reporting individual must provide sufficient details for the matter to be reviewed and resolved. The Company will not tolerate any retaliation against an employee who makes a good faith report.

FORWARD-LOOKING STATEMENTS

We have made or implied certain forward-looking statements in this Proxy Statement. All statements, other than statements of historical facts included in this Proxy Statement, including, without limitation, statements regarding our business strategy, future operations, financial condition, estimated revenues, projected costs, projected synergies, prospects, plans and objectives of management, information concerning expected actions of third parties, retention and future compensation of key personnel, our ability to meet environmental, social, and governance goals and statements regarding the expected impact of the COVID-19 pandemic are forward-looking statements. When used in this Proxy Statement, the words future, anticipate, intend, plan, envision, estimate, believe, belief, expect, project, forecast, outlook, goal, target, could, would, will, can, should, may and similar expressions are also intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Since these forward-looking statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation:

•

the impact of the COVID-19 pandemic on our customers, employees, manufacturing facilities, suppliers, capital markets and our financial condition, and results of operations, all of which tend to aggravate the other risks and uncertainties we face;

•	the impact of our indebtedness on our business, financial condition, and results of operations;

•	the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies;

•	any failure to comply with financial covenants and other provisions and restrictions of our debt instruments;

•

the effects of general economic conditions, including the impact of, and changes to tariffs and trade policies, inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or monetary or fiscal policies in the countries where we do business;

•	the impact of fluctuations in commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit;

•	interest rate and exchange rate fluctuations;

•	the loss of, significant reduction in, or dependence upon, sales to any significant retail customer(s);

•	competitive promotional activity or spending by competitors, or price reductions by competitors;

•	the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands;

•	the impact of actions taken by significant stockholders;

•	changes in consumer spending preferences and demand for our products, particularly in light of the COVID-19 pandemic and economic stress;

•	our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties;

•

our ability to successfully identify, implement, achieve and sustain productivity improvements (including our Global Productivity Improvement Plan), cost efficiencies (including at our manufacturing and distribution operations), and cost savings;

•	the seasonal nature of sales of certain of our products;

•	the effects of climate change and unusual weather activity as well as further natural disasters and pandemics;

•	the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations);

•

our discretion to conduct, suspend or discontinue our share repurchase program (including our discretion to conduct purchases, if any, in a variety of manners including open-market purchases or privately negotiated transactions)

•

public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties;

•	the impact of existing, pending or threatened litigation, government regulations or other requirements or operating standards applicable to our business;

•	the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data;

•	changes in accounting policies applicable to our business;

•	our ability to utilize net operating loss carry-forwards to offset tax liabilities from future taxable income;

•	the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities;

•	our ability to successfully implement further acquisitions or dispositions and the impact of any such transactions on our financial performance;

•	the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles;

•	the impact of economic, social and political conditions or civil unrest in the U.S. and other countries;

•	the effects of political or economic conditions, terrorist attacks, acts of war, natural disasters, public health concerns or other unrest in international markets;

•	our ability to achieve our goals regarding environmental, social, and governance practices; and

•

the other risk factors set forth in the securities filings of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including their most recently filed Annual Report on Form 10-K and subsequent Quarterly Report(s) on Form 10-Q.

Some of the above-mentioned factors are described in further detail in the sections entitled Risk Factors in our annual and quarterly reports, as applicable. You should assume the information appearing in this Proxy Statement is accurate only as of the end of the period covered by this Proxy Statement, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since that date. Except as required by applicable law, including the securities laws of the U.S. and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements

APPENDIX A

INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

Management believes that certain non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this Proxy Statement, including the table that follows, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA).

Adjusted EBITDA is a metric used by management to evaluate performance and frequently used by the financial community which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, because interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure for determining our debt covenant compliance. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.

We provide this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While our management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our GAAP financial results and should be read in conjunction with those GAAP results. The table below has been provided to reconcile non-GAAP measurements discussed to the most relevant GAAP financial measurements.

Reconciliation of GAAP Net Income to Adjusted EBITDA (unaudited)

SPECTRUM BRANDS HOLDINGS, INC. (in millions)	Consolidated
Year Ended September 30, 2019
Net income (loss) from continuing operations	$(186.7)
Income tax benefit	(7.1)
Interest expense	222.1
Depreciation and amortization	180.8

EBITDA	209.1
Share and incentive based compensation	53.7
Restructuring and related charges	65.7
Transaction related charges	21.8
Write-off from impairment of goodwill	116.0
Write-off from impairment of intangible assets	35.4
Unrealized loss on Energizer investment	12.1
Foreign currency loss on multicurrency divestiture loans	36.2
Legal and environmental remediation reserves	10.0
GPC safety recall	0.7
Salus	1.6
Other	4.7

Adjusted EBITDA	$567.0

Annex A

Spectrum Brands Holdings, Inc. 2020 Omnibus Equity Plan

SPECTRUM BRANDS HOLDINGS, INC.

2020 Omnibus Equity Plan

1.

Purpose. The purpose of the Spectrum Brands Holdings, Inc. 2020 Omnibus Equity Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of our Common Stock (as defined below), thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

This Plan document is an omnibus document which includes, in addition to the Plan, separate sub-plans (“Sub Plans”) that permit offerings of grants to employees of certain Designated Foreign Subsidiaries (as defined below). Offerings under the Sub Plans may be made in particular locations outside the United States of America and shall comply with local laws applicable to offerings in such foreign jurisdictions. The Plan shall be a separate and independent plan from the Sub Plans, but the total number of shares of Common Stock authorized to be issued under the Plan applies in the aggregate to both the Plan and the Sub Plans.

2. Definitions. The following definitions shall be applicable throughout the Plan.

(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit and Other Stock-Based Award, including awards subject to Performance Conditions, granted under the Plan.

(c) “Beneficial Owner” has the meaning set forth in Rule 13d-3 promulgated under Section 13 of the Exchange Act.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “cause” contained therein), (A) the Participant’s commission of a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) the Participant has engaged or is about to engage in conduct harmful (whether financially, reputationally or otherwise) to the Company or any of its Affiliates, (C) the Participant’s failure to perform duties as reasonably directed by the Company (which, if curable, is not cured within ten days after notice thereof is provided to the Participant) or (D) the Participant’s gross negligence, willful misconduct or material act of disloyalty with respect to the Company or its Affiliates (which, if curable, is not cured within ten days after notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(f) “Change in Control” shall, unless in the case of a particular Award the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” mean the occurrence of any of the following:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing more than 50% of the combined voting power of the Company’s then outstanding securities, other than any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of subsection (iii) below;

(ii) the following individuals cease for any reason to constitute a majority of the members of the Board: (A) individuals who, on the Effective Date, were members of the Board (the “Incumbent Directors”), (B) individuals whose election or nomination to the Board was approved by Incumbent Directors constituting, at the time of such election or nomination, at least a majority of the Board or (C) individuals whose election or nomination to the Board was approved by individuals referred to in clauses (A) and (B) constituting, at the time of such election or nomination, at least a majority of the Board (other than, in the cases of clauses (A) and (B), directors whose initial nomination for, or assumption of office as, members of the Board occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any Person other than a solicitation for the election of one or more directors by or on behalf of the Board);

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of voting securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or any of its direct or indirect subsidiaries) representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the assets of the Company and its subsidiaries taken as a whole, to any Person, other than a sale or disposition by the Company of all or substantially all of the assets of the Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred if immediately after the occurrence of any of the events described in clauses (i) to (iv) above the record holders of the Common Stock of the Company immediately prior to such event or series of events continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such event or series of events. Terms used in the definition of a “Change in Control” shall be as defined or interpreted in a manner consistent with Section 409A of the Code.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h) “Committee” means the Compensation Committee of the Board or if no such Compensation Committee exists, the Board.

(i) “Common Stock” means the common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(j) “Company” means Spectrum Brands Holdings, Inc., a Delaware corporation, and any successor thereto.

(k) “Date of Grant” means the date on which the granting of an Award is authorized by the Committee, or such other date as may be specified in such authorization.

(l) “Designated Foreign Subsidiaries” means all Affiliates organized under the laws of any jurisdiction or country other than the United States of America that may be designated by the Board or the Committee from time to time.

(m) “Disability” means, unless in the case of a particular Award the applicable Award agreement states otherwise or otherwise prohibited by applicable law, the Company or an Affiliate having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and the Company or an Affiliate or, in the absence of such an employment, consulting or other similar agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or an Affiliate, or, in the absence of such a plan, the complete and permanent inability by reason of illness or accident to perform the essential functions, duties and/or responsibilities of the occupation at which a Participant was employed or served when such disability commenced, with or without reasonable accommodation. Any determination of whether Disability exists shall be made by the Committee in its sole discretion.

(n) “Effective Date” means July 28, 2020, provided that the Plan is approved by the stockholders at the 2020 Annual Meeting of the Company.

(o) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “independent director” under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(p) “Eligible Person” means any (i) individual employed by the Company or an Affiliate who satisfies all of the requirements of Section 6 of the Plan; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director or officer of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate who may be offered securities registrable on Form S-8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once such individual begins employment or consultancy with or providing services to the Company or its Affiliates).

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(r) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(s) “Fair Market Value” means, on a given date, unless otherwise determined by the Committee, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation service on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; (iii) if Fair Market Value cannot be determined under clause (i) or (ii) above, or if the Committee determines in its sole discretion that the shares of Common Stock are too thinly traded for Fair Market Value to be determined pursuant to clause (i) or (ii) above, the fair market value as determined in good faith by the Committee in its sole discretion; or (iv) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation service on a last sale basis, the amount determined by the Committee in good faith in its sole discretion to be the fair market value of the Common Stock.

(t) “Good Reason” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, the Participant having “good reason” to terminate the Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination.

(u) “Immediate Family Members” shall have the meaning set forth in Section 15(b) of the Plan.

(v) “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(w) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(x) “Mature Shares” means shares of Common Stock either (i) previously acquired on the open market, (ii) not acquired from the Company in the form of compensation or (iii) acquired from the Company in the form of compensation that have been owned by a Participant for at least six months.

(y) “Minimum Vesting Condition” means with respect to any Award, a condition that vesting of (or lapsing of restrictions on) such Award does not occur until at least the first anniversary of the Date of Grant.

(z) “Negative Discretion” shall mean the reasonable discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of Awards subject to the achievement of Performance Conditions.

(aa) “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(bb) “NYSE” means the New York Stock Exchange.

(cc) “Option” means an Award granted under Section 7 of the Plan.

(dd) “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(ee) “Other Stock-Based Award” means an Award granted under Section 10 of the Plan.

(ff) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(gg) “Performance Conditions” means specific levels of performance of the Company (and/or one or more Affiliates, divisions or operational and/or business units, product lines, brands, business segments, administrative departments, units, or any combination of the foregoing), which may be determined in accordance with GAAP or on a non-GAAP basis, including without limitation, any of the following measures: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or net revenue growth; (iv) gross revenue or gross revenue growth, gross profit or gross profit growth; (v) net operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on investment, assets, net assets, capital, gross revenue or gross revenue growth, invested capital, equity or sales); (vii) cash flow measures (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), which may but are not required to be measured on a per-share basis; (viii) earnings before or after taxes, interest, depreciation, and amortization (including EBIT and EBITDA); (ix) gross or net operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets or cost reduction goals, general and administrative expense savings; (xiii) operating efficiency; (xiv) customer satisfaction; (xv) working capital targets; (xvi) measures of economic value added or other “value creation” metrics; (xvii) enterprise value; (xviii) stockholder return; (xix) client or customer retention; (xx) competitive market metrics; (xxi) employee retention; (xxii) personal targets, goals or completion of projects (including but not limited to succession and hiring projects, completion of specific acquisitions, reorganizations or other corporate transactions or capital-raising transactions, expansions of specific business operations and meeting divisional or project budgets); (xxiii) system-wide revenues; (xxiv) cost of capital, debt leverage year-end cash position or book value; (xxv) strategic objectives, development of new product lines and related revenue, sales and margin targets, or international operations; (xxvi) environmental, sustainability or social governance targets; or (xxvii) any combination of the foregoing. Any one or more of the aforementioned performance criteria may be stated as a percentage of another performance criteria, or used on an absolute or relative basis to measure the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, divisions, product lines, brands, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above performance criteria may be compared to the performance of a group of comparator companies, or a published or special index that the Committee deems appropriate, or as compared to various stock market indices. The

Performance Conditions may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). The Committee shall have the authority to make equitable adjustments to the Performance Conditions as may be determined by the Committee at any time, in its sole discretion.

(hh) “Permitted Transferee” shall have the meaning set forth in Section 15(b) of the Plan.

(ii) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company.

(jj) “Plan” means this Spectrum Brands Holdings, Inc. 2020 Omnibus Equity Award Plan.

(kk) “Prior Plans” shall mean, as amended from time to time, each of the Spectrum Brands Holdings, Inc. 2007 Omnibus Equity Award Plan, the Spectrum Brands Inc. 2009 Incentive Plan, the Spectrum Brands Holdings, Inc. Amended & Restated 2011 Omnibus Equity Award Plan (formerly known as the Spectrum Brands, Legacy, Inc. Plan), and the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan (formerly known as the HRG Group Inc. 2011 Omnibus Equity Award Plan).

(ll) “Qualifying Replacement Award” means an Award that (i) is of the same type as the Award it is replacing (the “Replaced Award”), (ii) has an intrinsic value that is no less than the intrinsic value of such Replaced Award as of the date of the applicable Change in Control, (iii) if such Replaced Award was an equity-based award, relates to publicly traded equity securities of the Company or of the ultimate parent entity, as applicable, following such Change in Control, (iv) contains terms relating to vesting (including with respect to a termination of the Participant’s employment by the Company (or a successor corporation or its parent)) without Cause or by the Participant for Good Reason (a “Qualifying Termination”) that are no less favorable to the applicable Participant than those of such Replaced Award, and (v) has other terms and conditions that are no less favorable to the applicable Participant than the terms and conditions of such Replaced Award as of the date of such Change in Control. Without limiting the generality of the foregoing, a Qualifying Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this paragraph are satisfied shall be made by the Committee, as constituted immediately before the applicable Change in Control, in its sole discretion.

(mm) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(nn) “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed by or provide continuous services to the Company or an Affiliate for a specified period of time), granted under Section 9 of the Plan.

(oo) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed by or provide continuous services to the Company or an Affiliate for a specified period of time), granted under Section 9 of the Plan.

(pp) “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(qq) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(rr) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(ss) “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(tt) “Sub Plans” has the meaning given such term in Section 1 of the Plan.

(uu) “Substitute Awards” has the meaning given such term in Section 5(e) of the Plan.

3. Effective Date; Duration. The Plan, as amended and restated, shall be effective as of the Effective Date. The expiration date of the Plan on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act.

(d) Unless otherwise expressly provided in the Plan, including as set forth in Section 4(c), all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the

Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e) No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or By-laws (each, as amended). The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or By-laws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Grant of Awards; Shares Subject to the Plan; Limitations.

(a) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards to one or more Eligible Persons. All Awards granted under the Plan shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee and as set forth in an Award agreement, including, if applicable, the attainment of Performance Conditions, subject to the Minimum Vesting Conditions as described in Section 13 of the Plan.

(b) Subject to Section 11 of the Plan and subsection (e) below, the limitations set forth below shall apply to the grant of Awards:

(i) The maximum number of shares of Common Stock available for issuance under the Plan shall not exceed in the aggregate 1,180,000 shares of Common Stock (the “Share Reserve”); provided, that, the Share Reserve will be increased by the number of shares of Common Stock outstanding under any of the Prior Plans as of the Effective Date that are thereafter forfeited, cancelled, expires, terminates, otherwise lapses or is settled in cash, in whole or in part, without the delivery of shares of Common Stock, unless such shares of Common Stock outstanding under any of the Prior Plans as of the Effective Date that are forfeited, cancelled, expired, terminated, otherwise lapsed or settled in cash, in whole or in part, without the delivery of shares of Common Stock have been rolled into one of the Prior Plans;

(ii) No more than 1,000,000 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; and

(iii) In no event will any non-employee director in any calendar year be granted awards under the Plan having an aggregate maximum value at the Date of Grant (calculating the value of any such awards based on the grant date fair value for financial reporting purposes), taken together with any cash fees payable to such non-employee director for such calendar year, in excess of (A) with respect to the non-executive chairperson of the Board, $1,000,000 and (B) with respect to any other non-employee director, $750,000.

(c) Shares of Common Stock shall not be deemed to have been used in settlement of Awards unless and until they are actually issued and delivered to a Participant.

(i) If shares of Common Stock issued upon the exercise, vesting or settlement of an Award, or shares of Common Stock owned by a Participant are surrendered or tendered to the Company (either directly or by means of attestation) in payment of the Exercise Price or Strike Price of an Award, as applicable, or any taxes to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award agreement, such surrendered or tendered shares shall not become available for other Awards under the Plan. In no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan.

(ii) Other than as set forth in the preceding (c)(i), if and to the extent an Award under the Plan expires, terminates or is canceled or forfeited for any reason whatsoever without the Participant having received any benefit therefrom, the shares covered by such Award shall again become available for other Awards under the Plan; provided that a Participant shall not be deemed to have received any “benefit”, (i) in the case of forfeited awards of Restricted Stock, by having enjoyed voting rights and dividend rights prior to the date of forfeiture or (ii) in the case of Award being canceled, by reason of a new Award being granted in substitution therefor.

(d) Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any Affiliate or an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall be counted against the aggregate number of shares of Common Stock available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or the substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall not be counted against the aggregate number of shares of Common Stock available for Awards under the Plan; provided, further, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code that were previously granted by an entity that is acquired by the Company or any Affiliate through a merger or acquisition shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for delivery under the Plan.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options.

(a) Generally. Each Option granted under the Plan shall be evidenced by an Award agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be

Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(c) Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition; provided, however, that in no event shall the Option Period exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate; provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability.

(d) Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income and employment taxes to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and are Mature Shares; (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or, subject to Committee approval (C) by means of a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise deliverable in respect of an Option that are needed to pay for the Exercise Price and all applicable withholding taxes. Any fractional shares of Common Stock shall be settled in cash.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date such Participant makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instruction from such Participant as to the sale of such Common Stock.

(f) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation service on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(a) Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability.

(d) Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional shares of Common Stock shall be settled in cash.

(f) Substitution of SARs for Nonqualified Stock Options. The Committee shall have the authority in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of shares of Common Stock underlying the substituted SARs shall be the same as the number of shares of Common Stock underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void.

9. Restricted Stock and Restricted Stock Units.

(a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement. Each Restricted Stock and Restricted Stock Unit grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b) Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 of the Plan and the applicable Award agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock (provided that if the lapsing of restrictions with respect to any grant of Restricted Stock is contingent on satisfaction of Performance Conditions (other than or in addition to the passage of time), any dividends payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within 15 days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate)). The Committee shall also be permitted to cause a stock certificate registered in the name of the Participant to be issued. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award agreement, the Restricted Period with respect to Restricted Stock and Restricted Stock Units shall lapse in such manner and on such date or dates determined by the Committee, and the unvested portion of Restricted Stock and the unvested portion of Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award. The Committee may in its sole discretion accelerate the lapse of any or all of the restrictions on the Restricted Stock and Restricted Stock Units which acceleration shall not affect any other terms and conditions of such Awards.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or the Participant’s beneficiary, without charge a notice evidencing a book entry notation (or, if applicable, the stock certificate) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock, upon the release of restrictions on such share, shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or the Participant’s beneficiary, without charge, one share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (ii) defer the delivery of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any Federal, state, local and non-U.S. income and employment taxes to be withheld. To the extent provided in an Award agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the release of restrictions on such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments.

(e) Legends on Restricted Stock. Each certificate or electronic book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or notation substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE SPECTRUM BRANDS HOLDINGS, INC. 2020 OMNIBUS EQUITY PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF , BETWEEN SPECTRUM BRANDS HOLDINGS, INC. AND A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF SPECTRUM BRANDS HOLDINGS, INC.

10. Other Stock-Based Awards. The Committee may issue rights to receive grants of Awards at a future date, or other Awards denominated in Common Stock (including, without limitation, performance shares or performance units), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan, including the Minimum Vesting Condition described in Section 13, as may be reflected in the applicable Award agreement.

11. Changes in Capital Structure and Similar Events. In the event that the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, splitup, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, issuance of shares of Common Stock pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the shares of Common Stock, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to compliance with Section 409A of the Code and other applicable law, adjust equitably so as to ensure no undue enrichment or harm, (including, without limitation, by payment of cash) any or all of:

(i) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of Awards, including the aggregate limit specified in Section 5(b);

(ii) the number and type of shares of Common Stock (or other securities) subject to outstanding Awards; and

(iii) the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

provided, however, that the number of shares of Common Stock subject to any Award denominated in shares shall always be a whole number.

12. Effect of Change in Control.

(a) In the event of a Change in Control:

(i) with respect to Awards that are not subject to the achievement of Performance Conditions, including Awards that are subject to the achievement of Performance Conditions that are replaced by Qualifying Replacement Awards and cease to be subject to the achievement of Performance Conditions, if a Qualifying Replacement Award is provided to the applicable Participant to replace such Award then, in the event that the Participant incurs a Qualifying Termination within the 24-month period immediately following the Change in Control, then, any such Qualifying Replacement Award that relates to (x) Options or SARs outstanding as of immediately prior to the Participant’s shall become fully vested and exercisable as of the date of such Qualifying Termination and remain exercisable until the earlier of (A) the second anniversary of the Qualifying Termination and (B) the end of the applicable Option Period or SAR Period, and (y) Restricted Stock or Restricted Stock Units outstanding as of immediately prior to the Participant’s Qualifying Termination shall be fully vested as of the date of such Qualifying Termination, and any such Qualifying Replacement Award that relates to Restricted Stock Units shall (subject to Section 12(b)) be settled immediately upon such Qualifying Termination (as determined in the manner provided for in the terms thereof, but subject to Section 11);

(ii) with respect to Awards that are not subject to the achievement of Performance Conditions, if a Qualifying Replacement Award is not provided to the applicable Participant to replace the applicable Award, any such Award that is an Option or SAR then outstanding shall vest and be fully exercisable as of the date of the Change in Control, any such Award of Restricted Stock or Restricted Stock Units then outstanding shall be fully vested as of the date of the Change in Control, and any such Award of Restricted Stock Units then outstanding shall (subject to Section 12(b)) be settled immediately (as determined in the manner provided for in the terms thereof, but subject to Section 11); and

(iii) if a Qualifying Replacement Award is not provided to the applicable Participant to replace the applicable Award, any Awards that are subject to the achievement of Performance Conditions shall, immediately prior to, and subject to the consummation of, such Change in Control, vest and (subject to Section 12(b)) be settled immediately (as determined in the manner provided for in the terms thereof, but subject to Section 11) based on the greater of (x) actual performance through the date of the Change in Control or (y) target performance; in each case, subject to the terms of the Award, the Plan or Section 12(b), as applicable.

(b) Notwithstanding the foregoing, with respect to any Award that provides for the deferral of compensation and is subject to Section 409A of the Code, (i) if a Change in Control constitutes a payment event with respect to such Award, the applicable transaction or event with respect to such Award must, for purposes of such payment event, also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i) (5) to the extent required by Section 409A, and (ii) the settlement provisions of this Section 12(a) shall not apply to such Award and the settlement of such Award shall be governed by the terms of the applicable Award, it being understood that this Section 18(b) shall not limit application of the vesting provisions of this Section 12 to any such Award.

13. Minimum Vesting Condition. Notwithstanding anything to the contrary herein, and subject to Section 12, Awards shall be subject to the Minimum Vesting Condition provided, however, that the Committee may, in its sole discretion, (i) accelerate the vesting of Awards or otherwise lapse or waive the Minimum Vesting Condition upon (A) the Participant’s death or Disability or (B) a Change in Control (subject to the requirements of Section 12) and (ii) grant Awards that are not subject to the Minimum Vesting Condition with respect to 5% or less of the Share Reserve (as set forth in Section 5(b), as may be adjusted pursuant to Section 5(c)). For the avoidance of doubt, any shares of Common Stock granted in connection with the Company’s Management Incentive Plan (the “MIP”) and Sales Incentive Program (the “SIP”), and any successors to the MIP and the SIP, shall have been deemed to satisfy the Minimum Vesting Condition as such grants are based on the achievement of annual corporate, business segment, and/or divisional financial goals.

14. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation service on which the shares of Common Stock may be listed or quoted or for changes in GAAP to new accounting standards, or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to the last proviso of Section 15(b) without stockholder approval.

(b) Amendment of Award Agreements; No Repricing without Stockholder Consent. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively (including after a Participant’s termination of employment or service with the Company); provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash in a manner which would either (A) be reportable on the Company’s proxy statement as Options which have been “repriced” (as such term is used in Item 402 of Regulation S-K promulgated under the Exchange Act), or (B) result in any “repricing” for financial statement reporting purposes (or otherwise cause the Award to fail to qualify for equity accounting treatment) and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation service on which the Common Stock is listed or quoted.

15. General.

(a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award, any rules applicable thereto, including without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award agreement to be signed by the Participant or a duly authorized representative of the Company.

(b) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statements promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or equityholders are the Participant and the Participant’s Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement; (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the

Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c) Dividends and Dividend Equivalents. The Committee in its sole discretion may provide a Participant as part of an Award with dividends or dividend equivalents, payable in cash, shares of Common Stock, other securities, other Awards or other property, subject to vesting conditions, on such terms and conditions as may be determined by the Committee in its sole discretion, including without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that, notwithstanding anything herein to the contrary, any dividends payable with respect to any Award or any portion of an Award may only be paid to the Participant to the extent the vesting conditions applicable to such Award or portion thereof are subsequently satisfied and the Award or portion thereof to which such dividend relates, and any dividends with respect to any Award or any portion thereof does not become vested shall be forfeited.

(d) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and are Mature Shares) owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability (but no more than the maximum individual statutory withholding liability).

(e) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as modifying any Participant’s at-will employment status (to the extent applicable), giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, or giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(f) International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or Sub Plans or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(g) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be the Participant’s spouse or legal partner (as established under applicable law) or, if the Participant is unmarried at the time of death, the Participant’s estate.

(h) Termination of Employment. Except as otherwise provided in an Award agreement or an employment, severance, consulting, letter or other agreement with a Participant, unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment or service with the Company or an Affiliate for purposes of the Plan.

(i) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to that person.

(j) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation service upon which such shares or other securities of the Company are then listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates of Common Stock or other securities of the Company or any Affiliate delivered under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate delivered under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of shares of Common Stock from the Company and/or the Participant’s sale of shares of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(k) No Section 83(b) Elections Without Consent of Company. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(l) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for such person’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or such person’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to such person’s spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(m) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(n) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(o) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(p) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(q) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of law provisions thereof.

(r) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, as determined by the Committee in its sole judgment, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(s) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(t) 409A of the Code.

(i) Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of this Plan comply with Section 409A of the Code, and all provisions of this Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each

Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with this Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as a separate payment.

(ii) Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

(iii) Unless otherwise provided by the Committee, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disabled” or “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(u) Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award agreement that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting, exercise or settlement of such Award, and must repay the gain to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. To the extent required by applicable law (including without limitation Section 304 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act), Awards shall be subject to clawback, forfeiture or similar requirements. Grants of Awards to executive officers shall also be subject to the Company’s Compensation Clawback Policy, as amended from time to time in accordance with applicable law (including without limitation the Dodd Frank Act).

(v) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men, women, and/or non-binary. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

* * *

As adopted by the Board of Directors of Spectrum Brands Holdings, Inc. on June 1, 2020

SPECTRUM BRANDS HOLDINGS, INC. 3001 DEMING WAY P.O. BOX 6292
MIDDLETON, WI 53562-0992
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D18012-P41499
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
SPECTRUM BRANDS HOLDINGS, INC.
The Board of Directors recommends you vote “FOR” the
proposals.
1. Election of the two Class II Directors:
Nominees: For Against Abstain
1a. Kenneth C. Ambrecht
1b. Hugh R. Rovit
2. Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2020.
3. To approve, on an advisory basis, the compensation of the Company’s named executive officers.
4. To approve the Spectrum Brands Holdings, Inc. 2020 Omnibus Equity Plan.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE PROXY WILL BE
VOTED FOR ELECTION OF DIRECTORS, AND FOR PROPOSALS 2, 3 and 4.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to Be Held on July 28, 2020. The Proxy Statement and Annual Report for this meeting are available at: www.spectrumbrands.com D18013-P41499 PROXY CARD SPECTRUM BRANDS HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS JULY 28, 2020 10:00 AM THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby constitutes and appoints David M. Maura, Jeremy W. Smeltser, and Ehsan Zargar, and each or any of them, as proxies, with full power of substitution and revocation, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of Spectrum Brands Holdings, Inc. (the “Company”) to be held at the principal office of the Company, 3001 Deming Way, Middleton, Wisconsin 53562 on July 28, 2020, beginning at 10:00 a.m. Eastern Time, and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $0.01 per share, of the Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as indicated on the reverse. They are also given authority to transact such other business as may properly come before the meeting and any postponement or adjournment thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement. This Proxy, when properly executed, will be voted in the manner directed on the reverse side. If no direction is made, this Proxy will be voted as the Board of Directors recommends. PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.